The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156305

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 11, 2009)

The Korea Development Bank

US$                         % Notes due 20

Our US$             aggregate principal amount of notes due 20     (the “Notes”) will bear interest at a rate of         % per annum. Interest on the Notes is payable semi-annually in arrears on February      and August      of each year, beginning on August     , 2010. The Notes will mature on                  , 20    . Not later than 60 days following a Change of Support Triggering Event (as defined herein), we will make an offer to each holder of Notes to repurchase all or any part of such holder’s Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date. See “Description of the Notes—Change of Support Offer.”

The Notes will be issued in minimum denominations of US$100,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein). As of the date of the initial sale of its equity interest in us, our mid-to-long term foreign currency debt then outstanding (including the Notes offered hereby) are expected to be guaranteed by the Government, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price		%	US$
Underwriting discount		%	US$
Proceeds to us (before deduction of expenses)%			US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February     , 2010.

We have applied to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing of the Notes. There can be no assurance that such listing will be obtained for the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made or, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about February     , 2010.

Joint Bookrunners

BofA MERRILL LYNCH	BNP PARIBAS	DAEWOO SECURITIES	HSBC	MORGAN STANLEY

Prospectus Supplement Dated February     , 2010

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated December 11, 2009. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-156305, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$             aggregate principal amount of         % notes due                 , 20    .

The Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on February      and August     , beginning on August     , 2010. Interest on the Notes will accrue from February     , 2010 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$100,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. As of the date of the initial sale of its equity interest in us, our mid-to-long term foreign currency debt then outstanding (including the Notes offered hereby) are expected to be guaranteed by the Government, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic.

We do not have any right to redeem the Notes prior to maturity.

Not later than 60 days following a Change of Support Triggering Event (as defined in “Description of Notes”), we will make an offer to each holder of Notes to repurchase all or any part of such holder’s Notes (a “Change of Support Offer”) at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date. See “Description of the Notes—Change of Support Offer.”

Listing

We have applied to list the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. We cannot give assurance that the application to the SGX-ST for the Notes will be approved. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST.

Rating

The Notes are expected to be rated “A+” by Fitch Ratings Ltd. (“Fitch”), “A” by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies Inc. (“S&P”) and “A2” by Moody’s Investors Service, Inc. (“Moody’s”). A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organization.

Form and Settlement

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for

Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February     , 2010, which will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

Daewoo Securities Co. Ltd., one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$            . We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated December 11, 2009. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Overview

As of September 30, 2009, we had (Won)80,413.2 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to applicable guidelines without adjusting for provision for loan losses and present value discounts), total assets of (Won)156,378.6 billion and total shareholders’ equity of (Won)18,847.6 billion, as compared to (Won)82,734.4 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to applicable guidelines without adjusting for provision for loan losses and present value discounts), (Won)163,849.5 billion of total assets and (Won)17,736.4 billion of total shareholders’ equity as of June 30, 2009. For the nine months ended September 30, 2009, we recorded interest income of (Won)4,076.6 billion, interest expense of (Won)3,596.0 billion and net income of (Won)907.1 billion, as compared to (Won)3,908.6 billion of interest income, (Won)3,562.8 billion of interest expense and (Won)399.8 billion of net income for the nine months ended September 30, 2008.

Capitalization

As of September 30, 2009, our authorized capital was (Won)10,000 billion and capitalization was as follows:

September 30, 2009(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,626.6
Industrial finance bonds	40,336.1
Foreign currency borrowings	4,126.5

Total long-term debt	48,089.2

Capital:
Paid-in capital	9,641.9
Capital surplus	45.8
Capital adjustments	(46.3)
Retained earnings	8,091.6
Accumulated other comprehensive income(4)	1,114.7

Total capital	18,847.6

Total capitalization	66,936.8

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2009.
(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,188.7 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2009.
(3)	As of September 30, 2009, we had contingent liabilities totaling (Won)14,125.3 billion under outstanding guarantees issued on behalf of our clients.

Selected Financial Statement Data

Recent Developments

In October 2009, the Government established KDBFG and KoFC by spinning off a portion of our assets, liabilities and shareholders’ equity as described under the heading “Overview” in the accompanying prospectus. The following balance sheet data show our assets, liabilities and shareholders’ equity before and after the spin-off, as well as assets, liabilities and shareholders’ equity transferred to KDBFG and KoFC. The following income statement data show our income and expenses for the period from January 1, 2009 to October 27, 2009 before the spin-off but do not reflect any effect on our income and expenses resulting from the spin-off. You should read the following financial statement data together with the financial statements and notes included in this prospectus supplement.

	KDB Before Spin-off	KDB Before Spin-off	KDB After Spin-off	KDBFG	KoFC
	As of September 30, 2009	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009
	(billions of won)
	(unaudited)
Balance Sheet Data
Assets
Cash and due from banks	3,649.9	1,778.3	1,200.6	72.8	504.9
Securities(1)	55,133.8	54,556.8	33,791.4	1,579.6	19,185.8
Loans receivable (net of provision for possible loan losses and present value discounts)	79,130.0	79,328.0	75,315.7	—	4,012.4
Property and equipment	626.9	625.5	547.5	0.3	77.7
Other assets	17,838.1	15,446.8	15,399.3	14.4	33.1

Total assets	156,378.6	151,735.4	126,254.4	1,667.1	23,813.9

Liabilities and Shareholders’ Equity
Deposits	14,249.4	14,073.8	14,073.8	—	—
Borrowings(2)	104,083.2	102,380.6	82,289.7	450.0	19,640.9
Other liabilities	19,198.4	16,464.8	15,224.7	67.1	1,173.0

Total liabilities	137,531.0	132,919.2	111,588.2	517.1	20,813.9

Paid-in capital	9,641.9	9,641.9	9,241.9	300.0	100.0
Capital surplus	45.8	60.7	47.1	13.6	—
Capital adjustments	(46.3)	(38.5)	(34.6)	(0.2)	(3.7)
Accumulated other comprehensive income (loss)	1,114.7	1,101.3	185.6	(14.6)	930.3
Retained Earnings	8,091.6	8,050.9	5,226.3	851.2	1,973.4

Total shareholders’ equity	18,847.6	18,816.2	14,666.2	1,150.0	3,000.0

Total liabilities and shareholders’ equity	156,378.6	151,735.4	126,254.4	1,667.1	23,813.9

(1)	Includes equity securities and debt securities. The following table shows details of equity securities that have been transferred to KDBFG and KoFC in the spin-off.

(a)	Equity securities transferred to KDBFG from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Daewoo Securities Co., Ltd.	39.1%	1,043.0
KDB Capital Corp.	99.9%	485.3
KDB Asset Management LLP	64.3%	42.4
Korea Infra Asset Management	84.2%	8.9

Total		1,579.6

(b)	Equity securities transferred to KoFC from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Korea Electric Power Corporation	29.9%	8,981.7
Korea Expressway Corporation	8.8%	1,930.2
Korea Land & Housing Corporation	15.3%	2,491.9
Korea Water Resources Corporation	9.3%	976.4
The Export-Import Bank of Korea	3.1%	200.0
Korea Tourism Organization	43.6%	165.9
Korea Asset Management Corporation	8.1%	146.3
Korea Appraisal Board	30.6%	13.9
Korea Resources Corporation	0.5%	3.2
Seoul Newspaper Co., Ltd.	0.02%	0.03
Industrial Bank of Korea	10.6%	620.2
Hyundai Engineering & Construction Co., Ltd.	11.2%	744.4
Hynix Semiconductor Inc.	5.5%	587.0
Korea Aerospace Industries, Ltd.	30.1%	171.9
SK Networks Co., Ltd.	8.2%	246.1
Daewoo International Corporation	5.3%	153.0

Total		17,432.1

(2)	Borrowings include borrowings and industrial finance bonds.

Period beginning on January 1, 2009 and ending on October 27, 2009 (Before Spin-off)
(billions of won)
(unaudited)
Income Statement Data
Total Interest Income	4,441.8
Total Interest Expenses	3,918.5
Net Interest Income	523.3
Operating Revenues	24,519.9
Operating Expenses	24,308.6
Net Income	866.4

As of October 27, 2009, our total assets after the spin-off decreased by 16.8% to (Won)126,254.4 billion from (Won)151,735.4 billion before the spin-off, primarily due to a 38.1% decrease in securities to (Won)33,791.4 billion from (Won)54,556.8 billion, which was attributable to the transfer of (Won)17,432.1 billion of equity securities and (Won)1,753.7 billion of debt securities to KoFC and (Won)1,579.6 billion of equity securities to KDBFG in connection with the spin-off.

As of October 27, 2009, our total liabilities after the spin-off decreased by 16.0% to (Won)111,588.2 billion from (Won)132,919.2 billion before the spin-off, primarily due to a 19.6% decrease in borrowings to (Won)82,289.7 billion from (Won)102,380.6 billion, which was attributable to the transfer of (Won)19,640.9 billion of borrowings (including (Won)16,795.0 billion of industrial finance bonds) to KoFC and (Won)450.0 billion of borrowings to KDBFG in connection with the spin-off.

As of October 27, 2009, our total shareholders’ equity after the spin-off decreased by 22.1% to (Won)14,666.2 billion from (Won)18,816.2 billion before the spin-off, primarily due to a decrease in retained earnings by (Won)2,824.6 billion, which was mainly attributable to the transfer of (Won)1,973.4 billion of retained earnings to KoFC and (Won)851.2 billion of retained earnings to KDBFG in connection with the spin-off.

From January 1, 2009 to October 27, 2009, we recorded net income of (Won)866.4 billion before the spin-off. Principal factors for the net income for such period includes (a) net gains on disposal of available-for-sale securities of (Won)601.7 billion, primarily due to gains from the sale of our equity interest in Doosan Heavy Industries & Construction, Hyundai Engineering & Construction and SK Networks, (b) net valuation gains on equity method investments of (Won)525.8 billion, primarily due to gain from our investment in KEPCO and (c) net interest income of (Won)523.3 billion, primarily due to income from interest on loans. The above factors were partially offset by provision for loan losses of (Won)575.5 billion during such period.

Results of Operations

The following tables present unaudited financial information for the nine months ended September 30, 2008 and 2009 and as of June 30, 2009 and September 30, 2009:

	Nine Months Ended September 30,
	2008	2009
	(unaudited)
Income Statement Data
Total Interest Income	3,908.6	4,076.6
Total Interest Expenses	3,562.8	3,596.0
Net Interest Income	345.8	480.6
Operating Revenues	27,041.9	22,780.2
Operating Expenses	26,703.9	22,562.5
Net Income	399.8	907.1

	As of June 30, 2009	As of September 30, 2009
	(unaudited)
Balance Sheet Data
Total Loans(1)	82,734.4	80,413.2
Total Borrowings(2)	122,112.6	118,332.6
Total Assets	163,849.5	156,378.6
Total Liabilities	146,113.1	137,531.0
Shareholders’ Equity	17,736.4	18,847.6

(1)	Gross amount, which includes loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to applicable guidelines without adjusting for provision for loan losses and present value discounts.
(2)	Total Borrowings include deposits, call money, borrowings and industrial finance bonds.

Nine Months Ended September 30, 2009

For the nine months ended September 30, 2009, we had net income of (Won)907.1 billion compared to net income of (Won)399.8 billion for the nine months ended September 30, 2008.

Principal factors for the increase in net income for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008 included:

•

an increase in net valuation gains on equity method investments to (Won)525.5 billion in the nine months ended September 30, 2009 from (Won)153.4 billion in the same period of 2008, primarily due to gain from our investment in KEPCO;

•

an increase in net gains on disposal of available-for-sale securities to (Won)590.7 billion in the nine months ended September 30, 2009 from (Won)259.6 billion in the same period of 2008, primarily due to gains from the sale of our equity interest in Doosan Heavy Industries & Construction, Hyundai Engineering & Construction and SK Networks;

•	an increase in net interest income to (Won)480.6 billion in the nine months ended September 30, 2009 from (Won)345.8 billion in the same period of 2008, primarily due to increased interest on loans;

•

an increase in dividend income to (Won)278.5 billion in the nine months ended September 30, 2009 from (Won)186.4 billion in the same period of 2008, primarily due to dividend income from 3rd KDB Securitization Co., Korea Land & Housing Corporation and Hyundai Engineering & Construction; and

•	an increase in commission income to (Won)280.5 billion in the nine months ended September 30, 2009 from (Won)220.4 billion in the same period of 2008, primarily from trade finance activities.

The above factors were partially offset by an increase in provision for possible loan losses to (Won)574.6 billion in the nine months ended September 30, 2009 from (Won)139.9 billion in the same period of 2008, primarily due to increased non-performing loans.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Ssangyong Motor Company, Amuty Shinchon Securitization Specialty Corporation, Daewoo Electronics, Eastern Marine S.A. (a special purpose vehicle that acquired Daewoo Logistics’ debt) and YBS. As of September 30, 2009, our credit extended to these companies totaled (Won)595.8 billion, accounting for 0.4% of our total assets as of such date.

As of September 30, 2009, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Ssangyong Motor Company increased to (Won)304.8 billion from (Won)238.2 billion as of June 30, 2009, primarily due to extension of additional loans to Ssangyong Motor Company to support its corporate restructuring. As of September 30, 2009, our exposure to Amuty Shinchon Securitization Specialty Corporation remained unchanged at (Won)149.1 billion compared to June 30, 2009. As of September 30, 2009, our exposure to Daewoo Electronics slightly increased to (Won)68.6 billion from (Won)68.1 billion as of June 30, 2009. As of September 30, 2009, our exposure to Eastern Marine S.A. decreased to (Won)37.0 billion from (Won)122.1 billion as of June 30, 2009, primarily due to the write-off of certain of our exposure to Eastern Marine S.A. As of September 30, 2009, our exposure to YBS decreased to (Won)36.3 billion from (Won)41.3 billion as of June 30, 2009, primarily due to the appreciation of the Won against the Dollar.

As of September 30, 2009, we established provisions of (Won)61.0 billion for our exposure to Ssangyong Motor Company, (Won)29.8 billion for Amuty Shinchon Securitization Specialty Corporation, (Won)13.7 billion for Daewoo Electronics, (Won)37.0 billion for Eastern Marine S.A. and (Won)7.3 billion for YBS.

For the nine months ended September 30, 2009, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

In January 2010, Kumho Tires Co., Inc. and Kumho Industrial Co., Ltd. agreed with their creditors, including us, to begin an out-of-court debt restructuring program under the Corporate Restructuring Promotion Act. The creditors plan to present a final debt work-out plan for both companies by the end of February 2010, which may include debt-to-equity swaps or extensions of additional credit. In addition, we and other creditors of Kumho Petrochemical Co., Ltd. and Asiana Airlines decided to freeze the repayment of both companies’ debt until the end of December 31, 2010. These four companies are members of Kumho Asiana Group, which is undergoing financial difficulties as a result of its heavily leveraged purchase of Daewoo Engineering & Construction Co., Ltd., or Daewoo E&C, in 2006. We, as the main creditor of Kumho Asiana Group, are currently discussing with Kumho Asiana Group and financial investors in Daewoo E&C a plan to purchase a controlling stake in Daewoo E&C through a private equity fund.

Based on our unaudited internal management accounts, as of December 31, 2009, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)863.5 billion, (Won)113.5 billion, (Won)835.7 billion and (Won)847.7 billion, respectively. Based on our unaudited internal management accounts, as of December 31, 2009, we established provisions of (Won)130.7 billion, (Won)3.2 billion, (Won)6.9 billion and (Won)6.6 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

Financial Statements and the Auditors

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of financial position (Unaudited)

As of October 27, 2009 (Before spin-off)

(Korean won in millions)	October 27, 2009 (Unaudited)
Assets
Cash and due from banks (Note 3)	(Won)	1,778,265
Securities (Notes 1, 4, 10):
Trading securities		966,154
Available-for-sale securities		37,369,671
Held-to-maturity securities		2,591,777
Equity method investments		13,629,164

		54,556,766
Loans receivable, less allowance for possible losses of (Won)1,275,498 million and less deferred loan fees of (Won)7,150 million at October 27, 2009 (Notes 1, 5, 10)		79,328,041
Property and equipment (Notes 1, 6)		625,548
Other assets:
Allowance for possible losses for other assets (Note 5)		(39,118)
Intangible assets		32,262
Guarantee deposits		111,178
Accounts receivable		4,738,259
Accrued income		611,348
Prepaid expenses		125,564
Deferred income tax assets (Notes 1, 14)		68,993
Derivative assets (Note 11)		9,153,676
Miscellaneous assets		644,604

		15,446,766

Total assets	(Won)	151,735,386

(Continued)

See accompanying notes.

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of financial position (Unaudited)

As of October 27, 2009 (Before spin-off)

(Korean won in millions)	October 27, 2009 (Unaudited)
Liabilities and equity
Liabilities:
Deposits (Note 7)	(Won)	14,073,795
Borrowing liabilities (Note 8)		102,380,553
Other liabilities:
Severance and retirement benefits, less deposits for severance and retirement of (Won)21,210 million at October 27, 2009		41,028
Allowance for possible losses on acceptances and guarantees (Notes 1, 9)		170,971
Allowance for possible losses on unused loan commitments (Notes 1, 9)		116,882
Due to trust accounts		338,398
Exchange payable		43,783
Accounts payable		4,712,555
Accrued expenses		1,003,199
Unearned revenues		52,246
Deposits for letter of guarantees		60,166
Deferred income tax liabilities (Notes 1, 14)		1,174,473
Derivative liabilities (Note 11)		8,127,066
Miscellaneous liabilities		624,059

		16,464,826

Total liabilities		132,919,174
Equity:
Paid-in capital (Notes 1, 12)		9,641,861
Capital surplus (Notes 1, 12)		60,665
Capital adjustment (Notes 1, 12)		(38,531)
Accumulated other comprehensive income (loss) (Notes 1, 4, 16)		1,101,285
Retained earnings (Notes 1, 12):
Legal reserve		7,178,115
Unappropriated retained earnings		872,817

		8,050,932

Total equity		18,816,212

Total liabilities and equity	(Won)	151,735,386

See accompanying notes.

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of financial position (Unaudited)

As of October 27, 2009 (After spin-off)

(Korean won in millions)	October 27, 2009 (Unaudited)
Assets
Cash and due from banks (Note 3)	(Won)	1,200,564
Securities (Notes 1, 4, 10):
Trading securities		966,154
Available-for-sale securities		27,517,334
Held-to-maturity securities		2,591,777
Equity method investments		2,716,097

		33,791,362
Loans receivable, less allowance for possible losses of (Won)1,241,872 million and less deferred loan fees of (Won)7,150 million at October 27, 2009 (Notes 1, 5, 10)		75,315,691
Property and equipment (Notes 1, 6)		547,498
Other assets:
Allowance for possible losses for other assets (Note 5)		(39,118)
Intangible assets		31,365
Guarantee deposits		111,178
Accounts receivable		4,724,793
Accrued income		587,111
Prepaid expenses		116,933
Deferred income tax assets (Notes 1, 14)		68,993
Derivative assets (Note 11)		9,153,676
Miscellaneous assets		644,338

		15,399,269

Total assets	(Won)	126,254,384

(Continued)

See accompanying notes.

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of financial position (Unaudited)

As of October 27, 2009 (After spin-off)

(Korean won in millions)	October 27, 2009 (Unaudited)
Liabilities and equity
Liabilities:
Deposits (Note 7)	(Won)	14,073,795
Borrowing liabilities (Note 8)		82,289,699
Other liabilities:
Severance and retirement benefits, less deposits for severance and retirement of (Won)21,210 million at October 27, 2009		41,028
Allowance for possible losses on acceptances and guarantees (Notes 1, 9)		170,908
Allowance for possible losses on unused loan commitments (Notes 1, 9)		116,176
Due to trust accounts		338,398
Exchange payable		43,783
Accounts payable		4,708,828
Accrued expenses		874,350
Unearned revenues		52,237
Deposits for letter of guarantees		60,166
Deferred income tax liabilities (Notes 1, 14)		67,678
Derivative liabilities (Note 11)		8,127,066
Miscellaneous liabilities		624,060

		15,224,678

Total liabilities		111,588,172
Equity:
Paid-in capital (Notes 1, 12)		9,241,861
Capital surplus (Notes 1, 12)		47,101
Capital adjustment (Notes 1, 12)		(34,649)
Accumulated other comprehensive income (Notes 1, 4, 16)		185,593
Retained earnings (Notes 1, 12):
Legal reserve		4,353,489
Unappropriated retained earnings		872,817

		5,226,306

Total equity		14,666,212

Total liabilities and equity	(Won)	126,254,384

See accompanying notes.

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of income (Unaudited)

For the period from January 1, 2009 to October 27, 2009

(Korean won in millions)	January 1, 2009 to October 27, 2009 (Unaudited)
Operating revenue:
Interest income:
Interest on due from banks	(Won)	96,599
Interest on investment securities		1,206,249
Interest on loans receivable		3,118,284
Others		20,649

		4,441,781
Gain on valuation and disposal of securities:
Gain on disposal of trading securities		30,749
Gain on valuation of trading securities		3,023
Gain on disposal of available-for-sale securities		663,973
Gain on disposal of equity method investments		1,171

		698,916
Gain on disposal of loans receivable		24,003
Gain on foreign currency transactions		2,389,132
Fees and commission income		300,130
Dividends income		278,505
Other operating income:
Fees and commission from trust accounts		12,586
Gain on derivative transactions (Note 11)		11,387,001
Gain on valuation of derivatives (Note 11)		4,290,152
Gain on valuation of hedged items (Note 11)		693,676
Others		3,998

		16,387,413

Total operating revenue		24,519,880
Operating expenses:
Interest expense:
Interest on deposits		424,035
Interest on borrowings		785,124
Interest on debentures		2,685,268
Others		24,109

		3,918,536

(Continued)

See accompanying notes.

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of income (Unaudited)

For the period from January 1, 2009 to October 27, 2009

(Korean won in millions)	January 1, 2009 to October 27, 2009 (Unaudited)
Loss on valuation or disposal of securities:
Loss on disposal of trading securities	(Won)	31,532
Loss on valuation of trading securities		4,177
Loss on disposal of available-for-sale securities		62,263
Loss on disposal of equity method investments		1,006
Impairment on available-for-sale securities		63,246
Impairment on investment in beneficiary certificates		6,320

		168,544
Provision of allowance for possible loan losses (Note 5)		575,474
Loss on disposal of loans receivable		1,286
Loss on foreign currency transactions		2,849,453
Fees and commission expenses		25,781
General and administrative expenses (Note 13)		340,490
Other operating expenses:
Provision of allowance for possible losses on acceptances and guarantees (Note 9)		57,496
Provision of allowances for unused loan commitments (Note 9)		14,026
Loss on derivative transactions (Note 11)		11,566,845
Loss on valuation of derivatives (Note 11)		4,495,333
Loss on valuation of hedged items (Note 11)		145,000
Utility service fee		402
Contributions to credit management fund		76,362
Others		73,553

		16,429,017

Total operating expenses		24,308,581

Operating income		211,299

Non-operating income (expense):
Loss on disposal of property and equipment, net		(51)
Rental income		786
Gain on valuation of equity method investments, net (Note 4)		525,808
Others, net		192,659

		719,202

Income before income taxes		930,501
Income tax expense (Note 14)		64,073

Net income	(Won)	866,428

See accompanying notes.

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of changes in equity (Unaudited)

For the period from January 1, 2009 to October 27, 2009

	January 1, 2009 to October 27, 2009 (Unaudited)
(Korean won in millions)	Paid-in capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income(loss)		Retained earnings		Total
As of January 1, 2009 (Audited)	(Won)	8,741,861	(Won)	44,373		—	(Won)	(249,015)	(Won)	7,178,115	(Won)	15,715,334
Injection of paid-in capital		900,000		—				—		—		900,000
Disposal of equity method investments		—		1,388		—		—		—		1,388
Discount on stock issuance		—		—		(46,281)		—		—		(46,281)
Net income		—		—		—		—		866,428		866,428
Unrealized gain on available-for-sale securities		—		—		—		1,077,847		—		1,077,847
Changes in unrealized gain on valuation of equity method investments (Note 4)		—		—		—		107,107		—		107,107
Changes in unrealized loss on valuation of equity method investments (Note 4)		—		—		—		188,000		—		188,000
Changes in retained earnings on valuation of equity method investments		—		—		—		—		6,389		6,389
Others		—		14,904		7,750		(22,654)		—		—
Spin-off (Note 2)		(400,000)		(13,564)		3,882		(915,692)		(2,824,626)		(4,150,000)

As of October 27, 2009 (unaudited)	(Won)	9,241,861	(Won)	47,101	(Won)	(34,649)	(Won)	185,593	(Won)	5,226,306	(Won)	14,666,212

See accompanying notes.

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of cash flows (Unaudited)

For the period from January 1, 2009 to October 27, 2009

(Korean won in millions)	January 1, 2009 to October 27, 2009 (Unaudited)
Cash flows from operating activities:
Net income	(Won)	866,428
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation		16,252
Amortization of intangible assets		8,918
Provision of allowance for possible loan losses, net		611,542
Provision for severance and retirement benefits		19,369
Loss on valuation of trading securities, net		1,154
Impairment losses on available-for-sale securities, net		63,246
Gain on valuation of equity method investments, net		(525,808)
Loss on foreign exchange translations, net		460,321
Loss on disposal of property and equipment, net		51
Loss on valuation of derivative instruments, net		205,181
Gain on fair value hedged items, net		(548,676)
Provision of allowance for possible losses on acceptances and guarantees losses		57,496
Provision of allowance for possible losses on unused credit lines and cash advance commitments		14,026
Others, net		22,866
Changes in operating assets and liabilities:
Trading securities		(541,617)
Available-for-sale securities		(1,976,971)
Held-to-maturity securities		528,155
Loans receivable		(4,294,852)
Accounts receivable		(304,964)
Accrued income		8,154
Prepaid expenses		77,705
Unearned revenues		(25,906)
Deferred income tax liabilities, net		3,747,901
Derivative instruments, net		(240,786)
Payment of severance and retirement benefits		(65,585)
Due to trust accounts		(83,302)
Accounts payable		94,317
Accrued expenses		(120,782)
Others, net		(664,784)

Total adjustments		(3,457,379)

Net cash used in operating activities		(2,590,951)

(Continued)

See accompanying notes.

KOREA DEVELOPMENT BANK

Interim non-consolidated statement of cash flows (Unaudited)

For the period from January 1, 2009 to October 27, 2009

(Korean won in millions)	January 1, 2009 to October 27, 2009 (Unaudited)
Cash flows from investing activities:
Purchase of property and equipment	(Won)	(6,391)
Proceeds from disposal of property and equipment		1,105
Purchase of intangible assets		(11,997)
Decrease in due from bank, net		3,216,047
Increase in equity method securities		(681,169)
Decrease in guarantee deposits		179

Net cash provided by investing activities		2,517,774

Cash flows from financing activities:
Repayment of borrowings, net		(32,333)
Increase in bonds sold under repurchase agreements, net		1,729,782
Redemption of bills sold, net		(132)
Proceeds from debentures, net		5,837
Increase in exchange payable, net		23,789
Decrease in deposits, net		(2,694,734)
Proceeds from call money, net		744,438
Injection of paid-in capital		853,719

Net cash provided by financing activities		630,366
Spin-off (Note 2)		(577,701)

Net decrease in cash and cash equivalents		(20,512)
Cash and cash equivalents at the beginning of the period		58,280

Cash and cash equivalents at the end of the period	(Won)	37,768

See accompanying notes.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)

October 27, 2009

1. Corporate information

Korea Development Bank (the “Bank”) was established in 1954 in accordance with the Korea Development Bank Act of the Republic of Korea to supply and manage major industrial funds for the promotion of the industrial development and advancement of the national economy. The Bank has 44 local branches, 7 overseas branches, 5 overseas subsidiaries and 2 overseas offices as of October 27, 2009. The Bank is engaged in the banking business under the Korea Development Bank Act and other related regulations and in the trust business in accordance with the Financial Investment Services and Capital Markets Act.

The Bank’s spin-off

On October 28, 2009, the Bank spun-off its public finance unit and financial subsidiaries business support unit into Korea Finance Corporation (“KoFC”) and KDB Financial Group Inc. (“KDBFG”), respectively, according to a resolution made at the Board of Directors meeting held on September 8, 2009 for the proposed spin-off and another resolution made at the special general meeting of shareholder held on September 23, 2009 for the approval of the spin-off. New shares of the two new entities were issued and distributed to the Bank’s shareholder as of the spin-off date on a pro-rata basis, and the Bank continues its remaining operations. The Bank and the new entities will be jointly and severally liable for all liabilities existing prior to the spin-off.

The amount of the Bank’s assets transferred to the new entities was determined by the provisions of the spin-off plan (the “Spin-off Plan”) approved at the aforementioned Board of Directors meeting and special general meeting of shareholder. All assets, where possible, were transferred at their book values as of the day immediately preceding the spin-off date; otherwise, the remaining assets were transferred at their book values as of September 30, 2009.

Due to the merger between Korea Land Corporation and Korea National Housing Corporation, where the entity interests of both entities had originally been held by the Bank and were later transferred to KoFC during the spin-off process, there may be some corporate tax issues in the foreseeable future.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Summary of financial position

	Before spin-off (*3)		After spin-off (*1, 4)
Classification	Bank		KoFC		KDBFG		Bank
Assets
Cash and due from banks (*1)	(Won)	1,778,265	(Won)	504,935	(Won)	72,766	(Won)	1,200,564
Securities (*2)		54,556,766		19,185,760		1,579,644		33,791,362
Loans receivable		79,328,041		4,012,350		—		75,315,691
Property and equipment		625,548		77,748		302		547,498
Other assets		15,446,766		33,135		14,362		15,399,269

Total assets	(Won)	151,735,386	(Won)	23,813,928	(Won)	1,667,074	(Won)	126,254,384

Liabilities
Deposits (*1)	(Won)	14,073,795	(Won)	—	(Won)	—	(Won)	14,073,795
Borrowing liabilities		102,380,553		19,640,893		449,961		82,289,699
Other liabilities		16,464,826		1,173,035		67,113		15,224,678

Total liabilities		132,919,174		20,813,928		517,074		111,588,172
Equity
Paid-in capital		9,641,861		100,000		300,000		9,241,861
Capital surplus		60,665		—		13,564		47,101
Capital adjustment		(38,531)		(3,697)		(185)		(34,649)
Accumulated other comprehensive income (loss)		1,101,285		930,260		(14,568)		185,593
Retained earnings		8,050,932		1,973,437		851,189		5,226,306

Total equity		18,816,212		3,000,000		1,150,000		14,666,212

Total liabilities and equity	(Won)	151,735,386	(Won)	23,813,928	(Won)	1,667,074	(Won)	126,254,384

(*1)	The Bank transferred all accounts related to the spin-off at book value in accordance with the Korea Financial Accounting Standards Interpretation 49-55.
(*2)	Any securities tax related issues will be allocated to the respective entity according to the Spin-off Plan.
(*3)	“Before spin-off” represents the date immediately before the spin-off as of October 27, 2009
(*4)	“After spin-off” represents the date immediately after the spin-off as of October 27, 2009

2. Summary of significant accounting policies

Basis of financial statement preparation

The Bank maintains its official accounting records in Korean won and prepares statutory financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea (henceforth “Korean GAAP”) with the exception of overseas branches and subsidiaries, where the Bank used financial statements prepared in accordance with the financial accounting standards generally accepted in their jurisdictions, with adjustments to align with Korean GAAP if the adjustments materially effects the Bank’s financial statements. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. In the event of any differences in interpreting the interim non-consolidated financial statements or the independent accountants’ review report thereon, the Korean version, which is used for regulatory reporting purposes, shall prevail. The accompanying interim non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

These interim non-consolidated financial statements do not disclose all information and disclosures required in the annual non-consolidated financial statements, and should be read in conjunction with the annual non-consolidated financial statements as of December 31, 2008.

The accounting policies adopted in the preparation of the interim non-consolidated financial statements are consistent with those followed in the preparation of the annual non-consolidated financial statements for the year ended December 31, 2008, and they are as follows:

Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses. The Bank determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at each fiscal year end.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payments and a fixed maturity are classified as held-to-maturity, if the Bank has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus or minus the cumulative amortization using the effective interest method, of any difference between the initially recognized amount and the maturity amount.

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date. Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

When held-to-maturity securities are reclassified to available-for-sale, those securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for-sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in accumulated other comprehensive income and are amortized using the effective interest rate method. Such amortization amount is credited or charged to interest income or expense until maturity. Once the reclassification is made, trading securities cannot be reclassified to available-for-sale securities or held-to-maturity securities and vice versa except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value as of the reclassification date.

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of income after eliminating any gains and losses previous recorded in accumulated other comprehensive income for temporary changes. A subsequent recovery is also recorded in the statement of income to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

Equity method investments

Investments in entities over which the Bank has control or significant influence are accounted for using the equity method. Investment securities which allow the Bank a significant influence over the investee are valued using the equity method of accounting. The Bank considers that it has a significant influence on an investee if the Bank holds more than 15% of voting shares.

Under the equity method of accounting, the Bank’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect the Bank’s share of income or loss of the investee in the statement of income and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of the Bank on the statement of financial position. If the Bank’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if the Bank has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. The Bank resumes the application of the equity method if the Bank’s share of income or change in equity of an investee exceeds the Bank’s share of losses accumulated during the period of suspension of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and the Bank’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of five years using the straight-line method and the amortization expense is included as part of valuation gain or loss on equity method investments in the statement of income. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and is credited or charged to valuation gain or loss on equity method investments in the statement of income.

The Bank’s share in the investee’s unrealized profits and losses resulting from transactions between the Bank and its investee is eliminated.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Allowance for possible loan losses

The Bank provides for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the Bank. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.85
Precautionary	7
Substandard	20
Doubtful	50
Expected Loss	100

Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the lender and borrower (as in the case of court receivership, court mediation or workout), the difference between the present value of the restructured loan future cash flows and book value of the loan is recorded as an allowance for possible loan loss. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method. The amortization is recorded as part of interest income.

Deferred loan fees and expenses

The Bank defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the straight-line method.

Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method and is credited or charged to the statement of income over the installment period.

Property and equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property and equipment.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Depreciation of property and equipment is provided using the straight-line method for buildings and the declining balance method for all other property and equipment over the following estimated useful life of assets:

Year
Buildings	20 ~ 50
Furniture and fixture	10 ~ 40
Computer equipment	4
Vehicles	4
Others	4

The Bank recognizes an impairment loss when the carrying amount of an asset exceeds its recoverable amount. The impairment loss is recognized in the statement of income immediately to reduce the carrying amount of the asset to its recoverable amount. If there is a subsequent recovery from the impairment, a reversal of the previous impairment loss to the extent of the original carrying amount is also recognized in the statement of income.

Intangible assets

Intangible assets of the Bank consist of trademarks, development costs and software, which are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of four to five years.

Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the decline in value, if material, is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Bond purchased under resale agreement and bonds sold under repurchase agreements

Bond purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

Debenture issuance costs

Debenture issuance costs are amortized as an interest expense over the redemption term using the effective interest rate method.

Accrued severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and the Bank’s regulations, employees and directors terminating their employment with at least one year of service are entitled to severance and retirement benefits, based on the rates of pay in effect at the time of termination, years of service and certain other factors.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Provisions and contingent liabilities

Provisions are recognized when the Bank has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees.

The Bank records an allowance for a certain portion of unused credit lines and cash advance commitments. The Bank records the provision for such unused balances as a reserve for possible losses on unused commitments and cash advance commitments which are calculated by applying a CCF and the minimum required provision percentage given by the Regulation on the Supervision of Banking Business.

Income taxes

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the accompanying financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In addition, current tax and deferred tax are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

Translation of foreign currency and financial statements of overseas branches

Transactions involving foreign currencies are recorded at the exchange rates prevailing at the time the transactions are made. Assets and liabilities denominated in foreign currencies are translated into Korean won using the exchange rates of (Won)1,180.4 to US$1, the rates in effect on October 27, 2009. Resulting translation gains and losses are credited or charged to current operations.

Accounting records of the overseas branches are maintained in foreign currencies. In translating financial statements of overseas branches, the Bank applies the appropriate rate of exchange at the reporting date.

Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which the Bank has not elected hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

Accounting for the trust accounts

The Bank recognizes, in accordance with the Financial Investment Services and Capital Markets Act, trust fees earned from the trust accounts as income from trust operations. If losses are incurred on trust accounts that have a guarantee of principal repayment, the losses are recognized as a loss from trust operations.

Significant judgments and accounting estimates

The preparation of financial statements in accordance with Korean GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Cash and due from banks

Cash and due from banks as of October 27, 2009 consist of the following (Korean won in millions):

	October 27, 2009 (Unaudited)
Cash and cash equivalents in Korean won	(Won)	30,950
Cash and cash equivalents in foreign currency		6,818
Due from banks in Korean won		422,313
Due from banks in Korean won		740,483

	(Won)	1,200,564

Restricted balances in due from banks as of October 27, 2009 are summarized as follows (Korean won in millions):

Counterparty	October 27, 2009 (Unaudited)		Restriction
Bank of Korea (“BOK”)	(Won)	466,222	Reserve for payment of deposit
Kookmin Bank		106,267	Reserve for payment of principal on behalf special purpose entities
Shinhan Bank		35,586	Reserve for payment of principal on behalf special purpose entities
Industrial and Commercial Bank of China (“ICBC”) Shanghai and others		46,294	Reserve for payment of deposit by the local law

	(Won)	654,369

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

4. Securities

Trading securities as of October 27, 2009 consist of the following (Korean won in millions):

	Annual interest rate (%)	October 27, 2009 (Unaudited)
Equity securities	—	(Won)	10,054
Government and public bonds	4.0 ~ 5.8		451,268
Corporate bonds	2.9 ~ 6.1		41,355
Commercial papers	2.6 ~ 3.4		209,486
Securities in foreign currency	0.5 ~ 8.1		253,991

		(Won)	966,154

Available-for-sale securities as of October 27, 2009 consist of the following (Korean won in millions):

		October 27, 2009 (Unaudited)
	Interest rate (%)	Before spin-off		Spin-off		After spin-off
Equity securities:
Marketable equity securities	—	(Won)	2,739,698	(Won)	1,888,340	(Won)	851,358
Non-Marketable equity securities	—		7,795,502		6,210,282		1,585,220

			10,535,200		8,098,622		2,436,578
Debt securities:
Government and public bonds	2.8 ~ 5.8		1,138,635		—		1,138,635
Corporate bonds	6.3		40,000		—		40,000
Finance bonds	1.7 ~ 6.5		3,385,402		—		3,385,402
Other bonds	2.0 ~ 20.0		15,130,895		1,753,715		13,377,180

			19,694,932		1,753,715		17,941,217
Beneficiary certificates			2,692,894		—		2,692,894
Securities denominated in foreign currency:
Equity securities	—		14,166		—		14,166
Debt securities	4.5 ~ 9.6		4,432,479		—		4,432,479

			4,446,645		—		4,446,645

		(Won)	37,369,671	(Won)	9,852,337	(Won)	27,517,334

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or Korea Bond Pricing Co. Debt securities in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or Korea Bond Pricing Co.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

As of October 27, 2009, of the total beneficiary certificates of (Won)2,692,894 million, (Won)1,653,847 million has been invested in private placement bonds. Detailed information of the investments is as follows (Korean won in millions):

			October 27, 2009 (Unaudited)
Counterparty	Name of fund	Main assets invested	Book value		Accumulated income
KDB Asset Management Co., Ltd.	KDB Private Placement Bonds 62	Government and public bonds	(Won)	342,228	(Won)	2,228
KB Asset Management Co., Ltd.	KB Private Placement Bonds 4 and others	Government and public bonds		181,627		1,627
Samsung Investment Trust Management	Samsung Focus Private Placement Securities Investment Trust #1 and others	Government and public bonds		151,705		1,705
Others				978,287		8,287

			(Won)	1,653,847	(Won)	13,847

Impairment losses of impaired only available-for-sale securities for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in millions):

	October 27, 2009 (Unaudited)
	Book value before valuation		Impairment loss		Book value after valuation
Equity securities:
DAU Metal., Ltd.	(Won)	2,000	(Won)	(2,000)	(Won)	—
Dream AD Co., Ltd.		2,000		(2,000)		—
IDream Corp.		1,999		(1,999)		—
ShinAn SNP Co., Ltd.		1,899		(1,899)		—
Nano Vision Co., Ltd.		1,718		(1,718)		—
Nano Solusion Co., Ltd.		1,500		(1,500)		—
Maxian Co., Ltd.		1,000		(1,000)		—
National Grid Co., Ltd.		838		(838)		—
Raon Digital Co., Ltd.		750		(750)		—
Novaoptics Co. Ltd.		500		(500)		—
Flex Tech Co., Ltd.		450		(450)		—
Neo Media Co., Ltd.		420		(420)		—
Others		16,930		(16,284)		646

		32,004		(31,358)		646
Debt securities:
World construction Co., Ltd.		19,863		(16,954)		2,909
Toranaram Finance BV		8,668		(6,507)		2,161
Hollandwide Parent		4,872		(3,424)		1,448
Won KTV Value Private Equity Fund I		4,058		(1,520)		2,538
Nautilus RMBS BV		2,582		(2,313)		269
Korrenden S.A		2,340		(1,170)		1,170

		42,383		(31,888)		10,495
Beneficiary certificates:
KDB Growing Enterprise Investment Trust I, II		14,200		(6,320)		7,880

	(Won)	88,587	(Won)	(69,566)	(Won)	19,021

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Held-to-maturity securities as of October 27, 2009 consist of the following (Korean won in millions):

	October 27, 2009 (Unaudited)
	Par value		Acquisition cost		Book value
Government and public bonds
National housing bonds	(Won)	18,736	(Won)	10,935	(Won)	18,180
Public bonds		2,523,028		2,523,028		2,523,028

		2,541,764		2,533,963		2,541,208
Corporate bonds		50,000		50,000		50,000
Others		569		566		569

	(Won)	2,592,333	(Won)	2,584,529	(Won)	2,591,777

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Equity method investments as of October 27, 2009 are summarized as follows (Korean won in millions):

	October 27, 2009 (Unaudited)
	Before spin-off (*3)																			Spin-off		After spin-off
										Equity method valuation
	Ownership (%)	Beginning balance		Increase (decrease)		Dividend		Book value before equity method		Equity in earnings (loss)		Retained earnings		Other comprehensive income		Book value		Proportionate net asset value		Book value		Book value
Securities:
Korea Electric Power Co.	29.95	(Won)	8,734,991	(Won)	—	(Won)	—	(Won)	8,734,991	(Won)	279,058	(Won)	—	(Won)	(32,390)	(Won)	8,981,659	(Won)	12,315,987	(Won)	8,981,659	(Won)	—
Daewoo Securities Co., Ltd.	39.09		931,756		—		(14,861)		916,895		100,462		—		25,630		1,042,987		1,042,987		1,042,987		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	31.26		668,428		—		(29,913)		638,515		152,365		921		(4,387)		787,414		787,414		—		787,414
KDB Capital Corp.	99.92		431,130		—		—		431,130		1,338		—		52,876		485,344		485,344		485,344		—
STX Pan Ocean Co., Ltd.	15.54		346,578		—		(11,680)		334,898		(13,120)		3,859		74,591		400,228		405,633		—		400,228
KDB Aisa Ltd. (*1)	100.00		183,896		(11,586)		—		172,310		10,127		—		31,741		214,178		214,099		—		214,178
Korea Tourism Organization	43.58		182,522		—		(1,782)		180,740		(14,665)		—		(97)		165,978		165,978		165,978		—
Korea Aerospace Industries, Ltd.	30.11		141,907		—		—		141,907		29,386		—		569		171,862		169,679		171,862		—
Korea Infrastructure Fund II	26.67		148,822		(57,957)		(10,467)		80,398		9,117		—		—		89,515		89,515		—		89,515
KDB Bank (Hungary) Ltd. (*1)	100.00		158,488		(2,817)		—		155,671		6,869		374		—		162,914		162,914		—		162,914
Korea Infrastructure Fund	85.00		61,464		1,605		(4,373)		58,696		4,321		—		—		63,017		63,017		—		63,017
Banco KDB Do Brasil S.A. (*1)	100.00		48,524		12,400		—		60,924		(14,885)		1,041		(6,577)		40,503		40,503		—		40,503
KDB Asset Management Co., Ltd.	64.28		40,698		—		—		40,698		1,705		—		—		42,403		42,403		42,403		—
KDB Ireland Ltd. (*1)	100.00		29,470		(1,693)		—		27,777		3,894		54		28,332		60,057		60,057		—		60,057
UzKDB Bank (*1)	61.11		17,616		(964)		—		16,652		2,221		—		(314)		18,559		18,518		—		18,559
Korea Infrastructure Investments Asset Management Co., Ltd.	84.16		11,738		(596)		(2,703)		8,439		440		—		31		8,910		9,530		8,910		—
Korea Appraisal Board	30.60		11,652		—		(183)		11,469		2,455		—		—		13,924		13,924		13,924		—

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

	October 27, 2009 (Unaudited)
	Before spin-off (*3)																			Spin-off		After spin-off
										Equity method valuation
	Ownership (%)	Beginning balance		Increase (decrease)		Dividend		Book value before equity method		Equity in earnings (loss)		Retained earnings		Other comprehensive income		Book value		Proportionate net asset value		Book value		Book value
GM Daewoo Auto & Technology Co. (*2)	27.97	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	(79,166)	(Won)	—	(Won)	141,474	(Won)	—	(Won)	—	(Won)	—	(Won)	—
Others			269,579		246,613		(10,663)		505,529		11,346		140		9,676		526,691		549,231		—		526,691

			12,419,259		185,005		(86,625)		12,517,639		493,268		6,389		321,155		13,276,143		16,636,733		10,913,067		2,363,076
Other investments:
KDB Value Private Equity Fund I	71.37		88,435		(39,800)		(14,300)		34,335		32,310		—		(204)		66,441		66,441		—		66,441
KDB Value Private Equity Fund II	50.63		153,123		(17,400)		(79)		135,644		1,767		—		(30)		137,381		137,381		—		137,381
KDB Value Private Equity Fund III (*1)	67.07		63,820		(439)		(624)		62,757		(594)		—		—		62,163		62,163		—		62,163
KDB Venture M&A Private Equity Fund	56.99		10,349		2,786		—		13,135		(65)		—		—		13,070		13,070		—		13,070
National Pension Service 05-4 Saneun Venture Investment Inc.	25.00		9,823		(2,250)		—		7,573		(401)		—		—		7,172		7,172		—		7,172
Others			25,166		42,309		(435)		67,040		(477)		—		231		66,794		67,860		—		66,794

			350,716		(14,794)		(15,438)		320,484		32,540		—		(3)		353,021		354,087		—		353,021

		(Won)	12,769,975	(Won)	170,211	(Won)	(102,063)	(Won)	12,838,123	(Won)	525,808	(Won)	6,389	(Won)	321,152	(Won)	13,629,164	(Won)	16,990,820	(Won)	10,913,067	(Won)	2,716,097

(*1)	For investments denominated in foreign currencies, the beginning balance was translated using the closing exchange rate at October 27, 2009.
(*2)

Even though the Bank’s share of losses of GM Daewoo Auto & Technology Co. (“GM Daewoo”) exceeded its interest in the investee, the Bank has continued recognizing its share of further losses by crediting the losses (i.e., loss on valuation of equity method accounting of (Won)79,166 million in non-operating income and changes in unrealized loss on valuation of equity method investments of (Won)8,888 million in other comprehensive income) to its investment in GM Daewoo in proportion to the Bank’s remaining interest in GM Daewoo’s investment in available-for-sale securities.

(*3)

In accordance with Statement of Korea Accounting Standards (“SKAS”) 15, the Bank used the most recent available financial statements of the investees as of September 30, 2009 to record the equity method valuation, being the closest date of the Bank’s current reporting period.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Restricted securities as of October 27, 2009 are summarized as follows (Korean won in millions):

	October 27, 2009 (Unaudited)
	Before spin-off		Spin-off		After spin-off		Restriction
BOK	(Won)	2,285,240	(Won)	—	(Won)	2,285,240	Collateral for overdrafts and others
Korea Securities Depository		13,205,145		1,583,080		11,622,065	Collateral relating to repurchase transaction
Others		1,586,090		463,923		1,122,167

	(Won)	17,076,475	(Won)	2,047,003	(Won)	15,029,472

5. Loans receivable

Loans receivable as of October 27, 2009 consist of the following (Korean won in millions):

<Loans receivable in Korean won>

	October 27, 2009 (Unaudited)
	Before spin-off		Spin-off		After spin-off
Loans for working capital:
Industrial fund loans	(Won)	15,151,995	(Won)	3,956,000	(Won)	11,195,995
Government fund loans		132,941		—		132,941
Overdraft		388,230		—		388,230
Trade notes purchased at a discount		9,000		—		9,000
Loans for working capital for small and medium-sized industry		514,420		—		514,420
Others		801,851		—		801,851

		16,998,437		3,956,000		13,042,437
Loans for facility developments:
Industrial fund loans		20,422,192		—		20,422,192
Government fund loans		736,660		—		736,660
Loans to customers with fund for rational use of energy		892,645		—		892,645
Loans to customers with tourism fund		729,794		—		729,794
Loans to customers with small and medium-sized company promotion fund		465,899		—		465,899
Loans to customers with national investment fund		15,394		—		15,394
Loans to customers with industrial technique fund		58,027		—		58,027
Loans to customers with industrial foundation fund		7,070		—		7,070
Others		555,644		—		555,644

		23,883,325		—		23,883,325

	(Won)	40,881,762	(Won)	3,956,000	(Won)	36,925,762

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

<Loans receivable in foreign currency>

	October 27, 2009 (Unaudited)
Loans for working capital:
Loans for working capital in foreign currency	(Won)	2,827,606
Others		3,043

		2,830,649
Loans for facility developments:
Loans for facility development in foreign currency		10,860,249
Off-shore loans in foreign currency		3,507,653
Loans to international banks for reconstruction and development		1,503,187

		15,871,089

	(Won)	18,701,738

<Other loans receivable>

	October 27, 2009 (Unaudited)
	Before spin-off		Spin-off		After spin-off
Domestic import usance bills	(Won)	3,756,944	(Won)	—	(Won)	3,756,944
Call loans		748,508		—		748,508
Debentures accepted by private subscription		11,512,075		—		11,512,075
Letter of credit		31,681		—		31,681
Inter-bank loans		1,491,436		89,976		1,401,460
Inter-non-bank loans		168,797		—		168,797
Loans to employees		20,400		—		20,400

	(Won)	17,729,841	(Won)	89,976	(Won)	17,639,865

Details of changes in the allowance for possible loan losses for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in millions):

	January 1, 2009 to October 27, 2009 (Unaudited)
	Loans		Other assets		Total
Beginning balance	(Won)	1,023,727	(Won)	3,050	(Won)	1,026,777
Changes in translation of foreign currency		(2,046)		—		(2,046)
Succession from Korea Asset Management Corporation		9,356		—		9,356
Increase from other allowance		384		—		384
Decrease in allowance due to restructured loans		(9,054)		—		(9,054)
Increase in allowance due to early collection of restructured loans		1,156		—		1,156
Increase in allowance relating to credit risk on derivative transactions		—		37,428		37,428
Write-offs		(345,425)		—		(345,425)
Provision (reversal) of allowance for possible loan losses		576,834		(1,360)		575,474

		1,254,932		39,118		1,294,050
Spin-off		(33,626)		—		(33,626)

	(Won)	1,221,306	(Won)	39,118	(Won)	1,260,424

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

The difference between the above allowance for possible loan losses of (Won)1,221,306 million (excluding other assets) and the amount per the statement of financial position of (Won)1,241,872 million represents present value discount of loans under restructuring agreements.

Details of the classification of loans receivable and the allowance for possible loan losses as of October 27, 2009 are as follows (Korean won in millions):

	October 27, 2009 (Unaudited)
	Before spin-off					Spin-off				After spin-off
	Loans receivable		Allowance for possible loan losses		Ratio (%)	Loans receivable		Allowance for possible loan losses		Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	72,063,965	(Won)	629,027	0.87	(Won)	3,956,000	(Won)	33,626	(Won)	68,107,965	(Won)	595,401	0.87
Precautionary		1,048,501		158,951	15.16		—		—		1,048,501		158,951	15.16
Substandard		1,168,886		267,880	22.92		—		—		1,168,886		267,880	22.92
Doubtful		34,543		17,363	50.26		—		—		34,543		17,363	50.26
Estimated Loss		181,711		181,711	100.00		—		—		181,711		181,711	100.00

	(Won)	74,497,606	(Won)	1,254,932	1.68	(Won)	3,956,000	(Won)	33,626	(Won)	70,541,606	(Won)	1,221,306	1.73

Details of adjustments to loans receivable for the purpose of the determination of the allowance for possible loan losses as of October 27, 2009 are as follows (Korean won in millions):

	October 27, 2009 (Unaudited)
	Before spin-off		Spin-off		After spin-off
Loans receivable	(Won)	80,610,689	(Won)	4,045,976	(Won)	76,564,713
Present value discount		(20,566)		—		(20,566)
Prepayments regarded as loans		3,576		—		3,576
Call loans		(748,508)		—		(748,508)
Inter-bank loans		(1,491,436)		(89,976)		(1,401,460)
Bonds purchased under resale agreement		(862,144)		—		(862,144)
Others (*)		(2,994,005)		—		(2,994,005)

	(Won)	74,497,606	(Won)	3,956,000	(Won)	70,541,606

(*)	Others represent loans to or loans guaranteed by the Korean government.

Changes in present value discounts originated from troubled debt restructuring for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in millions):

	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	102,428	(Won)	20,566	(Won)	81,862

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

6. Property and equipment

Changes in property and equipment for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in millions):

Classification	Beginning balance		Acquisition		Disposal		Other (*)		Depreciation		Before spin-off		Spin-off		After spin-off
Land	(Won)	319,198	(Won)	—	(Won)	—	(Won)	(27)	(Won)	—	(Won)	319,171	(Won)	38,958	(Won)	280,213
Building		288,810		1,290		—		(22)		(7,614)		282,464		36,531		245,933
Leasehold improvements		8,101		—		—		—		(355)		7,746		2,148		5,598
Computer equipment		11,049		2,785		(11)		(24)		(5,427)		8,372		310		8,062
Vehicles		284		24		(17)		(12)		(116)		163		—		163
Construction in-progress		49		827		(818)		—		—		58		—		58
Others		9,074		1,464		(49)		(175)		(2,740)		7,574		103		7,471

	(Won)	636,565	(Won)	6,390	(Won)	(895)	(Won)	(260)	(Won)	(16,252)	(Won)	625,548	(Won)	78,050	(Won)	547,498

(*)	For assets denominated in foreign currency, the balance was translated using the closing exchange rate at October 27, 2009.

7. Deposits

Deposits as of October 27, 2009 consist of the following (Korean won in millions):

	October 27, 2009 (Unaudited)
Deposits in Korean won:
Demand deposits:
Checking accounts	(Won)	4,828
Temporary deposits		308,655
Passbook deposits		4,554
Others		133

		318,170
Time and savings deposits:
Time deposits		3,834,431
Installment savings deposits		157,868
Corporate savings deposits		4,264,541
Savings deposits		111,683
Others		2,416

		8,370,939

		8,689,109
Deposits in foreign currency:
Checking accounts		4,497
Passbook deposits		245,662
Time deposits		1,790,054
Temporary deposits		214
Others		21,993

		2,062,420
Negotiable certificates of deposits		3,322,266

	(Won)	14,073,795

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

8. Borrowing liabilities

Details of borrowing liabilities as of October 27, 2009 are as follows (Korean won in millions):

	October 27, 2009 (Unaudited)
Borrowings in Korean won	(Won)	4,828,197
Borrowings in foreign currency		13,665,650
Debentures in Korean won, net		34,244,439
Debentures in foreign currency, net		17,286,301
Others		12,265,112

	(Won)	82,289,699

Borrowings in Korean won as of October 27, 2009 consist of the following (Korean won in millions):

		October 27, 2009 (Unaudited)
Lender	Classifications	Annual interest rate (%)	Before spin-off		Spin-off		After spin-off
Ministry of Strategy and Finance	Borrowings from government fund	3.0 ~ 6.0	(Won)	913,424	(Won)	—	(Won)	913,424
Industrial Bank of Korea	Borrowings from industrial technique fund	1.4 ~ 4.5		160,743		—		160,743
Small Business Corp.	Borrowings from local small and medium company promotion fund	2.0 ~ 4.5		563,708		—		563,708
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	1.4 ~ 4.5		1,143,863		—		1,143,863
Korea energy management Corporation	Borrowings from fund for rational use of energy	0.0 ~ 4.5		890,819		—		890,819
Local government	Borrowings from local small and medium company promotion fund	1.3 ~ 6.0		134,089		—		134,089
Institute for Information Technology Advancement	Borrowings from information promotion fund	2.0 ~ 4.8		924		—		924
Others	Borrowings from environment improvement support fund	0.0 ~ 4.7		4,317,227		3,296,600		1,020,627

			(Won)	8,124,797	(Won)	3,296,600	(Won)	4,828,197

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Borrowings in foreign currency as of October 27, 2009 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate (%)	Oct. 27, 2009 Unaudited
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	6M Libor + 0.8	(Won)	1,621,270
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.1 ~ 0.3		1,615,617
		6M Libor + 0.1 ~ 0.3		354,120
		6M Euribor + 0.6		138,059

				2,107,796
DBS Bank and others	Off-shore short-term borrowings	2.2 ~ 5.5		130,503
		3M Libor + 2.0 ~ 3.5		123,942
		6M Libor + 0.8 ~ 3.4		11,804
		1Y Libor + 0.3 ~ 4.0		123,942

				390,191
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M Libor + 0.6 ~ 0.9		426,671
		6M Euribor + 0.8 ~ 0.9		218,931
		6M Libor + 0.3 ~ 1.9		200,668

				846,270
Others	Short-term borrowings in foreign currency	1.0 ~ 9.2		6,811,375
		3M Libor + 2.0 ~ 2.5		25,601
		6M Libor + 0.3 ~ 3.1		173,228
		1Y Libor + 1.0 ~ 4.0		165,256

				7,175,460
	Long-term borrowings in foreign currency	1.0 ~ 5.9		1,524,663

			(Won)	13,665,650

Debentures in Korean won as of October 27, 2009 are as follows (Korean won in millions):

		October 27, 2009 (Unaudited)
	Rate (%)	Before spin-off		Spin-off		After spin-off
Debentures in Korean won	2.3 ~ 12.0	(Won)	51,047,006	(Won)	16,795,000	(Won)	34,252,006
Premium on debentures			917		—		917
Discount on debentures			(9,230)		(746)		(8,484)

		(Won)	51,038,693	(Won)	16,794,254	(Won)	34,244,439

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Debentures in foreign currency as of October 27, 2009 are as follows (Korean won in millions):

	Annual interest rate (%)	October 27, 2009 (Unaudited)
Debentures in foreign currency	0.1 ~ 8.0	(Won)	13,621,181
Premium on debentures			2,516
Discount on debentures			(30,949)

			13,592,748
Off-shore debentures in foreign currency	0.1 ~ 8.8		3,699,379
Premium on debentures			572
Discount on debentures			(6,398)

			3,693,553

		(Won)	17,286,301

Pursuant to the Korea Development Bank Act, the Bank has the exclusive right to issue industrial finance bonds. The amount of such bonds issued and guarantees outstanding provided by the Bank cannot exceed thirty times the aggregate amount of the paid-in capital and legal reserve of the Bank. Industrial finance bonds that are purchased or guaranteed by the Government are excluded in calculating the limit. For the purpose of exchange of the existing bonds or settlement of the Bank’s obligations arising from the guarantee or acceptance of debts, the Bank may issue the bonds over the aforementioned limit on a temporary basis. There are no issued industrial finance bonds guaranteed by the Korean government during the period from January 1, 2009 to October 27, 2009.

9. Acceptances and guarantees

Acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of October 27, 2009 are as follows (Korean won in millions):

	October 27, 2009 (Unaudited)
	Before spin-off				Spin-off				After spin-off
	Acceptances and guarantees		Allowance for possible losses		Acceptances and guarantees		Allowance for possible losses		Acceptances and guarantees		Allowance for possible losses
Settled guarantees and commitments:
Acceptance on letters of credit	(Won)	1,159,268	(Won)	7,825	(Won)	—	(Won)	—	(Won)	1,159,268	(Won)	7,825
Collateral for loans		159,663		1,311		—		—		159,663		1,311
Debt guarantee		167,563		1,693		7,363		63		160,200		1,630
Corporate debentures		229		2		—		—		229		2
Foreign banks borrowing		7,312		62		—		—		7,312		62
Other acceptances and guarantees in foreign currency (*)		12,662,531		133,804		—		—		12,662,531		133,804
Acceptances for letters of guarantees for importers		52,055		230		—		—		52,055		230

		14,208,621		144,927		7,363		63		14,201,258		144,864
Unsettled guarantees and commitments:
Local letters of credit		272,132		492		—		—		272,132		492
Letters of credit		2,538,194		6,209		—		—		2,538,194		6,209
Others		8,123,635		19,343		—		—		8,123,635		19,343

		10,933,961		26,044		—		—		10,933,961		26,044

	(Won)	25,142,582	(Won)	170,971	(Won)	7,363	(Won)	63	(Won)	25,135,219	(Won)	170,908

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

(*)	Other acceptances and guarantees in foreign currency consist of acceptances and guarantees for the return of advances related to export, overseas bidding and contractual obligations.

Unused loan commitments and the related allowances for possible loan losses as of October 27, 2009 are as follows (Korean won in millions):

	October 27, 2009 (Unaudited)
	Before spin-off				Spin-off				After spin-off
	Unused loan commitment		Allowance for possible loan losses		Unused loan commitment		Allowance for possible loan losses		Unused loan commitment		Allowance for possible loan losses
Commitments on loans receivable	(Won)	3,175,890	(Won)	27,189	(Won)	—	(Won)	—	(Won)	3,175,890	(Won)	27,189
Commitments on guarantees and acceptances		16,235,482		58,049		—		—		16,235,482		58,049
Commitments on other loans		9,650,922		31,644		164,800		706		9,486,122		30,938

	(Won)	29,062,294	(Won)	116,882	(Won)	164,800	(Won)	706	(Won)	28,897,494	(Won)	116,176

10. Commitments and Contingencies

Unsettled commitments provided by the Bank as of October 27, 2009 are as follows (Korean won in millions):

	October 27, 2009 Unaudited
Loans for working capital
Commitments on loans in Korean won	(Won)	9,040,740
Commitments on loans in foreign currency		610,182
Commitments on purchase of securities		1,000,000

		10,650,922
Bonds sold under repurchase agreements		750,570

	(Won)	11,401,492

Loans sold as of October 27, 2009 are as follows (Korean won in millions):

Counterparty	Disposal date	October 27, 2009 (Unaudited)
		Book value		Selling price		Subordinated debt securities held by the Bank		Collateral amount (*)
KDB First SPC	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	126,400	(Won)	119,616
KDB Second SPC	2000.11.08		914,764		423,600		143,348		81,441
KDB Third SPC	2000.09.20		1,793,546		949,900		—		—
KDB Fifth SPC	2000.12.13		765,358		528,400		74,200		98,541

		(Won)	4,424,295	(Won)	2,501,900	(Won)	343,948	(Won)	299,598

(*)	Investment securities are pledged as collateral.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

According to the contracts entered into with the counterparties for the above loans sold with a recourse provision, the Bank is liable to the counterparties’ claims of up to 30% of the selling price when the principal or the interest is not repaid according to the payment schedules.

The Banks’ loans and receivables written-off, for which the claim rights have not expired, amount to (Won)1,912,128 million as of October 27, 2009.

The Bank has outstanding loans receivable amounting to (Won)2,527,988 million and securities amounting to (Won)307,518 million as of October 27, 2009, from companies under workout, court receivership, court mediation or other restructuring process. The Bank provided (Won)380,294 million of allowances for possible loan losses for such loans. Actual losses from these loans may differ from the allowances provided.

As of October 27, 2009, the Bank is involved in 17 lawsuits as a plaintiff and 17 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to approximately (Won)3,827,087 million and (Won)208,736 million, respectively. The Bank did not record any asset or allowance for gain or loss on its statement of financial position, because the final outcome cannot be reasonably estimated as of the reporting date.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

11. Derivative instruments

The Bank’s derivative instruments are divided into trading derivatives and hedging derivatives, based on the nature of the transaction. The Bank enters into hedging transactions mainly for the purpose of hedging the fair value risk related to changes in fair values of the underlying assets and liabilities.

The notional amounts outstanding for derivative contracts and the related valuation gains (losses) for the period from January 1, 2009 to October 27, 2009 are summarized as follows (Korean won in millions):

	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Forward	(Won)	8,582	(Won)	—	(Won)	8,582	(Won)	175	(Won)	—	(Won)	175	(Won)	194
Swap		633,261		—		633,261		2,489		—		2,489		2,702
Futures		126		—		126		—		—		—		—
Option bought		146,842		—		146,842		(24,531)		—		(24,531)		37,513
Option sold		146,842		—		146,842		24,531		—		24,531		(37,513)

		935,653		—		935,653		2,664		—		2,664		2,896
Interest:
Futures		2,944,654		—		2,944,654		—		—		—		—
Swap		306,575,199		18,221,303		324,796,502		16,682		(271,619)		(254,937)		(290,966)
Option bought		1,679,864		—		1,679,864		(28,757)		—		(28,757)		26,045
Option sold		3,043,864		150,000		3,193,864		33,781		6,400		40,181		(44,377)

		314,243,581		18,371,303		332,614,884		21,706		(265,219)		(243,513)		(309,298)
Currency:
Forward		38,189,819		—		38,189,819		(586,213)		—		(586,213)		2,096,631
Futures		498,164		—		498,164		—		—		—		—
Swap		62,915,030		4,445,750		67,360,780		590,076		90,569		680,645		(912,248)
Option bought		3,877,238		—		3,877,238		(107,591)		—		(107,591)		324,573
Option sold		2,873,877		—		2,873,877		87,621		—		87,621		(171,407)

		108,354,128		4,445,750		112,799,878		(16,107)		90,569		74,462		1,337,549
Stock:
Index forward bought		38,010		—		38,010		—		—		—		—
Option bought		113,504		—		113,504		(198,460)		—		(198,460)		504,894
Index option bought		287,981		—		287,981		(2,875)		—		(2,875)		1,174
Option sold		125,288		—		125,288		198,485		—		198,485		(504,894)
Index option sold		406,620		—		406,620		1,484		—		1,484		(5,711)

		971,403		—		971,403		(1,366)		—		(1,366)		(4,537)

	(Won)	424,504,765	(Won)	22,817,053	(Won)	447,321,818	(Won)	6,897	(Won)	(174,650)	(Won)	(167,753)	(Won)	1,026,610

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Unrealized gains and losses arising from fair value hedge by type of the underlying assets or liabilities for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in millions):

	January 1, 2009 to October 27, 2009
	Gain		Losses
Available-for-sale securities	(Won)	4,787	(Won)	34,236
Borrowings		27,759		17,334
Debentures		661,130		93,430

	(Won)	693,676	(Won)	145,000

12. Equity

Paid-in capital

The Korean government is the sole equity owner of the Bank and is responsible for maintaining for the entire paid-in capital in accordance with the Korea Development Bank Act. The authorized paid-in capital amounts to (Won)10,000 billion as of October 27, 2009.

The Korean government increased the Bank’s paid-in capital by (Won)900 billion for the period ended October 27, 2009. The total paid-in capital of the Bank outstanding as of October 27, 2009 is (Won)9,241,861 million.

Capital adjustment

The Bank paid new stock issuance tax, with respect to new stock issuance costs, of (Won)46,281 million and recorded this as a discount on stock issuance for the period from January 1, 2009 to October 27, 2009.

Capital surplus

The Bank utilized (Won)5,178,600 million of paid-in capital in 1998 and 2000 to offset the Bank’s accumulated deficit which resulted in the recognition of capital surplus of (Won)44,373 million.

Legal reserve

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or used to offset accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank may offsets its accumulated deficit with available reserves. If the reserves are insufficient to offset the accumulated deficit, the Korea Development Bank Act requires the Korean government to dispose the deficit.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)
October 27, 2009

13. General and administrative expenses

General and administrative expenses for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in millions):

	January 1, 2009 to October 27, 2009 (Unaudited)
Salaries	(Won)	182,979
Severance and retirement benefits		19,369
Other employee benefits		17,830
Rent		12,237
Depreciation		16,252
Amortization		8,918
Taxes and dues		11,917
Printing		4,634
Travel		2,863
Commission		12,875
Electronic data processing		21,135
Training		6,337
Others		23,144

	(Won)	340,490

14. Income tax

Income tax expense for the period from January 1, 2009 to October 27, 2009 is as follows (Korean won in millions):

	January 1, 2009 to October 27, 2009 (Unaudited)
Current income taxes (*)	(Won)	(15,189)
Change in deferred income tax due to temporary difference		411,712

		396,523
Current and deferred income taxes recognized directly to equity		(332,450)

Income tax expense	(Won)	64,073

(*)	Additional tax payments or refunds were included in the current income taxes.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Reconciliations of income tax expense applicable to income before income taxes at the Korea statutory tax rate to income tax expense at the effective income tax rate of the Bank for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in millions):

	January 1, 2009 to October 27, 2009 (Unaudited)
Income before income taxes	(Won)	930,501

Tax at the statutory income tax rate	(Won)	225,161

Adjustments:
Non-deductible expenses, net		3,191
Deferred income tax liabilities not recognized		(146,206)
Others		(18,073)

		(161,088)

Income tax expense	(Won)	64,073

Deferred income tax assets (liabilities) as of October 27, 2009 consist of the following (Korean won in millions):

	October 27, 2009 (Unaudited)
	Before spin-off		Spin-off		After spin-off
Cumulative temporary differences	(Won)	(3,958,747)	(Won)	(3,778,517)	(Won)	(180,176)
Tax rate (%)		(*1)		(*1)		(*1)

Tax effects arising from cumulative temporary differences		(879,235)		(831,287)		(47,948)
Unrealizable deferred income tax assets		(101,286)		—		(101,286)

Deferred income tax liabilities arising from cumulative temporary differences		(777,949)		(831,287)		53,338
Deferred income tax recognized directly to equity		(363,907)		(275,508)		(88,399)
Deferred income tax liabilities of foreign branches		(32,617)		—		(32,617)

Deferred income tax liabilities excluding foreign branches		(1,174,473)		(1,106,795)		(67,678)
Deferred income tax assets of foreign branches (*2)		68,993		—		68,993

Net deferred income tax liabilities	(Won)	1,105,480	(Won)	1,106,795	(Won)	(1,315)

(*1)

The Bank is subject to corporate income taxes, including resident surtax, at the aggregate rates of 12.1% on taxable income of up to (Won)200 million and 24.2% on taxable income in excess of (Won)200 million. The aggregate tax rate will be reduced to 24.2% for 2009 and 22% for 2010 and thereafter on taxable income in excess of (Won)200 million.

(*2)	Deferred income tax assets of foreign branches are not offset against the deferred income tax liabilities in accordance with the tax jurisdictions of the foreign branches.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Details of deferred income taxes debited (credited) directly to equity for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in million):

	January 1, 2009 to October 27, 2009 (Unaudited)
	Before spin-off		Spin-off		After spin-off
Gain on valuation of available-for-sale securities	(Won)	1,598,438	(Won)	1,301,252	(Won)	297,186
Gain on valuation of equity method securities		(184,351)		52,264		(236,615)
Loss on valuation of equity method securities		—		(162,317)		162,317
Other capital surplus		(26,094)		12,176		(38,270)
Other capital adjustments		99,854		(3,881)		103,735

Equity components before tax		1,487,847		1,199,494		288,353
Deferred income tax liabilities		(363,907)		(275,508)		(88,399)

Equity components after tax	(Won)	1,123,940	(Won)	923,986	(Won)	199,954

15. Related party transactions

The subsidiaries and equity-method investees of the Bank as of October 27, 2009, are as follows:

Related entities
Domestic entities	Korea Infrastructure Fund,
Daewoo Shipbuilding & Marine Engineering Co., Ltd.
Korea Marine Fund Co.
KDB Value Private Equity Fund I, KDB Value Private Equity Fund II,
KDB Value Private Equity Fund III, KDB Venture M&A Private Equity Fund,
KDB Turnaround Private Equity Fund
Overseas entities	KDB Asia Ltd,, KDB Ireland Ltd., KDB Bank (Hungary) Ltd.,
Banco KDB Do Brasil S.A, UzKDB Bank

Significant transactions which occurred in the normal course of business with related companies for the period from January 1, 2009 to October 27, 2009, and the related account balances as of October 27, 2009 are as follows (Korean won in millions):

	January 1, 2009 to October 27, 2009 (Unaudited)
Classification	Income		Expenses		Assets		Liabilities
Subsidiaries	(Won)	80,189	(Won)	24,730	(Won)	4,800,850	(Won)	768,183
Equity-method investees		159,345		7,341		4,325,826		107,578

	(Won)	239,534	(Won)	32,071	(Won)	9,126,676	(Won)	875,761

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

Guarantee and collateral provided among the Bank and its related parties as of October 27, 2009 are summarized as follows (Korean won in millions):

Related parties			Oct. 27, 2009 Unaudited
Benefactor	Beneficiary	Guarantee and collateral
KDB	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Guarantee for F/X	(Won)	2,853,217
KDB	KDB Asia Ltd,.	Guarantee for F/X		41,605
KDB	Banco KDB Do Brasil S.A,	Guarantee for F/X		20,306

			(Won)	2,915,128

16. Comprehensive income

Comprehensive income for the period from January 1, 2009 to October 27, 2009 are as follows (Korean won in millions):

	January 1, 2009 to October 27, 2009 (Unaudited)
Net income	(Won)	866,428
Other comprehensive income:
Unrealized gain on available-for-sale securities, net (Income taxes effect: (Won)(351,656) million)		1,077,847
Changes in unrealized gain on valuation of equity method investments (Income taxes effect: (Won)(22,738) million)		107,107
Changes in unrealized loss on valuation of equity method investments (Income taxes effect: (Won)(5,705) million)		188,000

Comprehensive income	(Won)	2,239,382

17. Preparation plan for adoption of Korea International Financial Reporting Standards and implementation status

The Bank will voluntarily adopt the Korea International Financial Reporting Standards (“K-IFRS”) for the first time for the financial period beginning January 1, 2011 even though the Bank is exempt from following the adoption roadmap announced by the Financial Supervisory Service in March 2007.

As part of the Bank’s K-IFRS implementation plan, the Bank appointed an external advisor to identify and report on the differences between the current accounting standards and K-IFRS related to the Bank. The Bank also formed a task force team in March 2008.

Following the completion of identification of accounting policy differences described above, the Bank conducted the detail analysis of its financial reporting system requirement and accounting policy changes impacted by the adoption of K-IFRS until August 2008. Based on results of the above analysis, the Bank has mapped out changes that are required for its financial reporting system capable of capturing and producing IFRS financial data, and modifications to the Bank’s work processes relating to the system changes have been made. The Bank has planned to complete the system and work processes changes by the end of 2009.

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

The task force team regularly reports the preparation plans and implementation progress to the Bank’s management and training programs are also regularly provided to the Bank’s employees to developed K-IFRS trained-resources within the Bank.

18. Statement of financial position before spin-off

	October 27, 2009 (Unaudited)
Assets
Cash and due from banks	(Won)	1,778,265
Securities:
Trading securities		966,154
Available-for-sale securities		37,369,671
Held-to-maturity securities		2,591,777
Equity method investments		13,629,164

		54,556,766
Loans receivable, less allowance for possible losses of (Won)1,275,498 million and less deferred loan fees of (Won)7,150 million at October 27, 2009		79,328,041
Property and equipment		625,548
Other assets:
Allowance for possible losses for other assets		(39,118)
Intangible assets		32,262
Guarantee deposits		111,178
Accounts receivable		4,738,259
Accrued income		611,348
Prepaid expenses		125,564
Deferred income tax assets		68,993
Derivative assets		9,153,676
Miscellaneous assets		644,604

		15,446,766

Total assets	(Won)	151,735,386

KOREA DEVELOPMENT BANK

Notes to interim non-consolidated financial statements (Unaudited)—(Continued)

October 27, 2009

	October 27, 2009 (Unaudited)
Liabilities and equity
Liabilities:
Deposits	(Won)	14,073,795
Borrowing liabilities		102,380,553
Other liabilities:
Severance and retirement benefits, less deposits for severance and retirement of (Won)21,210 million at October 27, 2009		41,028
Allowance for possible losses on acceptances and guarantees		170,971
Allowance for possible losses on unused loan commitments		116,882
Due to trust accounts		338,398
Exchange payable		43,783
Accounts payable		4,712,555
Accrued expenses		1,003,199
Unearned revenues		52,246
Deposits for letter of guarantees		60,166
Deferred income tax liabilities		1,174,473
Derivative liabilities		8,127,066
Miscellaneous liabilities		624,059

		16,464,826

Total liabilities		132,919,174
Equity:
Paid-in capital		9,641,861
Capital surplus		60,665
Capital adjustment		(38,531)
Accumulated other comprehensive income		1,101,285
Retained earnings:
Legal reserve		7,178,115
Unappropriated retained earnings		872,817

		8,050,932

Total equity		18,816,212

Total liabilities and equity	(Won)	151,735,386

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in 2009 was 0.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.3% but gross domestic fixed capital formation decreased by 0.9%, each compared with 2008.

Prices, Wages and Employment

The inflation rate was 3.9% in the first quarter of 2009, 2.8% in the second quarter of 2009 and 2.0% in the third quarter of 2009. The unemployment rate was 3.8% in the first quarter of 2009, 3.8% in the second quarter of 2009 and 3.6% in the third quarter of 2009.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,682.8 on December 31, 2009, 1,602.4 on January 29, 2010 and 1,595.8 on February 2, 2010.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was (Won)1,167.6 to U.S.$1.00 on December 31, 2009, (Won)1,156.5 to US$1.00 on January 29, 2010 and (Won)1,167.8 to US$1.00 on February 2, 2010.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$42.7 billion in 2009 compared with a current account deficit of US$5.8 billion in 2008, primarily due to an increase in surplus from the goods account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$40.5 billion in 2009. Exports decreased by 13.9% to US$363.5 billion and imports decreased by 25.8% to US$323.1 billion from US$422.0 billion of exports and US$435.3 billion of imports, respectively, in 2008.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$270.0 billion as of December 31, 2009.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-156305.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$                     aggregate principal amount and will mature on                         , 20         (the “Maturity Date”). The Notes will bear interest at the rate of         % per annum, payable semi-annually in arrears on February      and August      of each year (each, an “Interest Payment Date”), beginning on August     , 2010. Interest on the Notes will accrue from February     , 2010. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. As of the date of the initial sale of its equity interest in us, our mid-to-long term foreign currency debt then outstanding (including the Notes offered hereby) are expected to be guaranteed by the Government, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic.

Denomination

The Notes will be issued in minimum denominations of US$100,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Change of Support Offer

Not later than 60 days following a Change of Support Triggering Event, we will make an offer to each holder of Notes to repurchase all or any part of such holder’s Notes pursuant to the other procedures described below (a “Change of Support Offer”) at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date, which date will be no earlier than 30 days and no later than 60 days from the date such offer is made. Any failure by us to purchase tendered Notes shall constitute an Event of Default under the Notes.

“Change of Support Triggering Event” means the occurrence of both a Ratings Decline and a Change of Support.

“Change of Support” means the occurrence of one or more of the following events:

(1)	any decrease in the Republic’s ownership (direct or indirect) of us; and

(2)	an amendment to Article 44 of The Korea Development Bank Act of 1953.

“Rating Agencies” means (i) S&P, (ii) Moody’s and (iii) if S&P or Moody’s or both will not make a rating of us publicly available, one or more “nationally recognized statistical rating organizations,” as the case may be, within the meaning of Rule 17g-1 under the Exchange Act, selected by us, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: “AAA,” “AA,” “A,” “BBB,” “BB,” “B,” “CCC,” “CC,” “C” and “D” (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: “Aaa,” “Aa,” “A,” “Baa,” “Ba,” “B,” “Caa,” “Ca,” “C” and “D” (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (“+” and “-” for S&P; “1,” “2” and “3” for Moody’s; or the equivalent gradations for another Rating Agency) will be taken into account (e.g., with respect to S&P, a decline in a rating from “BB+” to “BB,” as well as from “BB-” to “B+,” will constitute a decrease of one gradation).

“Ratings Decline” means a decrease or uncoupling of our corporate rating by at least one Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) below the sovereign rating of the Republic provided that such Ratings Decline is, in whole or in part, in connection with a Change of Support.

Notwithstanding the foregoing, we will not be required to make or complete a Change of Support Offer following a Change of Support Triggering Event if the Notes shall have the benefit of a Government Guarantee (as defined in “Events of Default” below) or the Republic has otherwise taken actions that would have the same effect as a Government Guarantee. Procedures related to the Change of Support Offer are set forth in the fiscal agency agreement and the global notes.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Support Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

Events of Default

Each of the following constitutes an event of default with respect to the Notes:

1.	Non-Payment: we do not pay principal or interest or premium, if any, on the Notes when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the Notes (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the Notes.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, become obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 44 of the KDB Act as of the issue date of the Notes, provided, however, that neither such event will constitute an event of default if, at such time, the Notes shall have the benefit of a Government Guarantee.

7.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

8.	Breach of Change of Support Offer Obligation: we fail to make a Change of Support Offer in accordance with the procedure set forth under “Change of Support Offer” above following a Change of Support Triggering Event, or we fail to purchase Notes tendered by holders in accordance with the procedure set forth under “Change of Support Offer” above, and such failure to make a Change of Support Offer or to purchase tendered Notes continues for a period of 30 days.

For purposes of the foregoing,

“External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

“Government Guarantee” means a direct and irrevocable obligation by the Republic to guarantee or repay in full, or otherwise protect against any losses on any amount due under, or to purchase, the Notes, including principal of, premium, if any, and interest on the Notes, provided that:

a)	the Republic shall have expressly assumed the payment obligations in respect of the Notes under such Government Guarantee by way of agreement, deed, statute or any other instrument or law or regulation having a similar effect;

b)	the Government Guarantee shall be subject to the obligation to make all payments of principal of, premium, if any, and interest on the Notes without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions; any obligation to pay additional amounts as described in “Description of the Securities—Description of Debt Securities—Additional Amounts” in the accompanying prospectus shall apply to the Government Guarantee and the Republic, as guarantor; and

c)	we shall have obtained an opinion of independent legal advisers that the Government Guarantee is binding upon and enforceable against the Republic, and that the Notes shall remain our valid, binding and enforceable obligations.

We will notify holders of the Notes of the occurrence of the cessation of government control or failure of support described under paragraph 6 above as soon as practicable thereafter setting out details of the event, cessation or failure described above and the establishment of the Government Guarantee, and shall make available for inspection by the holders copies of the documentation or statute, law or regulation, as the case may be, evidencing the Government Guarantee and the opinion described in paragraph (c) of the definition of “Government Guarantee” above, during normal business hours at the office of the fiscal agent.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of Notes that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no Notes may be declared due and payable if we cure the applicable event of default before we receive the written notice from any holder of the Notes;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the Notes of an event of default or grant any holder of the Notes a right to examine the security register.

Form and Registration

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus. The following are supplemental Korean tax considerations.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the Notes, as long as such Notes are denominated in a currency other than Won, provided that the disposition does not involve a transfer of such Notes within Korea or the disposition does not involve a transfer of such Notes to a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such Notes to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 22% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the Notes, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in this prospectus supplement and the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated February     , 2010 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement— Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has severally and not jointly agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Notes
BNP Paribas Securities Corp.	US$
Daewoo Securities Co., Ltd.
The Hongkong and Shanghai Banking Corporation Limited
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. International plc

Total	US$

Daewoo Securities Co. Ltd., one of the Underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any of the Notes, then the Underwriters are obligated to take and pay for all of the Notes.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement and may offer a portion to certain dealers at a price that represents a concession not in excess of     % of the principal amount with respect to the Notes. Any Underwriter may allow, and any such dealer may reallow, a concession to certain other dealers. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

The Notes are a new class of securities with no established trading market. We have applied for the listing of the Notes on the SGX-ST. There can be no assurance that such listing will be obtained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds is US$             after deducting the underwriting discounts but not estimated expenses. Expenses associated with this offering are estimated to be approximately US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

In the ordinary course of their respective businesses, some of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions and other related services with us and our affiliates for which the Underwriters and/or their affiliates have received or may receive customary fees and reimbursement of out-of-pocket expenses.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February     , 2010, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus have been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are acquired by persons who are relevant persons specified in Section 276 of the SFA namely:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor (under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights or interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275(1A) of the SFA;

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law.

Price Stabilization and Short Position

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Clifford Chance. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Clifford Chance may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 23, 2009 and a decision of our President dated January 25, 2010. On January 27, 2010, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
Notes	US500630BR88	500630 BR8

PROSPECTUS

$4,000,000,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 11, 2009

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “(Won)” contained in this prospectus are to the currency of Korea, and references to “U.S. dollars”, “Dollars”, “$” or “US$” are to the currency of the United States of America.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the “KDB Act”). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government indirectly owns all of our paid-in capital. Our registered office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, The Republic of Korea.

In June 2008, the Financial Services Commission announced the Government’s preliminary plan for our privatization and, in May 2009, the KDB Act was amended to facilitate our privatization. As a first step in implementing our privatization, the Government established KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle, in October 2009, by spinning off a portion of our assets, liabilities and shareholders’ equity. In the spin-off, our interests in Daewoo Securities Co., Ltd., KDB Asset Management Co., Ltd. and KDB Capital Corp. were transferred to KDBFG, and our equity holdings in certain government-controlled companies, including Korea Electric Power Corporation, or KEPCO, and certain companies under restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC. For more information on the assets, liabilities and shareholders’ equity transferred in the spin-off, see “—Selected Financial Statement Data—Recent Developments”. The Government transferred its ownership interest in us to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and plans to contribute all of KDBFG’s shares to KoFC in December 2009. After the spin-off and the share transfer, KoFC, which is wholly owned by the Government, will own 100% of KDBFG’s share capital and KDBFG will own 100% of our share capital.

The following charts show our ownership structure before and after the spin-off and the share transfer.

Under the Government’s privatization plan, the Government, through KoFC and KDBFG, will continue to own more than 50% of our shares, until the end of 2014. The Government will guarantee the repayment of the principal of and interest on our mid-to-long term foreign currency debt outstanding (including the notes offered hereby) as of the date of the initial sale of its equity interest in KDBFG, subject to the authorization by the National Assembly of the Government guarantee amount. The Government may also guarantee, subject to the authorization by the National Assembly, the repayment of the principal of and interest on our mid-to-long term foreign currency debt incurred during the period when the Government owns more than 50% of KDBFG to refinance our foreign currency debt referred to in the preceding sentence, in the event that (i) the repayment of our outstanding foreign currency debt would be difficult unless the Government provides a guarantee, (ii) the terms and conditions of our newly incurred foreign currency debt would become notably unfavorable unless the Government provides a guarantee or (iii) any other circumstances equivalent to (i) or (ii) above exist, as determined by the Minister of Strategy and Finance. In addition, the Government’s financial support to us stipulated by Article 44 of the KDB Act would remain effective for so long as the Government owns, directly or indirectly, a majority of our share capital. For more information on the Government’s financial support under the KDB Act, see “—Business—Government Support and Supervision”.

Under the Government’s plan, the Government through KoFC would transfer a controlling stake in KDBFG to unrelated third parties in or after 2015, by which time the Government would cease to hold a majority ownership interest in us. Until then, both we and KoFC will perform policy bank roles. Under the Government’s plan, if the Government ceases to be our controlling shareholder, the Government’s financial support to us stipulated by Article 44 of the KDB Act would cease to be provided.

However, the implementation of the Government’s privatization plan may be delayed or changed depending on a variety of factors, such as domestic and international economic conditions, and the timing discussed above is only preliminary and is subject to change. There can be no assurance that such privatization plan will be implemented as contemplated or that the contemplated privatization will be implemented at all. In addition, the Government’s financial support to us under the KDB Act may be discontinued in connection with the privatization and the Government may decide not to provide direct guarantees for the notes offered hereby or otherwise protect our creditworthiness.

Our primary purpose, as stated in the KDB Act, the Enforcement Decree of the KDB Act, as amended (the “KDB Decree”) and our Articles of Incorporation, is to “furnish funds for the expansion of the national economy”. We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of June 30, 2009, we had (Won)82,734.4 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines), total assets of (Won)163,849.5 billion and total shareholders’ equity of (Won)17,736.4 billion, as compared to (Won)77,113.5 billion of loans outstanding, (Won)157,612.7 billion of total assets and (Won)15,715.3 billion of total shareholders’ equity as of December 31, 2008. For the first half of 2009, we recorded interest income of (Won)2,804.1 billion, interest expense of (Won)2,495.9 billion and net income of (Won)246.4 billion, as compared to (Won)2,586.0 billion of interest income, (Won)2,328.5 billion of interest expense and (Won)535.5 billion of net income for the first half of 2008. See “—Selected Financial Statement Data”.

Currently, the Government indirectly holds all of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of loans, guarantees or contributions to capital, plays an important role in determining our lending capacity. The Government, as the sole shareholder, has the power to appoint or dismiss our President, members of our Board of Directors and Auditor. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 44 of the KDB Act. Article 44 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government”. As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly. If the Government ceases to be our controlling shareholder as a result of our privatization in or after 2015 in accordance with the Government’s plan, the Government’s financial support to us stipulated by Article 44 of the KDB Act would cease to be provided.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended Article 43 of the KDB Act. The revised Article 43 provides that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	forty percent or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)	any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized; and

(3)	any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) to the Financial Services Commission. Under amended Article 43 of the KDB Act, the Minister of Strategy and Finance, in approving the distribution of our net profit, must consider the effect of such distribution on our managerial soundness and our effective business performance, among other things, and must consult in advance with the Financial Services Commission regarding such distribution.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the transformation of us into a corporation from a special statutory entity and application of the Banking Act to us;

•	the abolishment of restrictions on our lending and deposit-taking activities, enabling us to engage in commercial banking activities, including retail banking, without restrictions;

•

the provision of direct government guarantees for our foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred during the period when the Government owns more than 50% of our shares for refinancing purposes; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

The revised KDB Act, which is filed as an exhibit to the registration statement of which this prospectus forms a part, is effective as of June 1, 2009.

The Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of June 30, 2009, our authorized capital was (Won)10,000 billion and capitalization was as follows:

	June 30, 2009(1)
	(billions of won) (unaudited)
Long-term debt:
Won currency borrowings	(Won)	3,257.1
Industrial finance bonds		42,259.0
Foreign currency borrowings		4,001.8

Total long-term debt		49,517.9	(2)(3)

Capital:
Paid-in capital		9,641.9
Capital surplus		44.4
Retained earnings		7,438.4
Accumulated other comprehensive income		611.8

Total capital		17,736.4

Total capitalization	(Won)	67,254.3

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since June 30, 2009.
(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,284.7 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on June 30, 2009.
(3)	As of June 30, 2009, we had contingent liabilities totaling (Won)15,788.9 billion under outstanding guarantees issued on behalf of our clients.

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “furnish funds for the expansion of the national economy”. Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing.

Government Support and Supervision

The Government owns indirectly all of our paid-in capital. On February 20, 2000, the Government contributed (Won)100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by (Won)959.8 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed (Won)3 trillion in the form of shares of common stock of KEPCO to our capital. On December 29, 2001, the Government contributed (Won)50 billion in cash to our capital. On August 13, 2003, the Government contributed (Won)80 billion in cash to our capital to support our existing fund for facilitating the Republic’s regional economies. On April 30, 2004, the Government contributed (Won)1 trillion in the form of shares of common stock of KEPCO and Korea Water Resources Corporation to our capital to support our lending to small-and medium-sized companies and to compensate for our contribution to LG Card Ltd. in the form of loans, cash injections and debt-for-equity swaps. On December 19, 2008, the Government contributed (Won)500 billion in the form of shares of common stock of Korea Expressway Corporation to our capital and, in January 2009, the Government contributed (Won)900 billion in cash to our capital, in each case to bolster our capital base in order to stabilize the Korean financial market by supporting small and medium-sized enterprises and providing increased liquidity to corporations. Taking into account these capital contributions and reduction, as of June 30, 2009, our total paid-in capital was (Won)9,641.9 billion. See “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of June 30, 2009 and 2008—Note 12”.

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The extent of the Government’s yearly financial support, in the form of loans, guarantees or contributions to capital, helps determine our lending capacity.

The Government also supports our operations pursuant to Articles 43 and 44 of the KDB Act. Article 43 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of paid-in capital” and that accumulated amounts in reserve may be capitalized. Article 44 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government”.

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly. Under the Government’s plan, if the Government ceases to be our controlling shareholder as a result of our privatization in or after 2015 in accordance with the Government’s plan, the Government’s financial support to us stipulated by Article 44 of the KDB Act would cease to be provided.

When the initial sale by the Government of its equity interest in KDBFG is made in or after 2011 in accordance with the Government’s privatization plan, the Government will guarantee the repayment of the principal of and interest on our mid-to-long term foreign currency debt outstanding (including the notes offered hereby) as of the date of the initial sale of its equity interest in KDBFG, subject to the authorization by the National Assembly of the Government guarantee amount, pursuant to Article 18-2 of the KDB Act. In addition, under Article 18-2 of the KDB Act, the Government may guarantee, subject to the authorization by the National Assembly, the repayment of the principal of and interest on our mid-to-long term foreign currency debt incurred during the period when the Government owns more than 50% of KDBFG to refinance our foreign currency debt referred to in the preceding sentence, in the event that (i) the repayment of our outstanding foreign currency debt would be difficult unless the Government provides a guarantee, (ii) the terms and conditions of our newly incurred foreign currency debt would become notably unfavorable unless the Government provides a guarantee or (iii) any other circumstances equivalent to (i) or (ii) above exist, as determined by the Minister of Strategy and Finance.

The Government closely supervises our operations in the following ways:

•	the Government, as the sole shareholder, has the power to appoint or dismiss our President, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts”.

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Recent Developments

In October 2009, the Government established KDBFG and KoFC by spinning off a portion of our assets, liabilities and shareholders’ equity as described above under the heading “Overview” in this prospectus. The following balance sheet data showing our assets, liabilities and shareholders’ equity before and after the spin-off, as well as assets, liabilities and shareholders’ equity transferred to KDBFG and KoFC, have been derived from our unaudited internal management accounts.

	KDB Before Spin-off	KDB Before Spin-off	KDB After Spin-off	KDBFG	KoFC
	As of June 30, 2009	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009
	(billions of won)
	(unaudited)
Balance Sheet Data
Assets
Cash and due from banks	5,090.9	1,778.3	1,460.3	27.4	290.5
Securities(1)	54,665.2	54,695.1	33,929.7	1,579.6	19,185.8
Loans receivable (net of provision for possible loan losses	81,400.2	79,228.6	75,216.2	—	4,012.4
Property and equipment	629.1	625.5	547.5	0.3	77.7
Other assets	22,064.2	15,881.8	15,847.8	0.9	33.1

Total assets	163,849.5	152,209.3	127,001.5	1,608.3	23,599.5

Liabilities and Shareholders’ Equity
Deposits	15,194.8	14,073.8	14,073.8	—	—
Borrowings(2)	106,917.8	102,387.8	82,556.9	400.0	19,430.9
Other liabilities	24,000.6	16,471.8	15,244.8	58.3	1,168.6

Total liabilities	146,113.1	132,933.3	111,875.5	458.3	20,600.0

Shareholder’s Equity
Paid-in capital	9,641.9	9,641.9	9,241.9	300.0	100.0
Capital surplus	44.4	45.8	44.4	1.4	—
Accumulated other comprehensive income (loss)	611.8	1,729.1	805.1	(2.6)	926.6
Retained Earnings	7,438.4	7,859.3	5,034.7	851.2	1,973.4

Total shareholders’ equity	17,736.4	19,276.0	15,126.0	1,150.0	3,000.0

Total liabilities and shareholders’ equity	163,849.5	152,209.3	127,001.5	1,608.3	23,599.5

(1)	Includes equity securities and debt securities. The following table shows details of equity securities that have been transferred to KDBFG and KoFC in the spin-off.

(a)	Equity securities transferred to KDBFG from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Daewoo Securities Co., Ltd.	39.1%	1,042.9
KDB Capital Corp.	99.9%	485.3
KDB Asset Management LLP	64.3%	42.4
Korea Infra Asset Management	90.1%	8.9

Total		1,579.5

(b)	Equity securities transferred to KoFC from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Korea Electric Power Corporation	29.9%	8,981.7
Korea Expressway Corporation	8.8%	1,930.2
Korea Land & Housing Corporation	N/A	2,491.9
Korea Water Resources Corporation	9.3%	976.4
The Export-Import Bank of Korea	3.1%	200.0
Korea Tourism Organization	43.6%	165.9
Korea Asset Management Corporation	8.1%	146.3
Korea Appraisal Board	30.6%	13.9
Korea Resources Corporation	0.5%	3.2
Seoul Newspaper Co., Ltd.	0.02%	0.03
Industrial Bank of Korea	10.6%	620.2
Hyundai Engineering & Construction Co., Ltd.	11.2%	744.4
Hynix Semiconductor Inc.	5.5%	587.0
Korea Aerospace Industries, Ltd.	30.1%	171.9
SK Networks Co., Ltd.	8.2%	246.1
Daewoo International Corporation	5.3%	153.0

Total		17,432.1

(2)	Borrowings include borrowings and industrial finance bonds.

As of October 27, 2009, our total assets after the spin-off decreased by 16.6% to (Won)127,001.5 billion from (Won)152,209.3 billion before the spin-off, primarily due to a 37.7% decrease in securities to (Won)33,929.7 billion from (Won)54,695.1 billion, which was attributable to the transfer of (Won)17,432.1 billion of equity securities and (Won)1,753.7 billion of debt securities to KoFC and (Won)1,579.5 billion of equity securities to KDBFG in connection with the spin-off.

As of October 27, 2009, our total liabilities after the spin-off decreased by 15.8% to (Won)111,875.5 billion from (Won)132,933.3 billion before the spin-off, primarily due to a 19.4% decrease in borrowings to (Won)82,556.9 billion from (Won)102,387.8 billion, which was attributable to the transfer of (Won)19,430.9 billion of borrowings (including (Won)16,134 billion of industrial finance bonds) to KoFC and (Won)400.0 billion of borrowings to KDBFG in connection with the spin-off.

As of October 27, 2009, our total shareholders’ equity after the spin-off decreased by 21.5% to (Won)15,126.0 billion from (Won)19,276.0 billion before the spin-off, primarily due to a decrease in retained earnings by (Won)2,824.6 billion, which was mainly attributable to the transfer of (Won)1,968.3 billion of retained earnings to KoFC and (Won)869.8 billion of retained earnings to KDBFG in connection with the spin-off.

Results of Operation

You should read the following financial statement data together with the financial statements and notes included in this prospectus:

	Year Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007	2008	2008	2009
	(billions of won) (audited)					(unaudited)
Income Statement Data
Total Interest Income	2,847.1	3,029.2	3,650.5	4,479.0	5,800.9	2,586.0	2,804.1
Total Interest Expenses	2,528.9	2,598.2	3,294.3	4,238.4	4,997.1	2,328.5	2,495.9
Net Interest Income	318.3	431.0	356.2	240.7	803.8	257.5	308.2
Operating Revenues	13,380.8	10,730.4	11,806.4	12,578.7	44,131.0	15,218.1	17,978.6
Operating Expenses	13,120.2	10,503.7	11,230.5	11,437.0	43,240.9	14,812.2	17,775.5
Net Income (Loss)	1,078.2	2,421.7	2,100.8	2,047.6	350.3	535.5	246.4

	As of December 31,					As of June 30, 2009
	2004	2005	2006	2007	2008
	(billions of won) (audited)					(unaudited)
Balance Sheet Data
Total Loans(1)	46,877.9	50,490.3	51,392.9	57,842.2	77,113.5	82,734.4
Total Borrowings(2)	70,582.4	75,304.1	81,158.2	93,954.4	117,253.5	122,112.6
Total Assets	92,684.7	96,510.7	104,523.3	122,615.9	157,612.7	163,849.5
Total Liabilities	81,964.2	81,765.7	88,017.1	104,029.2	141,897.4	146,113.1
Shareholder’s Equity	10,720.5	14,745.0	16,506.2	18,586.7	15,715.3	17,736.4

(1)	Gross amount, which includes loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses and present value discounts.
(2)	Total Borrowings include deposits, call money, borrowings and industrial finance bonds.

Six Months Ended June 30, 2009

For the six months ended June 30, 2009, we had net income of (Won)246.4 billion compared to net income of (Won)535.5 billion for the six months ended June 30, 2008.

Principal factors for the decrease in net income for the six months ended June 30, 2009 compared to the six months ended June 30, 2008 included:

•

new provision of allowance for possible loan losses of (Won)483.5 billion in the six months ended June 30, 2009 compared to no new provision of allowance for possible loan losses in the corresponding period of 2008, primarily due to increased non-performing loans; and

•

net valuation losses on equity method investments of (Won)26.7 billion in the six months ended June 30, 2009, compared to net valuation gains on equity method investments of (Won)240.5 billion in the corresponding period of 2008, primarily due to losses from investments in KEPCO and GM Daewoo Auto & Technology Company.

The above factors were partially offset by (1) an increase in net gains on disposal of available-for-sale securities to (Won)555.0 billion in the six months ended June 30, 2009 from (Won)220.2 billion in the corresponding period of 2008 and (2) an increase in net interest income to (Won)308.2 billion in the six months ended June 30, 2009 from (Won)257.5 billion in the corresponding period of 2008.

2008

We had net income of (Won)350.3 billion in 2008 compared to net income of (Won)2,047.6 billion in 2007.

Principal factors for the decrease in net income in 2008 compared to 2007 included:

•

net valuation losses on equity method investments of (Won)509.9 billion in 2008 compared to net valuation gains on equity method investments of (Won)1,468.6 billion in 2007, primarily due to losses from investments in KEPCO and GM Daewoo Auto & Technology Company; and

•

a decrease in gains on disposal of equity method investments to (Won)32.8 billion in 2008 from (Won)896.5 billion in 2007; the (Won)32.8 billion gain in 2008 reflected principally the sale of our equity interest in Tongmyung Mottrol Co., Ltd. and the (Won)896.5 billion gain in 2007 reflected principally the sale of our equity interest in LG Card.

The above factors were partially offset by an increase in net interest income to (Won)803.8 billion in 2008 from (Won)240.7 billion in 2007.

2007

We had net income of (Won)2,047.6 billion in 2007 compared to net income of (Won)2,100.8 billion in 2006.

Principal factors for the net income in 2007 included:

•	valuation gains on equity method investments of (Won)1,476.0 billion, primarily due to gains from investments in KEPCO and Daewoo Securities Co., Ltd.;

•	gains on disposal of securities under the equity method of (Won)896.5 billion, primarily due to gains from the sale of our equity interest in LG Card;

•	fees and commissions income of (Won)301.3 billion, primarily from bond underwriting, consulting and project financing activities; and

•	gains on disposal of available-for-sale securities of (Won)279.3 billion, primarily due to gains from the sale of our equity interest in LG Card, SK Networks and STX Pan Ocean.

The above factors were partially offset by (1) income tax expense of (Won)558.6 billion and (2) provision for loan losses of (Won)171.1 billion. The provision for loan losses in 2007 reflected an increase in required minimum provisioning ratio for loans classified as normal from 0.7% to 0.85%, (and for companies in some industries, to 0.9%) at the end of 2007.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of June 30, 2009, we established provisions of (Won)1,308.9 billion for possible loan losses and bad debt securities, 27.9% higher than the provisions as of December 31, 2008, and (Won)216.9 billion for doubtful accounts relating to foreign exchange, guarantees and other assets, representing a 132.7% increase from December 31, 2008. As of December 31, 2008, we established provisions of (Won)1,023.7 billion for possible loan losses and bad debt securities, 31.2% higher than the provisions as of December 31, 2007, and (Won)93.2 billion for doubtful accounts relating to foreign exchange, guarantees and other assets, representing a 58.1% increase from December 31, 2007.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2009, we have provided loans of (Won)83.5 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)6.2 billion following debt-equity swaps. As of June 30, 2009, we had established provisions of (Won)349.2 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

Financial Services Commission guidelines classify loans into five categories; provisions are made in accordance with ratios applicable to each category. Effective December 31, 2007, the Financial Services Commission adopted more stringent definitions for the relevant loan categories which more closely follow international standards. Under the revised definitions, loans are categorized as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits. 0.85% or more reserves required (0.9% for companies in certain industries).

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months. 7.0% or more reserves required.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Expected-loss Customers” (each as defined below). 20.0% or more reserves required.

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months. 50.0% or more reserves required.

Expected Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Expected-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses. 100.0% reserves required.

The following table provides information on our loan loss provisions.

	As of December 31, 2006(1)					As of December 31, 2007(1)					As of December 31, 2008(1)					As of June 30, 2009(1)
	Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions
	(in billions of won, except percentages)
Normal	(Won)	41,872.9	0.7%	(Won)	331.3	(Won)	48,833.0	0.85%	(Won)	437.3	(Won)	66,003.8	0.85%	(Won)	595.6	(Won)	72.783.9	0.85%	(Won)	748.4
Precautionary		940.7	7.0%		117.4		436.8	7.0%		60.3		449.1	7.0%		56.5		854.3	7.0%		116.4
Substandard		415.9	20.0%		114.9		619.3	20.0%		254.1		912.7	20.0%		223.6		1,044.9	20.0%		243.9
Doubtful		18.4	50.0%		10.3		3.4	50.0%		2.1		10.3	50.0%		5.2		38.2	50.0%		19.1
Expected Loss		42.7	100.0%		42.7		26.2	100.0%		26.2		142.7	100.0%		142.7		181.1	100.0%		181.1
Others(2)		8,065.9	—		—		7,893.1	—		—		9,570.9	—		—		3,379.4	—		—

Total	(Won)	51,356.5		(Won)	616.6	(Won)	57,811.8		(Won)	780.0	(Won)	77,089.5		(Won)	1,023.7	(Won)	74,902.4		(Won)	1,308.9

(1)	These figures include loans, guarantees, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines.
(2)	Includes loans guaranteed by the Government.

As of June 30, 2009, our delinquent loans totaled (Won)1,100.9 billion, representing 1.4% of our outstanding loans and guarantees as of such date. On June 30, 2009, our legal reserve was (Won)7,178.1 billion, representing 9.2% of our outstanding loans and guarantees as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Ssangyong Motor Company, Amuty Shinchon Securitization Specialty Corporation, Daewoo Logistics, Daewoo Electronics and YBS. As of June 30, 2009, our credit extended to these companies totaled (Won)618.7 billion, accounting for 0.4% of our total assets as of such date.

As of June 30, 2009, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Ssangyong Motor Company remained unchanged at (Won)238.2 billion compared to December 31, 2008. We downgraded the classification of our exposure to Amuty Shinchon Securitization Specialty Corporation from normal to substandard, following our evaluation of its financial condition and operating results in February 2009. As of June 30, 2009, our exposure to Amuty Shinchon Securitization Specialty Corporation was (Won)149.1 billion. We also downgraded the classification of our exposure to Daewoo Logistics from precautionary to expected loss, following our evaluation of its financial condition and operating results in June 2009. As of June 30, 2009, our exposure to Daewoo Logistics was (Won)122.1 billion. As of June 30, 2009, our exposure to Daewoo Electronics slightly increased to (Won)68.1 billion from (Won)67.0 billion as of December 31, 2008, primarily due to the depreciation of the Won against the Dollar. As of June 30, 2009, our exposure to YBS decreased to (Won)41.3 billion from (Won)48.0 billion as of December 31, 2008, primarily due to the write-off of certain of our exposure to YBS.

As of June 30, 2009, we established provisions of (Won)47.6 billion for our exposure to Ssangyong Motor Company, (Won)29.8 billion for Amuty Shinchon Securitization Specialty Corporation, (Won)122.1 billion for Daewoo Logistics, (Won)13.2 billion for Daewoo Electronics and (Won)8.3 billion for YBS.

For the six months ended June 30, 2009, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Operations

Loan Operations

We mainly provide equipment capital loans and working capital loans to private Korean enterprises that undertake major industrial projects. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 3.75% over our prime rate, although we provide a discount between 0.3% and 0.8% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of five to ten years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

We generally obtain collateral valued in excess of the original loan from large companies and up to the value of the loan from small- and medium-sized companies. Depending on the type of borrower and loan, the collateral may be equipment purchased with the loan proceeds, industrial plants, real estate and marketable securities. We appraise the value of our collateral at least once a year.

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,			June 30, 2009
	2006	2007	2008
	(billions of won)
Equipment Capital Loans:
Domestic Currency	11,136.9	14,669.3	19,787.1	22,982.2
Foreign Currency(2)	9,688.2	12,037.8	18,035.1	17,599.0

	20,825.1	26,707.1	37,822.2	40,581.2
Working Capital Loans:
Domestic Currency	7,311.2	9,895.3	15,114.1	17,734.2
Foreign Currency(2)	2,548.1	2,756.9	3,144.8	3,151.7

	9,859.3	12,652.2	18,258.9	20,885.9

Total Loans	30,684.4	39,359.3	56,081.1	61,467.1

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled (Won)3,695.9 billion as of December 31, 2006, (Won)3,130.5 billion as of December 31, 2007, (Won)4,254.4 billion as of December 31, 2008 and (Won)3,999.0 billion as of June 30, 2009. See “—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies”.

As of June 30, 2009, we had (Won)61,467.1 billion in outstanding loans, representing a 9.6% increase from December 31, 2008.

Maturities of Outstanding Loans

The following table categorizes our outstanding loans by their remaining maturities:

Outstanding Loans by Remaining Maturities(1)

	December 31,			As % of December 31, 2008 Total
	2006	2007	2008
	(billions of won, except percentages)
Loans with Remaining Maturities of Less Than One Year	9,663.1	12,228.1	18,729.0	33.4%
Loans with Remaining Maturities of One Year or More	21,021.3	27,131.3	37,352.1	66.6%

Total	30,684.4	39,359.4	56,081.1	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding loans, categorized by industry sector:

Outstanding Loans by Industry Sector(1)

	December 31,			As % of December 31, 2008 Total
	2006	2007	2008
	(billions of won, except percentages)
Manufacturing	16,298.0	22,807.1	32,068.7	57.2%
Banking and Insurance	2,390.9	2,878.5	4,157.0	7.4%
Transportation and Communication	3,420.5	4,136.2	5,981.8	10.7%
Public Administration	2,441.1	1,807.3	2,050.7	3.7%
Electric, Gas and Water Supply Industry	685.6	2,561.3	2,976.6	5.3%
Others	5,448.2	5,168.9	8,846.3	15.8%

Total	30,684.4	39,359.3	56,081.1	100.0%

Percentage increase (decrease) from previous period	0.05%	16.3%	42.5%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 57.2% of our outstanding loans as of December 31, 2008. As of December 31, 2008, loans to the metal-related manufacturing businesses and chemical & plastic manufacturing businesses accounted for 28.5% and 28.2%, respectively, of our outstanding loans to the manufacturing sector.

The Bank Capitalization Fund SPV Limited was our single largest borrower as of June 30, 2009, accounting for 5.6% of our outstanding loans. As of June 30, 2009, our five largest borrowers accounted for 15.0% of our outstanding loans and the 20 largest borrowers for 29.8%. The following table breaks down the loans to our 20 largest borrowers outstanding as of June 30, 2009 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2009 Total Outstanding Loans
Manufacturing	37.0%
Transportation and Communication	12.5%
Electricity and Waterworks	9.5%
Public Administration and National Defense	9.1%
Financing, Insurance and Business Services	27.5%
Science and Technology / Others	4.5%

Total	100.0%

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,			Six Months Ended June 30, 2009	As % of Six Months Ended June 30, 2009 Total
	2006	2007	2008
	(billions of won, except percentages)
Manufacturing	7,243.8	9,915.6	13,863.4	7,494.8	60.6%
Transportation and Communication	1,316.6	1,500.0	1,911.9	780.0	6.3%
Electricity and Waterworks	1,329.5	1,479.7	373.9	216.3	1.7%
Financing, Insurance and Business Services	2,500.1	1,807.4	2,071.8	977.9	7.9%
Others	689.6	1,768.9	3,011.4	2,891.3	23.4%

Total	13,079.6	16,471.6	21,232.4	12,360.3	100.0%

Percentage increase (decrease) from previous period	10.7%	25.9%	28.9%	(18.9)%

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

See “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of June 30, 2009 and 2008—Note 5” for more information on the types of credit extended by us and the amounts of each type outstanding as of June 30, 2009.

The following table sets out loans by categories as of June 30, 2009:

	Equipment Capital Loans(1)		Working Capital Loans(1)
	June 30, 2009%		June 30, 2009%
	(billions of won, except percentages)
Industrial fund loans	19,500.6	48.1%	15,976.0	76.5%
Foreign currency loans	12,154.5	30.0%	3,144.9	15.1%
Offshore loans in foreign currencies	3,680.0	9.1%	—	0.00%
Government fund loans	747.8	1.8%	145.5	0.7%
IBRD loans	1,764.5	4.3%	—	—
Overdraft	—	0.0%	281.2	1.3%
Others	2,733.8	6.7%	1,338.3	6.4%

Total	40,581.2	100.0%	20,885.9	100.0%

(1)	Includes loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul and Busan subway systems;

•	small tourist facilities;

•	rural and coastal electricity facilities;

•	hospitals; and

•	other facilities.

Government fund loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at fixed interest rates with original maturities, in the case of equipment capital loans, of eight to 20 years and, in the case of working capital loans, of up to five years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Petroleum Business Fund (energy conservation projects and alternate fuel development projects);

•	the Tourism Promotion Fund (hotel and resort projects); and

•	the Special Industry Supporting Fund (defense projects).

We also make special purpose fund loans from money received from the World Bank, the ADB, other multinational agencies and foreign financial institutions. For further information relating to such loans, see “—Sources of Funds” and “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of June 30, 2009 and 2008—Note 5”.

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds”.

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,			As of June 30, 2009
	2006	2007	2008
	(billions of won)
Acceptances	373.0	275.7	725.8	1,169.9
Guarantees on local borrowing	316.4	384.1	441.0	319.6
Guarantees on foreign borrowing	7,948.2	11,330.6	16,910.4	14,265.7
Letter of guarantee for importers	42.5	39.3	29.8	33.7

Total	8,680.1	12,029.7	18,107.0	15,788.9

On November 13, 2002, we entered into a guarantee agreement with KEPCO with respect to certain of KEPCO’s debt securities in connection with KEPCO’s restructuring and privatization. Pursuant to the guarantee agreement, we issued in February 2003 our guarantee to holders of KEPCO’s Yankee and Global debt securities with final maturities ranging from 2003 to 2096 (although our guarantee obligations only run through 2016) in an aggregate principal amount of approximately (Won)3.3 trillion, based on exchange rates prevailing on the guarantee issuance date, February 25, 2003, and we issued in April 2003 our guarantee to holders of KEPCO’s Eurobonds with final maturities ranging from 2004 to 2007 in an aggregate principal amount of approximately (Won)0.9 trillion, based on exchange rates prevailing on the guarantee issuance date, April 29, 2003. The guarantees described above constitute full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations. KEPCO paid and will continue to pay us an annual guarantee fee of 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the benefit of our guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date.

We currently own approximately 30.0% of the outstanding shares of common stock of KEPCO, and the Government, which owns all of our paid-in capital, owns an additional 21.1% of such shares.

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the Government specifically instructs us to do so. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. Our equity investments increased to (Won)23,109.2 billion as of June 30, 2009 from (Won)22,917.1 billion as of December 31, 2008, principally as a result of valuation gains on capital stock of Daewoo Securities and Daewoo Shipbuilding & Marine Engineering Co., Ltd. Our equity investments decreased to (Won)22,917.1 billion as of December 31, 2008 from (Won)26,944.1 billion as of December 31, 2007, principally as a result of valuation losses on capital stock of KEPCO and GM Daewoo Auto & Technology.

To support the Government’s policy of helping credit-constrained small- and medium-sized companies, we allocated (Won)350 billion and (Won)400 billion for 2007 and 2008, respectively, for investment in promising small- and medium-sized companies and invested (Won)249.7 billion and (Won)328.1 billion in 160 and 145 companies in 2007 and 2008, respectively.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of June 30, 2009, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled (Won)17,339.0 billion, equal to 51.5% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors”.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2009:

Equity Investments

Book Value as of June 30, 2009
(billions of won)
Electricity & Waterworks	9,621.4
Construction	3,840.9
Finance and Insurance	4,381.4
Rea Estate Business	1,273.3
Manufacturing	2,553.3
Transportation	553.1
Others	885.8

Total	23,109.2

As of June 30, 2009, we held total equity investments, on a book value basis, of (Won)10,206.7 billion in three of our five largest borrowers and (Won)12,593.9 billion in 15 of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2009, the aggregate value of our equity investments accounted for approximately 134% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyses and managerial assistance; and

•	offering trust services.

As of June 30, 2009, we held in trust cash and other assets totaling (Won)14,015.3 billion, and we generated in the first half of 2009 trust fee income equaling (Won)7.4 billion. As of December 31, 2008, we held in trust cash and other assets totaling (Won)12,344.9 billion, and we generated in 2008 trust fee income equaling (Won)6.9 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if the income from our trust operations fails to generate the guaranteed minimum rate of return on some of our money trusts, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. We have transferred (Won)617.3 billion, (Won)665.5 billion, (Won)266.0 billion and (Won)1,002.3 billion in 2006, 2007, 2008 and in the first half of 2009, respectively, from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into our banking accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international borrowings from The Bank of Korea; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Petroleum Business Fund, the Tourism Promotion Fund and the Special Industry Supporting Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of June 30, 2009:

Type of Funds Borrowed	As of June 30, 2009
(billions of won)
General Purpose	946.9
Special Purpose	3,264.7

Total	4,211.6

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2009:

Outstanding Balance	As of June 30, 2009
(billions of won)
Denominated in Won	50,628.9
Denominated in Other Currencies	20,671.2

Total	71,300.1

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of our on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of June 30, 2009, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2009) was (Won)87,089 billion, equal to 17.3% of our authorized amount under the KDB Act, which was (Won)504,600.0 billion.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of five to ten years. We also borrow from the World Bank, the ADB and other similar supranational institutions to fund special projects, with terms linked to the related loans we extend. As of June 30, 2009, the outstanding amount of our foreign currency borrowings was US$10.8 billion.

Our long term and short term foreign currency borrowings decreased to (Won)13,882.0 billion as of June 30, 2009 from (Won)16,468.2 billion as of December 31, 2008.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of June 30, 2009, demand deposits held by us totaled (Won)645.9 billion and time and savings deposits held by us totaled (Won)12,062.5 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2009:

Debt Principal Repayment Schedule

	Maturing on or before June 30,
Currency(1)(2)	2010	2011	2012	2013	Thereafter
	(billions of won)
Won	24,274.8	13,095.3	1,555.1	4,756.9	5,586.4
Foreign	8,400.4	6,069.4	4,879.1	4,281.9	261.7

Total Won Equivalent	32,675.2	19,164.7	6,434.2	9,038.8	5,848.1

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2009, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain branches in Tokyo, Shanghai, Singapore, New York, London, Beijing and Guangzhou and two overseas representative offices in Frankfurt and Shenyang.

During 1998, 1999 and 2000, we closed one overseas branch in Bangkok, six overseas subsidiaries, Korea Associated Securities Inc., KDB Bank (Schweiz) AG, KDB (UK) Ltd., KDB International (Singapore) Ltd., KDB (Deutschland) Gmbh, KDB Lease (Japan) Ltd., and eleven overseas representative offices in Toronto, Budapest, Sydney, Mexico City, Hanoi, Manila, Paris, Santiago, Moscow, New Delhi and Jakarta.

Property

Our head office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 44 branches in major cities throughout the Republic, including 10 in Seoul. We generally own our domestic office space and lease our overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of not more than nine directors, including our President and Chairman of the Board of Directors. Under the KDB Act, as amended in May 2009, we elect our directors, including our President and Chairman of the Board of Directors, at a general meeting of shareholders. Our executive directors serve for three-year terms and our independent non-executive directors serve for one-year terms, and they may be re-appointed. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
President and Chairman of the Board of Directors:	Euoo Sung Min	June 10, 2011
Executive Directors:	Young Kee Kim	May 5, 2012
	In Sung Chung	February 4, 2010
Independent Non-executive Directors	Youn Soo Lee	December 19, 2010
	Yeon Cheon Oh	April 17, 2011

As of June 30, 2009, we employed 2,537 persons with 1,720 located in our Seoul head office.

Financial Statements and the Auditors

The Financial Services Commission appoints our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Sung Moon Lee, who was appointed for a three-year term on April 11, 2008.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our non-consolidated and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external auditor is Ernst & Young Han Young, located at Taeyoung Bldg., #10-2, Yeouido-dong, Yeongdeungpo-gu, Seoul, Korea. Shinhan Accounting Corporation, located at 5th Floor, Samhwan Camus Building, #17-3 Yeouido-Dong, Yeongdeungpo-gu, Seoul, Korea, has audited our financial statements as of and for the year ended December 31, 2008 and Samil PricewaterhouseCoopers, located at Kukje Center Building, 191, Hankang-ro, 2-ka, Yongsan-gu, Seoul, Korea, has audited our financial statements as of and for the year ended December 31, 2007 included in this prospectus.

Our financial statements appearing in this prospectus were prepared in conformity with Korean law and in accordance with generally accepted accounting principles in the Republic, summarized in “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2008 and 2007—Note 2” and “Notes to Non-Consolidated Financial Statements of June 30, 2009 and 2008—Note 2”. These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States (“US GAAP”).

We generally record our trading portfolio of marketable equity securities and other equity investments at the cost of acquisition (including incidental expenses related to purchase), computed on the moving average method. However, if the aggregate market value of the trading portfolio of marketable securities as of the balance sheet date differs from their purchase cost, we record the securities at market value. If the market value of equity investments, except for those of companies in which we hold more than 15% of interest (“affiliated companies”), differs from their purchase cost, we record the investment at market value. Starting in April 1999, we record our equity investments in affiliated companies by using the equity method, pursuant to which we account for adjustments in the value of our investments resulting from changes to the affiliated companies’ net asset values. However, we do not apply the equity method for the following investments: (1) total assets of investees are less than (Won)7,000 million; (2) investees which are owned by the Korean Government and Government invested companies; (3) investees under court receivership or bankruptcy; and (4) investees in the process of being sold.

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our balance sheet on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

Report of Independent Auditors

To the Board of Directors of

The Korea Development Bank

We have audited the accompanying non-consolidated balance sheets of The Korea Development Bank (the “Bank”) as of December 31, 2008, and the related non-consolidated statements of income, appropriations of retained earnings, and cash flows and changes in shareholder’s equity for the year ended December 31, 2008, expressed in Korean won. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Bank for the year ended December 31, 2007, presented herein for comparative purposes, were audited by Samil Pricewaterhouse Coopers whose report dated March 27, 2008, expressed an unqualified opinion on those statements.

We conducted our audits in conformity with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Korea Development Bank as of December 31, 2008 and the results of its operations, the changes in its retained earnings, the changes in its shareholder’s equity and its cash flows for the years ended December 31, 2008 in conformity with accounting principles generally accepted in the Republic of Korea.

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations, changes in shareholder’s equity and cash flows in conformity with accounting principles and practices generally accepted in countries and jurisdictions other than the Republic of Korea. In addition, the procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those who are informed about Korean accounting principles or auditing standards and their application in practice.

/s/    Shinhan Accounting Corporation

Shinhan Accounting Corporation

Seoul, Korea

January 23, 2009

This report is effective as of January 23, 2009, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

The Korea Development Bank

Non-Consolidated Balance Sheets

December 31, 2008 and 2007

(in millions of Korean won)	2008		2007
Assets
Cash and due from banks (Note 3)	(Won)	4,437,123	(Won)	2,893,757
Securities (Note 4)		53,402,994		53,988,638
Loans receivable, net of allowance for possible loan losses of (Won)1,047,704 million (2007 : (Won)810,371 million) (Note 5)		76,065,772		57,031,868
Property and equipment, net (Note 6)		636,565		634,598
Derivative financial instruments (Note 14)		16,739,420		3,451,594
Other assets, net (Note 7)		6,330,827		4,615,490

Total assets	(Won)	157,612,701	(Won)	122,615,945

Liabilities and Shareholder’s Equity
Deposits (Note 8)	(Won)	16,768,529	(Won)	9,621,272
Borrowings (Note 9)		31,624,230		28,037,860
Industrial finance bonds, gross of premium on bonds of (Won)5,251 million (2007 : (Won)8,085 million) and net of discount on bonds of (Won)33,323 million (2007 : (Won)45,842 million) (Note 10)		68,860,778		56,295,271
Allowance for possible guarantee losses (Note 12)		113,669		75,944
Allowance for unused loan commitment (Note 12)		102,960		71,559
Accrued severance benefits, net		87,244		73,083
Derivative financial instruments (Note 14)		15,748,415		3,075,374
Other liabilities (Note 11)		8,591,541		6,778,898

Total liabilities		141,897,366		104,029,261

Commitments and contingencies (Note 13)
Shareholder’s Equity
Paid-in capital (Note 15)		8,741,861		8,241,861
Capital surplus (Note 15)		44,373		44,373
Accumulated other comprehensive income (Note 15)		(249,014)		3,203,747
Retained earnings		7,178,115		7,096,703

Total shareholder’s equity		15,715,335		18,586,684

Total liabilities and shareholder’s equity	(Won)	157,612,701	(Won)	122,615,945

The accompanying notes are an integral part of these non-consolidated financial statements.

See Report of Independent Auditors.

The Korea Development Bank

Non-Consolidated Statements of Income

Years Ended December 31, 2008 and 2007

(in millions of Korean won)	2008		2007
Interest income
Interest on loans	(Won)	3,693,332	(Won)	3,082,062
Interest on due from banks		118,035		86,418
Interest on trading securities		46,538		84,791
Interest on available-for-sale securities		1,752,822		1,073,064
Interest on held-to-maturity securities		165,949		109,204
Other interest income		24,204		43,496

		5,800,880		4,479,035

Interest expense
Interest on deposits		581,471		466,352
Interest on borrowings		1,323,066		1,153,441
Interest on bonds payable		3,062,445		2,583,734
Other interest expenses		30,097		34,841

		4,997,079		4,238,368

Net interest income		803,801		240,667
Provision for loan losses (Note 5)		328,059		171,118

Net interest income after provision for loan losses		475,742		69,549

Non-interest revenue
Fees and commissions		318,629		301,279
Gain from trading securities		51,123		37,441
Gain from available-for-sale securities		724,016		482,935
Gain from derivative financial instruments		33,843,552		5,625,685
Others (Note 16)		3,392,792		1,652,296

		38,330,112		8,099,636

Non-interest expense
Fees and commissions		34,942		24,804
Loss from trading securities		59,980		54,328
Loss from available-for-sale securities		132,921		61,674
Loss from derivative financial instruments		32,471,100		5,260,762
General and administrative expenses (Note 17)		432,208		408,509
Others (Note 16)		4,784,619		1,217,397

		37,915,770		7,027,474

Operating income		890,084		1,141,711
Non-operating income, net (Note 18)		(517,439)		1,464,530

Income before income tax expense		372,645		2,606,241
Income tax expense (Note 19)		22,316		558,637

Net income	(Won)	350,329	(Won)	2,047,604

The accompanying notes are an integral part of these non-consolidated financial statements.

See Report of Independent Auditors.

The Korea Development Bank

Non-Consolidated Statements of Appropriations of Retained Earnings

Years Ended December 31, 2008 and 2007

(Dates of Appropriation : March 4, 2009 and March 31, 2008

for the years ended December 31, 2008 and 2007, respectively)

(in millions of Korean won)	2008		2007
Retained earnings before appropriations
Unappropriated retained earnings carried over from prior year	(Won)	—	(Won)	(385,809)
Effects on valuations of equity method investments		31,083		1,160
Net income		350,329		2,047,604

		381,412		1,662,955

Appropriation of retained earnings
Legal reserve		381,412		1,362,955
Dividends		—		300,000

		381,412		1,662,955

Unappropriated retained earnings carried forward to subsequent year	(Won)	—	(Won)	—

The accompanying notes are an integral part of these non-consolidated financial statements.

See Report of Independent Auditors.

The Korea Development Bank

Non-Consolidated Statement of Changes in Shareholder’s Equity

Years Ended December 31, 2008 and 2007

(in millions of Korean won)	Paid-in Capital		Capital Surplus		Accumulated other Comprehensive Income		Retained Earnings		Total
January 1, 2007	(Won)	8,241,861	(Won)	44,373	(Won)	2,481,174	(Won)	5,347,118	(Won)	16,114,526
Adjustments to retained earnings from equity method investments		—		—		—		1,160		1,160
Dividends		—		—		—		(299,179)		(299,179)
Net income		—		—		—		2,047,604		2,047,604
Gain on valuation of available-for-sale securities		—		—		815,185		—		815,185
Gain on valuation of equity method investments		—		—		(92,612)		—		(92,612)

December 31, 2007	(Won)	8,241,861	(Won)	44,373	(Won)	3,203,747	(Won)	7,096,703	(Won)	18,586,684

January 1, 2008	(Won)	8,241,861	(Won)	44,373	(Won)	3,203,747	(Won)	7,096,703	(Won)	18,586,684
Adjustments to retained earnings from equity method investments		—		—		—		31,083		31,083
Dividends		—		—		—		(300,000)		(300,000)
Investment in kind		500,000								500,000
Net income		—		—		—		350,329		350,329
Gain on valuation of available-for-sale securities		—		—		(3,110,858)		—		(3,110,858)
Gain on valuation of equity method investments		—		—		(341,903)		—		(341,903)

December 31, 2008	(Won)	8,741,861	(Won)	44,373	(Won)	(249,014)	(Won)	7,178,115	(Won)	15,715,335

The accompanying notes are an integral part of these non-consolidated financial statements.

See Report of Independent Auditors.

The Korea Development Bank

Non-Consolidated Statements of Cash Flows

Years Ended December 31, 2008 and 2007

(in millions of Korean won)	2008		2007
Cash flows from operating activities
Net income	(Won)	350,329	(Won)	2,047,604

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation		21,154		20,401
Provision for loan losses		328,059		171,118
Loss(Gain) on trading securities, net		(9,490)		18,129
Loss(Gain) on available-for-sale securities, net		299,667		278,052
Loss(Gain) on equity method investments, net		509,882		(1,530,545)
Gain on foreign currencies translation, net		(1,267,148)		(223,643)
Gain from derivative financial instruments, net		(753,986)		(338,006)
Loss on valuation of hedged items, net		2,598,822		500,813
Retirement allowance		31,008		27,886
Others, net		(118,386)		(248,318)

		1,639,582		(1,324,113)

Changes in operating assets and liabilities
Increase in other accounts receivable		(2,292,138)		(951,387)
Increase in other accounts payable		2,514,601		959,119
Disposal of trading securities		566,099		561,774
Acquisition of available-for-sale securities		(4,143,647)		(5,457,447)
Acquisition of held-to-maturity securities		(423,895)		(1,248,058)
Disposal(Acquisition) of equity method investments		(355,083)		649,794
Acquisition of loans receivable		(18,090,030)		(6,244,910)
Net increase in derivative financial instruments		(2,459,621)		(564,046)
Payment of severance benefits		(17,552)		(11,044)
Receipt of dividends		271,564		250,435
Others, net		1,038,983		310,506

		(23,390,719)		(11,745,264)

Net cash used in operating activities		(21,400,808)		(11,021,773)

Cash flows from investing activities
Acquisition of property and equipment, net		(25,427)		(6,711)
Others, net		(1,560,793)		(1,442,127)

Net cash provided by(used in) investing activities		(1,586,220)		(1,448,838)

Cash flows from financing activities
Decrease in deposits, net		7,147,257		(303,681)
Increase in borrowings, net		4,306,827		1,728,906
Increase in bonds issued, net		12,537,063		9,205,980
Others, net		(1,006,602)		1,847,039

Net cash provided by financing activities		22,984,545		12,478,244

Net increase(decrease) in cash and cash equivalents		(2,483)		7,633
Cash and cash equivalents
Beginning of year		60,763		53,130

End of year	(Won)	58,280	(Won)	60,763

The accompanying notes are an integral part of these non-consolidated financial statements.

See Report of Independent Auditors.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements

December 31, 2008 and 2007

1. The Bank

The Korea Development Bank (the “Bank”) was established in 1954 in accordance with the Korea Development Bank Act for the purpose of supplying and managing major industrial capital to develop the Korean manufacturing industry and others. The Bank has 44 local branches, seven overseas branches, five overseas subsidiaries and two overseas offices as of December 31, 2008. The Bank is engaged in the banking business under the Korea Development Bank Act and in the trust business in accordance with the Trust Business Act and other related regulations.

The Korea Development Bank Act prescribes that the Korean government owns the entire capital of the Bank.

2. Summary of Significant Accounting Policies

The significant accounting policies followed by the Bank in the preparation of its non-consolidated financial statements are summarized below:

Basis of Financial Statement Presentation

The Bank operates both a commercial banking business and a trust business in which the Bank, as a fiduciary, holds and manages the property of others. Under the Trust Business Act, the trust funds held as fiduciary are accounted for and reported separately from the Bank’s own commercial banking business.

The Bank maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English from the Korean language non-consolidated financial statements. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. Certain information attached to the Korean language non-consolidated financial statements, but not required for a fair presentation of the Bank’s financial position, results of operations, or cash flows is not presented in the accompanying non-consolidated financial statements.

Accounting Estimates

The preparation of the non-consolidated financial statements requires management to make estimates and assumptions that affect amounts reported herein. Although these estimates are based on management’s best knowledge of current events and actions that the Bank may undertake in the future, actual results may differ from those estimates.

Application of the Statements of Korean Financial Accounting Standards

The Korean Accounting Standards Board has published a series of Statements of Korean Financial Accounting Standards (SKFAS), which will gradually replace the existing financial accounting standards established by the Korean Financial Supervisory Commission. Significant accounting policies adopted by the Bank for the financial statement are identical to the accounting policies followed by the Bank for the annual financial statements for the year ended December 31, 2007.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

By following 06-2 of the Korean Accounting Statement Implementation, ‘accounting treatment for taxable earnings associated with investment in subsidiaries, associates, and joint ventures,’ which was revised in February 22nd 2008, method of recognizing deferred income taxes associated with equity method investment has changed. The beginning balance of the previous year retroactively reflects this policy change. Impact from the policy change includes (Won)391,640 million increase in deferred income tax payable and decrease in retained earnings, capital adjustment in equity investment, and negative capital adjustment in equity method investment by (Won)385,809 million, (Won)7,160 million, (Won)1,329 million in each respect. Accumulated effects from the policy change have been handled prospectively, since the accumulated effects can not be measured rationally.

Recognition of Interest Income

The Bank recognizes interest income on loans and debt securities on an accrual basis, however, interest income on delinquent and dishonored loans, other than those subject to security deposits and guaranteed by financial institutions, is recognized on a cash basis.

Allowance for Possible Loan Losses

The Bank provides for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the Bank. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan Classifications	Minimum Provision Percentages
Normal	0.85%
Precautionary	7%
Substandard	20%
Doubtful	50%
Expected Loss	100%

Loan Origination Fees and Costs

Loan Origination fees are deferred and subtracted from the relevant loans whereas the costs corresponding to the loans which may expect recognizable economic value are deferred and added.

It is added to or subtracted from the interest income in accordance with the amortization schedule using the effective interest rate.

Securities

Securities that are bought and held principally for the purpose of generating profits on short-term differences in price, which are actively and frequently bought and sold, are classified as trading securities. Debt securities with fixed or determinable payments and fixed maturity that the Bank has the intent and ability to hold to maturity are classified as held-to-maturity securities. Investments classified as neither trading securities nor held-to-maturity securities are classified as available-for-sale securities.

Trading and available-for-sale securities are carried at fair value, except for non-marketable equity securities classified as available-for-sale securities, which are carried at cost. The fair value of debt securities, which do not have a quoted market value, are calculated using the present value of future cash flows, discounted at a reasonable interest rate determined based on the credit ratings provided by independent credit rating institutions.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Unrealized holding gains or losses on trading securities are charged to current operations and those resulting from available-for-sale securities are recorded as accumulated other comprehensive income, the accumulated amount of which shall be charged to current operations when the related securities are sold or when an impairment loss on the securities is recognized.

Held-to-maturity securities are generally carried at amortized cost. Premiums and discounts on debt securities are amortized until their maturity using the effective interest rate method.

Impairment losses are recognized in the statement of income when the recoverable amounts are less than the acquisition cost of equity securities or amortized cost of debt securities.

Investment securities which allow the Bank a significant influence over the investee are valued using the equity method of accounting. The Bank considers that it has a significant influence on an investee if the Bank holds more than 15% of voting shares. However, the Bank does not apply the equity method for the following investments:

•	Investees having total assets of less than (Won)7,000 million

•	Investees under court receivership or bankruptcy

•	Investees under the process of being sold

•	Converted shares of stock with a restriction on disposal under the corporate restructuring law

The Bank discontinues the equity method of accounting for investments in associates when the Bank’s share of accumulated losses equals the costs of the investments. The Bank continues to do so until the subsequent cumulative changes in its proportionate net income of the associate equal its cumulative proportionate net losses not recognized during the periods when the equity method was suspended.

Under the equity method, the Bank records changes in its proportionate ownership in the book value of the investee in current operations, as accumulated other comprehensive income or as adjustments to retained earnings, depending on the nature of the underlying changes in the book value of the investee.

Property and Equipment, and Related Depreciation

Property and equipment used for business purposes are recorded at cost, except for those assets subject to upward revaluation in accordance with the Korean Asset Revaluation Law. Such revaluation presents facilities and buildings at their depreciated replacement cost and land at the prevailing market price, as of the effective date of revaluation.

Depreciation is computed using the declining-balance method, except for buildings and structures, which are depreciated using the straight-line method, based on the estimated useful lives of the assets as described below:

Classifications	Estimated Useful Lives
Buildings	20 ~ 50 years
Furniture and fixture	10 ~ 40 years
Computer equipment	4 years
Vehicles	4 years
Others	4 years

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Routine maintenance and repairs are charged to expense as incurred. Expenditures, which enhance the value or extend the useful life of the related assets, are capitalized.

The Bank recognizes an impairment loss when the carrying amount of an asset exceeds its recoverable amount. The impairment loss is recognized in the statement of income and is deducted from the acquisition cost of the impaired asset. If there is a subsequent recovery from the impairment, a reversal of the previous write-down is made limited to the amount of the original cost. The reversal amount of the previously recognized loss is credited to current operations as a gain.

Intangible Assets

Intangible assets are stated at cost, net of accumulated amortization. Amortization of these intangibles is computed using the straight-line method over a period of four to five years.

Present Value Discount

Receivables and payables arising from long-term installment transactions and other similar trading transactions are stated at present value if the difference between the nominal value and present value is material. Such differences are presented in the present value discount account and directly deducted from the nominal value of the related receivables or payables. The present value discount account is amortized using the effective interest rate method as interest expense or interest income.

Loans which are impaired due to the restructuring of the borrower, court mediation or negotiation, are revalued using an adjusted interest rate. The difference between the book value and the readjusted value is offset against the provision for possible loan losses, and the remaining difference is recognized as a bad debt expense in the year incurred.

Foreign Currency Translation

Assets and liabilities denominated in foreign currencies are translated into Korean won at the foreign exchange rates( US$1:(Won)1,257.50) as announced by the Seoul Money Brokerage Service, Ltd. in effect on the balance sheet date. The resulting exchange gains or losses are reflected in current operations.

Bonds Sold under Repurchase Agreements

The Bank provides a provision for possible losses from the bonds sold under repurchase agreements as determined based on possible loss estimates when the bonds are repurchased.

Accrued Severance Benefits

Employees and directors with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment with the Bank, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the balance sheet date.

Allowance for Possible Guarantee Losses and Allowance for Loan Commitments

Provisions for possible losses on guarantees, acceptances and endorsed notes are based on a credit rating of the companies. The allowances for such losses are calculated by applying minimum provision percentage described in below and credit conversion ratio. These allowances are shown in the liability section.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Additionally, the Bank provides a provision for possible loss on unused loan commitments classified as “normal.”

Classifications	Minimum Provision Percentages
Normal	0.85%
Precautionary	7%
Substandard	20%
Doubtful	50%
Expected Loss	100%

Deferred Income Taxes

Income tax expense consists of taxes payable for the year and the change in deferred income tax assets and liabilities for the year. The Bank records deferred income tax assets or liabilities which arise from temporary differences between the amount reported for financial reporting purposes and income tax purposes. Temporary differences with increase the amount of taxable income in the future, are recognized as deferred income liabilities unless it’s in exception cases. Deferred tax assets are recognized when it is more likely that they will be realized in the future. Deferred tax effects applicable to items in the shareholders’ equity are directly reflected in the shareholders’ equity account.

Bonds Purchased under Resale Agreement and Bonds Sold under Repurchase Agreements

Bonds purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

Translation of Foreign Currency Financial Statements

Accounts and records of the overseas branches are maintained in foreign currencies. For presentation in the accompanying non-consolidated financial statements, the financial statements of the branches have been translated at the exchange rates as of the balance sheet date.

Derivative Financial Instruments

Derivative financial instruments held for trading purposes are stated at fair value as of the balance sheet date. Derivative financial instruments for fair value hedges are stated at market value. The gains and losses on the hedging instruments, as well as the related loss or gain on the hedged items, are recognized in current operations.

Compensation to Trust Accounts

The Bank receives management fees from trust accounts for management and custodial services. Certain trust funds held by the Bank are guaranteed a certain rate of return by the Bank. If the income from trust operations is insufficient to generate the required rate of return, the deficiency may be either recovered from previously established special allowances, or compensated by the Bank’s banking accounts. Such compensation is accounted for as other operating expenses under the banking accounts and other income under the trust accounts in accordance with the relevant laws and regulations applicable to trust operations.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Statement of Cash Flows

In the preparation of the statement of cash flows, the Bank has presented net amounts of cash inflows and cash outflows for items where the turnover is quick and the amounts are material.

3. Cash and Due from Banks

Cash and due from banks as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
Cash on hand in local currency	—	(Won)	50,319	(Won)	56,784
Cash on hand in foreign currencies	—		7,961		3,979
Due from banks in local currency	0~6.01		2,998,737		1,825,393
Due from banks in foreign currencies	0~4.57		1,380,106		1,007,601

		(Won)	4,437,123	(Won)	2,893,757

Due from banks in local currency as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
The Bank of Korea	—	(Won)	541,119	(Won)	694,695
Korea Exchange Bank	—		189		307
Kookmin Bank	6.01		91,716		125,835
Others	”		2,365,713		1,004,556

		(Won)	2,998,737	(Won)	1,825,393

Due from banks in foreign currencies as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
The Bank of Korea	—	(Won)	94,117	(Won)	25,811
Shinhan Bank	4.57		12,575		49,680
Hana Bank	”		6,288		29,084
Korea Exchange Bank	”		79,223		46,764
Woori Bank	”		12,575		32,837
KDB Asia (HK) Ltd.	”		—		125,719
KDB Ireland Ltd.	”		64,676		69,396
Others	”		1,110,652		628,310

		(Won)	1,380,106	(Won)	1,007,601

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Restricted deposits included in due from banks as of December 31, 2008, are as follows:

(in millions of Korean won)	Deposits
Reserve deposits with the Bank of Korea	(Won)	541,119
Kookmin Bank		91,716
Shinhan Bank		30,222
Industrial & Commercial Bank of China (ICBC) and others		137,827

	(Won)	800,884

Deposits with Kookmin Bank and Shinhan Bank are pledged as collaterals. Reserve deposits with the Bank of Korea represent amounts required under the Banking Act for the payment of deposits. Reserve deposits with ICBC Shanghai represent amounts required under the related banking regulations of the People’s Republic of China.

The maturities of due from banks as of December 31, 2008, are as follows:

(in millions of Korean won)	Due from banks in local currency		Due from banks in foreign currencies		Total
Within 3 months	(Won)	2,320,000	(Won)	353,932	(Won)	2,673,932
More than 3~6 months		57,598		92,930		150,528
More than 6 months~1 year		64,340		36,064		100,404
More than 1~2 years		—		282,768		282,768
More than 2~5 years		—		100,600		100,600
More than 5 years		556,799		513,812		1,070,611

	(Won)	2,998,737	(Won)	1,380,106	(Won)	4,378,843

4. Securities

Securities as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Trading securities	(Won)	425,691	(Won)	982,509
Available-for-sale securities		37,087,395		36,845,694
Held-to-maturity securities		3,119,932		2,696,038
Equity method investments		12,769,975		13,464,397

	(Won)	53,402,994	(Won)	53,988,638

Trading securities as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
Equity investments	—	(Won)	—	(Won)	33,997
Government and public bonds	5.32		277,350		157,076
Corporate bonds	5.26		141,707		264,693
Commercial papers and others	—		—		176,829
Securities in foreign currencies	6.68		6,634		349,914

		(Won)	425,691	(Won)	982,509

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Par value, acquisition cost and fair value of trading debt securities as of December 31, 2008 and 2007, are as follows:

	Par value				Acquisition cost				Fair value(Book value)
(in millions of Korean won)	2008		2007		2008		2007		2008		2007
Government and public bonds	(Won)	259,000	(Won)	160,000	(Won)	269,928	(Won)	157,971	(Won)	277,350	(Won)	157,076
Corporate bonds		140,000		269,000		138,589		267,751		141,707		264,693
Commercial papers		—		180,000		—		176,871		—		176,829
Trading securities in foreign currencies		6,692		413,261		7,072		358,160		6,634		349,502

	(Won)	405,692	(Won)	1,022,261	(Won)	415,289	(Won)	960,753	(Won)	425,691	(Won)	948,100

Trading securities in foreign currencies as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won; thousands of US$, EUR, JPY, GBP and HKD)
Foreign currencies				Equivalent in Korean won
2008		2007		2008	2007
US$	5,275	US$	84,702	(Won)6,634	(Won)79,467
EUR	—	EUR	19,642	—	27,131
JPY	—	JPY	30,200	—	252
GBP	—	GBP	129,611	—	242,904
HKD	—	HKD	1,331	—	160

				(Won)6,634	(Won)349,914

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Available-for-sale securities as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
Equity investments	—	(Won)	10,138,197	(Won)	13,448,663
Government and public bonds	4.67~6.03		819,884		911,749
Corporate bonds	5.15~7.79		19,891,132		17,972,481
Beneficiary certificates[1]	—		1,852,797		340,338
Other securities in foreign currencies	5.62		4,385,385		4,172,463

		(Won)	37,087,395	(Won)	36,845,694

1	As of December 31, 2008, the Bank has investments of (Won)827,234 million in private equity funds, and the details of their main assets and the operating profits are as follows:

(in millions of Korean won)	Name of fund	Main assets	Book value		Operating profits
KDB Asset Management Co., Ltd.	KDB private placement bonds 62 and others	Government and public bonds and others	(Won)	92,212	(Won)	3,367

CJ Investment Trust Management Co., Ltd.	CJ private placement bonds 6-42 and others	Government and public bonds and others		81,689		2,403

Hanwha Investment Trust Management Co., Ltd.	Hanhwa boomerang private placement bonds 126	Government and public bonds and others		102,005		3,287
Others				551,328		17,095

			(Won)	827,234	(Won)	26,152

The above other securities in foreign currencies include the following which loses their marketability and reclassified from trade securities:

(in millions of Korean won)	Fair value		Income/Loss		Unrealized Income/Loss		Book value
AKERYS HOLDINGS SA	(Won)	3,734	(Won)	(1,123)	(Won)	(1,457)	(Won)	2,277

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Available-for-sale equity securities, not using the equity method, as of December 31, 2008, are as follows:

(in millions of Korean won ; shares in thousands)	Number of shares	Percentage of ownership (%)	Acquisition cost		Book value		Fair value or Net book value
Korea Expressway Corporation	193,010	9.28	(Won)	1,930,100	(Won)	1,930,184	(Won)	1,943,332
Hynix Semiconductor Inc.	32,413	7.05		286,059		199,793		199,793
Hyundai Engineering & Construction Co., Ltd.	16,290	14.66		311,384		830,130		830,130
Industrial Bank of Korea—preferred stock	46,915	—		326,906		324,701		324,701
SK Networks—common stock	28,948	11.91		150,207		230,862		230,862
Doosan Heavy Industries & Construction Co., Ltd.	12,129	11.56		205,655		762,944		762,944
GM Daewoo Auto & Technology Company—preferred stock(*)	122	—		265,259		244,411		359,482
Industrial Bank of Korea—common stock	10,490	2.37		73,094		80,668		80,668
Daewoo International Corp.	5,047	5.31		25,237		103,320		103,320
Hyundai corporation Co., Ltd.	5,032	22.53		59,113		66,117		66,117
Ssangyong Cement Industry Co., Ltd.	11,091	14.86		186,434		67,455		67,455
Others				1,669,707		1,354,648		673,651

			(Won)	5,489,155	(Won)	6,195,233	(Won)	5,642,455

(*)	GM Daewoo Auto & Technology Company -preferred stock has evaluated in accordance with the statement 28 of “Equity method” in the Statements of Korean Financial Accounting Standards. KRW 115,071 million resulting from the change of investment’s equity has subtracted from its book value.

Available-for-sale debt securities as of December 31, 2008 and 2007, are as follows:

	Par value				Acquisition cost				Book value
(in millions of Korean won)	2008		2007		2008		2007		2008		2007
Government and public bonds	(Won)	807,000	(Won)	963,000	(Won)	817,012	(Won)	970,602	(Won)	819,884	(Won)	911,749
Corporate bonds		20,509,822		18,617,733		20,444,392		18,470,376		19,891,132		17,972,481
Beneficiary certificates		1,824,283		314,855		1,843,042		334,026		1,852,797		340,338
Investment debt securities in foreign currencies		5,098,712		4,239,620		5,116,403		4,248,209		4,367,723		4,141,450

	(Won)	28,239,817	(Won)	24,135,208	(Won)	28,220,849	(Won)	24,023,213	(Won)	26,931,536	(Won)	23,366,018

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Held-to-maturity debt securities as of December 31, 2008 and 2007, are as follows:

	Par value				Acquisition cost				Carrying value
(in millions of Korean won)	2008		2007		2008		2007		2008		2007
Government and public bonds	(Won)	3,050,608	(Won)	2,660,140	(Won)	3,042,846	(Won)	2,622,111	(Won)	3,049,301	(Won)	2,657,846
Corporate bonds		70,000		30,000		70,000		30,000		70,000		30,000
Investment debt securities in local currency		631		695		628		692		631		694
Investment debt securities in foreign currencies		—		7,506		—		7,468		—		7,498

	(Won)	3,121,239	(Won)	2,698,341	(Won)	3,113,474	(Won)	2,660,271	(Won)	3,119,932	(Won)	2,696,038

Equity method investments as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won; shares in thousands)	Number of shares	Percentage of ownership (%)	Acquisition cost				Book value				Net book value
			2008		2007		2008		2007		2008		2007
Korea Electric Power Corporation	192,160	29.95	(Won)	4,491,411	(Won)	4,491,411	(Won)	8,734,991	(Won)	9,403,531	(Won)	12,261,895	(Won)	13,187,909
Daewoo Securities Co., Ltd.	74,309	39.09		548,252		548,252		931,756		915,762		931,756		915,762
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	59,826	31.26		288,383		288,383		668,428		573,290		646,391		553,745
The KDB Capital Corp.	62,125	99.92		761,593		761,593		431,130		522,737		428,023		512,043
GM Daewoo Auto & Technology Company	70,706	27.97		213,206		213,206		—		364,980		—		364,980
STX Pan Ocean Co., Ltd.	32,000	15.54		31,907		31,907		346,578		275,916		352,442		282,338
KDB Asia (HK) Ltd.	140,000	100.00		135,577		135,577		183,896		173,680		183,896		173,680
Korea Tourism Organization	2,824	43.58		35,529		35,529		182,522		170,874		182,522		170,874
Korea Aerospace Industries, Ltd.	25,890	30.11		133,900		133,900		141,907		137,394		138,908		130,894
KDB Bank (Hungary) Ltd.	1,534	100.00		86,980		86,980		158,488		127,109		158,488		127,025
Others				838,696		660,493		990,279		799,124		1,105,466		785,815

			(Won)	7,565,434	(Won)	7,387,231	(Won)	12,769,975	(Won)	13,464,397	(Won)	16,299,787	(Won)	17,205,065

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

The Bank has used the most recent provisional financial statements of the investees as their respective audited financial statements were not readily available.

Details of valuation on securities using the equity method as of and for the year ended December 31, 2008, are as follows:

(in millions of Korean won)	Jan. 1, 2008 book value		Acquisition (Disposal)		Dividends		Valuation gain(loss)		Retained earnings		Capital adjustment		Dec. 31, 2008 book value
Korea Electric Power Corporation	(Won)	9,403,531	(Won)	—	(Won)	144,120	(Won)	(622,587)	(Won)	(12)	(Won)	98,179	(Won)	8,734,991
Daewoo Securities Co., Ltd.		915,762		—		29,724		67,606		—		(21,888)		931,756
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		573,290		—		25,426		126,401		1,772		(7,609)		668,428
The KDB Capital Corp.		522,737		—		24,850		20,682		—		(87,439)		431,130
GM Daewoo Auto & Technology Company		364,980		—		—		(243,914)		—		(121,066)		—
STX Pan Ocean Co., Ltd.		275,916		—		14,720		85,662		(29)		(251)		346,578
KDB Asia (HK) Ltd.		173,680		59,109		—		(4,964)		248		(44,177)		183,896
Korea Tourism Organization		170,874		—		3,581		15,132		—		97		182,522
Korea Aerospace Industries, Ltd.		137,394		—		—		4,513		—		—		141,907
KDB Bank (Hungary) Ltd.		127,109		28,255		—		3,856		(402)		(330)		158,488
Others		799,124		189,402		29,144		38,731		29,506		(36,340)		990,279

	(Won)	13,464,397	(Won)	276,766	(Won)	271,565	(Won)	(509,882)	(Won)	31,083	(Won)	(220,824)	(Won)	12,769,975

Financial information of investees as of and for the year ended December 31, 2008, follows:

(in millions of Korean won)	Total assets		Total liabilities		Sales (Operating income)		Net income
Korea Electric Power Corporation	(Won)	66,868,200	(Won)	25,929,200	(Won)	31,522,400	(Won)	(2,952,500)
Daewoo Securities Co., Ltd.		13,051,355		10,668,033		4,109,300		109,471
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		15,953,600		13,885,700		11,074,600		401,700
The KDB Capital Corp.		3,701,658		3,273,283		525,834		23,719
GM Daewoo Auto & Technology Company		8,848,955		7,771,652		12,310,655		(862,127)
STX Pan Ocean Co., Ltd.		4,017,305		1,705,014		6,544,898		553,853
KDB Asia (HK) Ltd.		605,117		458,877		40,409		(3,948)
Korea Tourism Organization		805,685		386,911		299,956		35,576
Korea Aerospace Industries, Ltd.		1,054,964		600,354		910,126		19,059
KDB Bank (Hungary) Ltd.		977,424		818,937		192,292		3,940

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

The equity method adjustments are calculated as the difference between the initial purchase price and the Bank’s initial proportionate ownership in the net book value of investees at the time of purchase. Equity method adjustment debits are amortized over five years, while equity method adjustment credits are amortized over five years or over the weighted-average of the useful lives of tangible assets of investees using the straight-line method.

The accumulated unamortized equity method adjustments as of December 31, 2008 and 2007, are as follows:

	2008				2007
(in millions of Korean won)	Equity method adjustment debit		Equity method adjustment credit		Equity method adjustment debit		Equity method adjustment credit
Beginning balance	(Won)	26,663	(Won)	3,796,035	(Won)	295,214	(Won)	4,054,088
Increase(decrease)		9,978		52,202		(256,717)		3,698
Amortization		(13,270)		(265,779)		(11,834)		(261,751)

Ending balance	(Won)	23,371	(Won)	3,582,458	(Won)	26,663	(Won)	3,796,035

Investees in which the Bank holds more than 15% of voting shares but are not valued using the equity method as of December 31, 2008, are as follows:

(in millions of Korean won ; shares in thousands)	Number of shares	Percentage of ownership (%)	Acquisition cost		Book value		Fair value or net book value
Korea Land Corp.[1]	—	26.66	(Won)	1,161,903	(Won)	1,191,329	(Won)	1,680,802
Hyundai Corporation	5,032	22.53		59,113		66,117		66,117
Others				452,226		388,210		243,976

			(Won)	1,673,242	(Won)	1,645,656	(Won)	1,990,895

1	Notwithstanding its ownership of more than 15% in the investees as presented above, the Bank is not considered as having a significant influence over the management of these companies because the aggregate ownership percentage held by the Korean government exceeds 2/3 of the total shares of these companies.

Changes in unrealized holding gains and losses on equity method investments as of and for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008								2007
	Beginning Balance		Accrual		Reversal		Ending Balance		Beginning Balance		Accrual		Reversal		Ending Balance
KDB Capital Corporation	(Won)	5,320	(Won)	—		(2,213)	(Won)	3,107	(Won)	5,229	(Won)	91	(Won)	—	(Won)	5,320
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		19,545		2,491		—		22,036		11,162		8,383		—		19,545
Korea Aerospace Industries, Ltd.		2,410		—		(137)		2,273		1,568		842		—		2,410
KDB Bank Ireland Ltd.		1,343		517		—		1,860		1,035		308		—		1,343
KDB Bank (Hungary) Ltd.		84		—		(84)		—		64		20		—		84

	(Won)	28,702	(Won)	3,008	(Won)	2,434	(Won)	29,726	(Won)	19,058	(Won)	9,644	(Won)	—	(Won)	28,702

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Marketable securities under the equity method as of December 31, 2008, are as follows:

(in millions of Korean won)	Fair value		Book value
Korea Electric Power Corporation	(Won)	5,687,934	(Won)	8,734,991
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		918,323		668,428
Daewoo Securities Co., Ltd.		951,158		931,756
STX Pan Ocean Co., Ltd.		300,798		346,578
Sewon Corporation		3,956		12,890
Donghae Pulp Co., Ltd.		30,965		22,844

	(Won)	7,893,134	(Won)	10,717,487

Investment debt securities denominated in foreign currencies as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won ; US$, JPY, GBP, EUR, and CNY in thousands)
	Foreign currencies		Equivalent in Korean won
	2008	2007	2008		2007
Available-for-sale debt securities
US$	2,194,273	2,646,763	(Won)	2,759,298	(Won)	2,483,193
JPY	45,531,355	66,757,483		634,657		556,310
GBP	352,589	372,715		640,884		698,504
EUR	187,411	292,083		332,884		403,443

			(Won)	4,367,723	(Won)	4,141,450

Held-to-maturity debt securities
US$	—	7,992	(Won)	—	(Won)	7,498

As of December 31, 2008, investment securities amounting to (Won)17,117,701 million are pledged as collateral to KDB First Securitization Specialty Co., Ltd. and others.

With regard to futures trading, 10,235,130 shares of Korea Electric Power Corporation are pledged as a substitute for the deposits to KB Futures Co., Ltd. and others as of December 31, 2008.

The maturities of investments in available-for-sale and held-to-maturity debt securities as of December 31, 2008, are as follows:

(in millions of Korean won)	Available-for-sale debt securities		Held-to-maturity debt securities
Within 1 year	(Won)	8,043,585	(Won)	1,142,458
More than 1~5 years		17,776,227		1,974,488
More than 5~10 years		1,040,376		2,986
More than 10 years		71,348		—

	(Won)	26,931,536	(Won)	3,119,932

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Impairment losses on securities for the year ended December 31, 2008, are as follows:

(in millions of Korean won)	Amortized cost		Impairment loss		Book value
Equity Securities
INDTEK Co., Ltd.	(Won)	4,297	(Won)	4,297	(Won)	—
Dream to Reality Co., Ltd.		2,000		2,000		—
Pixelchips Co., Ltd.		1,999		1,999		—
Roa Tech Co., Ltd.		1,000		1,000		—
Kwangwon Tech Co., Ltd.		1,000		1,000		—
Others		22,756		22,521		235

	(Won)	33,052	(Won)	32,817	(Won)	235

Debt Securities
KDB First Securitization Specialty Co., Ltd.	(Won)	7,350	(Won)	3,292	(Won)	4,058
WASHINGTON MUTUAL INC		5,990		5,987		3
Lehman Brothers Holdings Inc		47,663		43,614		4,049
Others		3,748		3,104		644

	(Won)	64,751	(Won)	55,997	(Won)	8,754

Beneficiary Certificate
KDB Asset Management Corp.	(Won)	6,720	(Won)	800	(Won)	5,920

The risk concentrations of securities held by the Bank as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007		Ratio (%) as of Dec. 31, 2008
By Country
Republic of Korea	(Won)	51,024,776	(Won)	50,429,073	95.55
USA		409,434		583,144	0.77
Thailand		61,482		58,158	0.11
Others		1,907,302		2,918,262	3.57

	(Won)	53,402,994	(Won)	53,988,637	100.00

(in millions of Korean won)	2008		2007		Ratio (%) as of Dec. 31, 2008
By Issuer
Korea Electric Power Corporation	(Won)	8,736,820	(Won)	9,403,531	16.36
Korea National Housing Corp.		1,339,838		1,311,700	2.51
Korea Expressway Corporation		1,946,359		1,462,658	3.65
Korea Land Corp.		1,191,329		1,191,329	2.23
Korea Asset Management Corp.		146,240		103,870	0.27
Others		40,042,408		40,515,549	74.98

	(Won)	53,402,994	(Won)	53,988,637	100.00

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

(in millions of Korean won)	2008		2007		Ratio (%) as of Dec. 31, 2008
By Industry
Banking and insurance	(Won)	18,516,435	(Won)	7,874,143	34.67
Electric, gas and water supply		10,574,095		9,721,942	19.80
Manufacturing		8,202,487		11,347,832	15.36
Construction		6,907,044		6,898,376	12.94
Public administration		1,288,351		1,945,473	2.41
Others		7,914,582		16,200,871	14.82

	(Won)	53,402,994	(Won)	53,988,637	100.00

5. Loans Receivable

Loans receivable as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Loans receivable in local currency	(Won)	34,901,217	(Won)	24,564,587
Loans receivable in foreign currencies		21,179,887		14,794,765
Other loans receivable		21,032,372		18,482,887

		77,113,476		57,842,239
Less : Allowance for possible loan losses[1]		(1,047,704)		(810,371)

	(Won)	76,065,772	(Won)	57,031,868

1	Present value discount and loan origination fees are included under the allowance for possible loan losses.

Loans receivable in local and foreign currencies as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
Loans receivable in local currency
Loans for working capital
Industrial fund loans	6.69	(Won)	12,705,994	(Won)	8,183,554
Government fund loans	5.62		170,588		221,261
Overdraft	7.45		320,938		63,354
Others	6.69~7.13		1,916,558		1,427,102

			15,114,078		9,895,271

Loans for facilities
Industrial fund loans	6.71		16,275,271		11,058,034
Government fund loans	5.62		779,422		820,502
Others	4.44~5.55		2,732,446		2,790,780

			19,787,139		14,669,316

		(Won)	34,901,217	(Won)	24,564,587

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
Loans receivable in foreign currencies
Loans for working capital
Local currency loans denominated in foreign currencies	4.41	(Won)	659,713	(Won)	684,649
Foreign currency loans	5.34		2,464,709		2,023,888
Others	3.17		20,411		48,398

			3,144,833		2,756,935

Loans for facilities
Local currency loans denominated in foreign currencies	4.73		3,594,709		2,445,821
Foreign currency loans	4.90		8,832,298		5,443,814
Offshore loans in foreign currencies	5.43		3,680,755		2,411,585
Loans to International Bank for Reconstruction and Development	4.69		1,927,292		1,736,610

			18,035,054		12,037,830

		(Won)	21,179,887	(Won)	14,794,765

(in millions of Korean won)	2008		2007
Other loans receivable
Notes purchased	(Won)	5,400	(Won)	4,205
Bills purchased		2,388,011		1,677,762
Advances for customers		71,508		40,514
Bonds purchased under repurchase agreements		1,395,132		429,154
Domestic import usance bills		3,684,616		2,251,451
Call loans		2,795,450		878,862
Debentures accepted by private subscription		9,436,648		11,801,594
Inter-bank loans		988,898		1,207,625
Others		266,709		191,720

	(Won)	21,032,372	(Won)	18,482,887

The maturities of loans receivable in local currency and foreign currencies as of December 31, 2008, are as follows:

(in millions of Korean won)	Loans for working capital in local currency		Loans for facilities in local currency		Loans for working capital in foreign currencies		Loans for facilities in foreign currencies		Total
Within 3 months	(Won)	3,491,709	(Won)	606,180	(Won)	395,411	(Won)	624,741	(Won)	5,118,041
More than 3~6 months		2,635,724		545,641		690,945		765,478		4,637,788
More than 6 months~1 year		4,977,389		1,468,789		1,040,866		1,486,164		8,973,208
More than 1~2 years		1,754,677		4,041,822		380,057		3,581,024		9,757,580
More than 2~3 years		887,749		4,180,742		139,839		2,761,098		7,969,428
More than 3~4 years		164,632		2,385,383		88,866		3,630,594		6,269,475
More than 4~5 years		182,453		2,222,479		40,190		1,749,541		4,194,663
More than 5 years		1,019,745		4,336,103		368,659		3,436,414		9,160,921

	(Won)	15,114,078	(Won)	19,787,139	(Won)	3,144,833	(Won)	18,035,054	(Won)	56,081,104

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Changes in the allowance for possible loan losses for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008						2007
	Loans		Other assets		Total		Total
Balance at the beginning of the year	(Won)	779,941	(Won)	2,806	(Won)	782,747	(Won)	620,923
Increase in allowance for overseas branches due to foreign currency translation		10,280		—		10,280		(507)
Allowance carryover from loan acquisition		129,485		—		129,485		105,305
Increase in allowance for possible losses		1,269		—		1,269		836
Decrease in allowance due to loan disposal		(1,639)		—		(1,639)		(312)
Increase in allowance due to loan restructuring		(4)		—		(4)		(1,886)
Increase in allowance due to early redemption		3,655		—		3,655		1,771
Current write-offs		(227,075)		—		(227,075)		(114,501)
Current provision		327,815		244		328,059		171,118

	(Won)	1,023,727	(Won)	3,050	(Won)	1,026,777	(Won)	782,747

The difference (KRW 23,977 million) between the above allowance for possible loan loss (KRW 1,023,727 million) and that in the balance sheets (KRW 1,047,704) consists of:

•	KRW 22,408 million of present value discounts reclassified to the allowance for possible loan loss to comply with “debt restructuring” in the Statements of Korean Financial Accounting Standards

•	KRW 1,569 million of Loan Origination Fees

As of December 31, 2008 and 2007, the allowances for possible loan losses and other assets are as follows:

(in millions of Korean won)	2008		2007
Loans receivable in local and foreign currencies and notes purchased	(Won)	804,275	(Won)	586,173
Bills purchased		24,751		25,218
Advances for customers		17,589		17,133
Domestic import usance bills		56,531		29,797
Debentures accepted by private subscription		114,915		116,295
Other loans receivable		5,666		5,325

		1,023,727		779,941
Other assets		3,050		2,806

	(Won)	1,026,777	(Won)	782,747

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

As of December 31, 2008, the classification of loans and allowances for possible loan losses are as follows:

(in millions of Korean won)
Classification	Loans[1]		Allowances for possible loan losses		Ratio (%) as of Dec. 31, 2007
Normal	(Won)	66,003,749	(Won)	595,579	0.90
Precautionary		449,142		56,493	12.58
Substandard		912,699		223,630	24.50
Doubtful		10,339		5,333	51.58
Estimated loss		142,692		142,692	100.00
Others[2]		9,570,877		—	—

	(Won)	77,089,498	(Won)	1,023,727	1.33

1	Net of present value discounts.
2	Loans to or loans guaranteed by the Korean government and call loans, bond purchased under repurchase agreements and inter bank loans classified as “normal”.

The ratio of allowance to total loans and the ratio of allowance to non-performing loans as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Total loans	(Won)	77,089,498	(Won)	57,811,809
Allowances for possible losses		1,023,727		779,941

Ratio of allowance to total loans (%)		1.33		1.35

Non-performing loans	(Won)	1,065,730	(Won)	649,033
Allowances for possible losses		371,655		282,328

Ratio of allowance to total non-performing loans (%)		34.87		43.50

Restructured loans receivable as of December 31, 2008 and 2007, due to court receivership, court mediation or other financial restructuring process are as follows:

(in millions of Korean won)	2008		2007
Loans converted into equity securities	(Won)	13,043	(Won)	21,260

When the contractual terms, such as the principal, interest rate, and maturity of impaired loans are restructured, the Bank adjusts the carrying amount of the impaired loans to its present value determined based on the restructured terms. The Bank recognizes losses arising from the restructuring of the impaired loans as incurred.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Loans receivable restructured due to changes in contractual terms for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Beginning balance
Original amount before restructuring	(Won)	167,041	(Won)	175,923
Present value		(136,611)		(139,597)

Present value discount		30,430		36,326

Present value discount
Increase		4		2,026
Decrease(amortization)		(8,026)		(7,922)

		(8,022)		(5,896)

Ending balance
Original amount before restructuring		132,676		167,041
Present value		(110,268)		(136,611)

Present value discount	(Won)	22,408	(Won)	30,430

The present value discount account is amortized using the effective interest rate method over the redemption period.

The Bank’s local and foreign currencies loan portfolios by country, major customers and industry as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007		Ratio (%) as of Dec. 31, 2008
By Country
Republic of Korea	(Won)	48,317,609	(Won)	34,571,583	86.16
China		1,964,527		1,257,833	3.50
USA		437,150		205,756	0.78
Others		5,361,818		3,324,180	9.56

	(Won)	56,081,104	(Won)	39,359,352	100.00

(in millions of Korean won)	2008		2007		Ratio (%) as of Dec. 31, 2008
By Customer
Korea Electric Power Corporation	(Won)	1,258,135	(Won)	1,160,371	2.24
Small Business Corp.		1,690,381		1,473,894	3.01
Korean Airline Co., Ltd.		1,715,578		1,361,287	3.06
Doosan Heavy Industries & Construction Co., Ltd.		320,954		253,906	0.57
Dongbu Electronics Co., Ltd.		844,896		873,978	1.51
Doosan Holdings, Europe		1,058,893		790,262	1.89
Korea Deposit Insurance Corp.		628,750		717,220	1.12
Kia Motors Corporation		90,483		606,382	0.16
Others		48,473,034		32,122,052	86.44

	(Won)	56,081,104	(Won)	39,359,352	100.00

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

(in millions of Korean won)	2008		2007		Ratio (%) as of Dec. 31, 2008
By Industry
Manufacturing	(Won)	32,068,742	(Won)	22,807,104	57.18
Banking and insurance		4,156,974		2,878,542	7.41
Transportation and communications		5,981,822		4,136,208	10.67
Public administration		2,050,672		1,807,324	3.66
Electric, gas and water supply		2,976,598		2,561,289	5.31
Others		8,846,296		5,168,885	15.77

	(Won)	56,081,104	(Won)	39,359,352	100.00

Changes in the Loan Origination Fees during 2008 are as follows:

(in millions of Korean won)	Beginning balance	Increase		Decrease		Ending balance
Loan Origination Fees	—	(Won)	1,590	(Won)	21	(Won)	1,569

6. Property and Equipment

Changes in property and equipment for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Beginning balance		Acquisition		Disposal		Depreciation		Ending balance
2008
Land	(Won)	311,094	(Won)	13,548	(Won)	5,444	(Won)	—	(Won)	319,198
Buildings		296,783		2,272		1,021		(9,224)		288,810
Furniture and fixtures		8,525		57		42		(439)		8,101
Computer equipment		10,894		8,416		15		(8,246)		11,049
Vehicles		291		226		16		(217)		284
Construction-in-progress		—		1,795		1,746		—		49
Others		7,011		5,950		859		(3,028)		9,074

	(Won)	634,598	(Won)	32,264	(Won)	9,143	(Won)	(21,154)	(Won)	636,565

(in millions of Korean won)	Beginning balance		Acquisition		Disposal		Depreciation		Ending balance
2007
Land	(Won)	313,323	(Won)	101	(Won)	2,330	(Won)	—	(Won)	311,094
Buildings		305,243		5,298		4,562		(9,196)		296,783
Furniture and fixtures		9,002		67		93		(451)		8,525
Computer equipment		12,027		6,514		92		(7,555)		10,894
Vehicles		359		106		—		(174)		291
Construction-in-progress		145		3,866		4,011		—		—
Others		7,905		2,870		739		(3,025)		7,011

	(Won)	648,004	(Won)	18,822	(Won)	11,827	(Won)	(20,401)	(Won)	634,598

The government-valued price of the Bank’s land as of December 31, 2008, is (Won)423,422 million (2007: (Won)397,327 million).

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

As of December 31, 2008, the Bank’s premises, equipment and other assets are insured against fire and other casualty losses for up to approximately (Won)284,030 million.

7. Other Assets

Other assets as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Intangible assets	(Won)	29,182	(Won)	30,834
Other accounts receivable		4,433,294		2,141,156
Accrued income		619,502		524,399
Prepaid expense		203,269		165,295
Deferred income tax assets		42,048		11,047
Others		1,006,582		1,745,565

		6,333,877		4,618,296
Less: Allowance for possible losses for other accounts receivable		(3,050)		(2,806)

	(Won)	6,330,827	(Won)	4,615,490

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

8. Deposits

Deposits as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
Local currency deposits
Demand deposits
Checking accounts	—	(Won)	2,733	(Won)	1,348
Temporary deposits	0.01		162,072		470,833
Passbook deposits	0.24		5,723		5,907
Others	0.25		1,316		2,552

			171,844		480,640

Time and savings deposits
Time deposits	5.79		5,384,983		2,139,814
Installment savings deposits	3.96		104,146		121,532
Corporate savings deposits	4.46		3,972,845		2,527,764
Savings deposits	2.11		89,857		113,475
Others	4.26		2,625		4,658

			9,554,456		4,907,243

Total local currency deposits			9,726,300		5,387,883

Foreign currencies deposits
Checking accounts	—		7,987		1,036
Temporary deposits	—		2,174		369
Passbook deposits	2.33		321,784		220,142
Time deposits	4.14		2,466,693		525,599
Others	1.51		87,869		7,074

			2,886,507		754,220

Negotiable certificates of deposits	5.61		4,155,722		3,479,169

		(Won)	16,768,529	(Won)	9,621,272

The maturities of time and savings deposits in local and foreign currencies as of December 31, 2008, are as follows:

(in millions of Korean won)	Time deposits		Installment savings deposits		Time deposits in foreign currencies		Total
Within 3 months	(Won)	2,692,706	(Won)	10,769	(Won)	2,367,782	(Won)	5,071,257
More than 3~6 months		1,276,703		31,426		35,064		1,343,193
More than 6 months~1 year		989,590		33,797		41,617		1,065,004
More than 1~2 years		371,842		19,605		14,189		405,636
More than 2~3 years		52,545		8,546		5,281		66,372
More than 3 years		1,597		3		2,760		4,360

	(Won)	5,384,983	(Won)	104,146	(Won)	2,466,693	(Won)	7,955,822

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

9. Borrowings

Borrowings as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
Local currency borrowings
Ministry of Strategy and Finance	5.06	(Won)	1,015,734	(Won)	1,099,028
Industrial Bank of Korea	4.62		170,613		237,810
Small Business Corp.	4.13		538,840		523,867
Ministry of Culture and Tourism	3.63		1,118,318		1,067,893
Korea Energy Management Corporation	3.60		862,243		817,106
Local governments	4.22		129,896		112,420
Others	1.68~4.38		1,529,396		883,304

			5,365,040		4,741,428

Foreign currencies borrowings
KFW group in Germany	5.49		898		2,010
International Bank for Reconstruction and Development	4.44		2,099,003		1,940,985
Others	3.38~4.96		14,368,264		10,841,955

			16,468,165		12,784,950

Other borrowings
Bonds sold under repurchase agreements	5.02		8,968,536		9,099,782
Notes sold	3.80		132		102
Call money	5.04		822,357		1,411,598

			9,791,025		10,511,482

		(Won)	31,624,230	(Won)	28,037,860

The maturities of borrowings in local and foreign currencies as of December 31, 2008, are as follows:

(in millions of Korean won)	Borrowings in local currency		Borrowings in foreign currency		Offshore borrowings in foreign currencies		Total
Within 3 months	(Won)	423,477	(Won)	5,692,788	(Won)	702,187	(Won)	6,818,452
More than 3~6 months		157,812		3,251,296		223,225		3,632,333
More than 6 months~1 year		442,643		1,140,092		547,013		2,129,748
More than 1~2 years		580,220		1,749,503		163,475		2,493,198
More than 2~3 years		573,625		1,625,004		402,311		2,600,940
More than 3~4 years		538,333		605,353		—		1,143,686
More than 4~5 years		450,703		251,500		—		702,203
More than 5 years		2,198,227		18,092		96,326		2,312,645

	(Won)	5,365,040	(Won)	14,333,628	(Won)	2,134,537	(Won)	21,833,205

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

The subordinated debts included in borrowings as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007		Repayment terms
Government funds	5.06	(Won)	1,015,734	(Won)	1,099,028	Installment reimbursement
International Bank for Reconstruction and Development re-lending facilities	4.44		2,099,003		1,940,985	Installment reimbursement

		(Won)	3,114,737	(Won)	3,040,013

10. Industrial Finance Bonds

Industrial finance bonds (IFB) as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Annual interest rates (%) as of Dec. 31, 2008	2008		2007
IFB in local currency	5.41	(Won)	49,645,878	(Won)	41,487,854
IFB in foreign currencies	3.55		15,761,854		11,741,743
Offshore IFB in foreign currencies	4.33		3,481,119		3,103,431

			68,888,851		56,333,028
Premiums on IFB			5,250		8,085
Discounts on IFB			(33,323)		(45,842)

		(Won)	68,860,778	(Won)	56,295,271

Under the Korea Development Bank Act, the Bank has authority to issue industrial finance bonds. The amount of issued bonds and guarantees outstanding by the Bank is limited to 30 times the amount of paid-in capital and legal reserve. Bonds purchased or guaranteed by the Korean government are not included in the limit. When existing bonds are refinanced or if guarantees are executed, the limit is temporarily suspended. There are no issued bonds guaranteed by the Korean government for the years ended December 31, 2008 and 2007.

The maturities of IFB as of December 31, 2008, are as follows:

(in millions of Korean won)	IFB in local currency		IFB in foreign currency		Offshore IFB in foreign currencies		Total
Within 3 months	(Won)	5,325,757	(Won)	1,130,052	(Won)	73,183	(Won)	6,528,992
More than 3~6 months		4,932,782		637,736		426,573		5,997,091
More than 6 months~1 year		10,215,971		2,262,688		513,526		12,992,185
More than 1~2 years		15,902,238		3,260,355		612,207		19,774,800
More than 2~3 years		6,379,580		1,862,808		225,173		8,467,561
More than 3~4 years		934,434		2,269,187		675,820		3,879,441
More than 4~5 years		2,584,158		2,248,952		322,703		5,155,813
More than 5 years		3,353,617		2,082,262		629,016		6,064,895

	(Won)	49,628,537	(Won)	15,754,040	(Won)	3,478,201	(Won)	68,860,778

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

11. Other Liabilities

Other liabilities as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Trust account debit	(Won)	421,700	(Won)	695,509
Other accounts payable		4,618,238		2,103,637
Accrued expense		1,123,981		921,878
Advanced income		78,152		69,283
Guarantee deposits		52,133		35,388
Others		2,297,337		2,953,203

	(Won)	8,591,541	(Won)	6,778,898

12. Guarantees Outstanding and Commitments

The Bank provides guarantees for its customers. Outstanding guarantees and the related allowance for possible losses as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Guarantees				Allowance for possible losses
	2008		2007		2008		2007
Settled guarantees and commitments	(Won)	18,107,048	(Won)	12,029,665	(Won)	90,199	(Won)	56,180
Unsettled guarantees and commitments		13,259,297		11,195,150		23,469		19,761
Endorsed notes		87		298		1		3

	(Won)	31,366,432	(Won)	23,225,113	(Won)	113,669	(Won)	75,944

Unused loan commitments and the related allowances for possible losses as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	Unused loan commitment				Allowance for possible losses
	2008		2007		2008		2007
Loans receivable	(Won)	3,841,639	(Won)	2,696,690	(Won)	15,844	(Won)	11,585
Guarantees and acceptances		16,555,910		12,112,458		67,940		44,064
Loan commitment		4,802,193		4,300,041		19,176		15,910

	(Won)	25,199,742	(Won)	19,109,189	(Won)	102,960	(Won)	71,559

The unsettled commitments provided by the Bank as of December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Commitments
in local currency	(Won)	4,775,584	(Won)	3,670,126
in foreign currencies		1,026,609		629,915

	(Won)	5,802,193	(Won)	4,300,041

Bonds sold under repurchase agreements	(Won)	750,570	(Won)	750,570

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

13. Commitments and Contingencies

The Bank has entered into agreements to provide certain syndicated loans with foreign banks. The total amounts available under such loans are US$ 2,642 million, JPY 2,576 million , EUR 38 million, CHF 5 million, CNY9 million and GBP 5 million (equivalent to (Won)6,996,442 million) and (Won)1,604,930 million, of which US$ 387 million, JPY 641 million, CHF 0.3 million and CNY9 million (equivalent to (Won)1,381,422 million) and (Won)1,279,715 million have not been withdrawn by borrowers as of December 31, 2008.

Loans sold to KDB First Securitization Specialty Co., Ltd. and others in accordance with the Asset Securitization Plan as of December 31, 2008, are as follows:

(in millions of Korean won)	Disposal date	Book value		Selling price		Retained subordinated debt securities		Collateral [1]
KDB First SPC	June 8, 2000	(Won)	950,627	(Won)	600,000	(Won)	126,400	(Won)	121,947
KDB Second SPC	November 8, 2000		914,764		423,600		143,348		81,451
KDB Third SPC	September 20, 2001		1,793,546		949,900		—		—
KDB Fifth SPC	December 13, 2001		765,358		528,400		74,200		101,381

		(Won)	4,424,295	(Won)	2,501,900	(Won)	343,948	(Won)	304,779

1	Investment securities are pledged as collaterals (Note 4).

According to the contracts on asset transfers stipulating warranty for the assets above, the Bank has a responsibility of warranty of up to 30 % of the proceeds when the principal or a part of the interest is not repaid at the expected due date according to the cash flows payment schedule.

The Bank has provided credit lines to several securitization specialty companies amounting to (Won)5,802,193 million, of which (Won)29,145 million was withdrawn as of December 31, 2008.

As of December 31, 2008, the Bank still has the valid legal right to seek indemnity for (Won)1,632,330 million as part of the loans receivable written off.

The Bank has outstanding loans receivable amounting to (Won)540,266 million, and securities amounting to (Won)83,382 million as of December 31, 2008, from companies under workout, court receivership, court mediation or other restructuring process. The Bank recorded (Won)82,098 million as allowances for possible loan losses. Actual losses from these loans may differ from the allowances recorded.

As of December 31, 2008, the Bank faces 19 legal cases involving an aggregate amount of (Won)3,767,502 million, and has filed 23 lawsuits, with an aggregate amount of (Won)21,925 million. The final outcome of these cases cannot yet be determined as of the report date.

14. Derivative Financial Instruments and Related Contracts

The Bank utilizes derivative financial instruments for trading purposes or to hedge against financial market risks.

For trading purposes, the Bank uses futures and forward contracts, swaps, and options, in order to gain a profit from short-term fluctuations of the underlying value of the derivatives, by forecasting the future interest

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

rate, exchange rate or other variables affecting the value of the instruments. Furthermore, the Bank also trades the instruments to hedge against the derivative financial instruments purchased by the Bank’s customers.

Additionally, trading derivatives include derivatives used to hedge the exchange rate of the Bank’s foreign currency denominated assets and liabilities, and interest rate of the Bank’s loans and borrowings, whose underlying assets and liabilities are already valued at fair market value, and hedging derivatives that are not specifically identified to an underlying transaction.

Hedging instruments generally include cross currency swaps and/or interest rate swaps used to hedge borrowings and bonds denominated in foreign currency from the exchange rate and/or the interest rate risks. Those hedging transactions are made with foreign financial institutions and domestic banks. The hedging instruments also include interest rate swaps used to reduce interest rate risks of the Industrial Finance Bonds issued in Korean won.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

The unsettled contract amounts of the Bank’s derivatives and the related valuation gain(loss) as of and for the year ended December 31, 2008, are as follows:

	Unsettled contract amount						Valuation gain/loss (P/L)						Valuation
(in millions of Korean won)	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total		asset(liability) (B/S)
Interest rate
Forward	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—
Futures		3,139,330		—		3,139,330		—		—		—		—
Swap		222,218,086		7,980,810		230,198,896		(465,680)		473,285		7,605		(323,706)
Option
Buy		646,200		1,160,000		1,806,200		17,085		—		17,085		46,386
Sell		1,616,200		1,780,000		3,396,200		(43,415)		(8,515)		(51,930)		(84,633)

		227,619,816		10,920,810		238,540,626		(492,010)		464,770		(27,240)		(361,953)

Currency
Forward		57,994,151		—		57,994,151		3,936,015		—		3,936,015		4,042,834
Futures		713,694		—		713,694		—		—		—		—
Swap		58,014,149		6,614,539		64,628,688		(3,658,461)		320,673		(3,337,788)		(2,935,684)
Option
Buy		7,365,527		—		7,365,527		797,706		—		797,706		1,031,654
Sell		8,256,078		—		8,256,078		(615,910)		—		(615,910)		(784,274)

		132,343,599		6,614,539		138,958,138		459,350		320,673		780,023		1,354,530

Stock price index
Futures		8,154		—		8,154		—		—		—		—
Option
Buy		1,035,840		—		1,035,840		(4,324)		—		(4,324)		411.092
Sell		1,099,960		—		1,099,960		8,024		—		8,024		(410,785)

		2,143,954		—		2,143,954		3,700		—		3,700		307

Commodity
Forward		114,447		—		114,447		(222)		—		(222)		(222)
Swap		241,987		—		241,987		(2,306)		—		(2,306)		(1,657)
Futures		776		—		776		—		—		—		—
Option
Buy		53,576		—		53,576		(169)		—		(169)		2,320
Sell		53,576		—		53,576		200		—		200		(2,320)

		464,362		—		464,362		(2,497)		—		(2,497)		(1,879)

	(Won)	362,571,731	(Won)	17,535,349	(Won)	380,107,080	(Won)	(31,457)	(Won)	785,443	(Won)	753,986	(Won)	991,005

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

15. Shareholder’s Equity

Paid-in Capital

The Korean government shall provide the entire paid-in capital of the Bank in accordance with the Korea Development Bank Act. The authorized paid-in capital amounts to (Won)10,000 billion as of December 31, 2008.

The Korean government has increased the Bank’s paid-in-capital by contributing KEPCO shares of (Won)695 billion, subscription certificates of Korea Water Resources Corporation of (Won)305 billion on April 30, 2004, and Korea Expressway Corporation shares of (Won)5,000 billion on December 18,2008. Consequently, the total paid-in capital of the Bank outstanding as of December 31, 2008 amounts to (Won)8,741,861 million.

Capital Surplus

The Bank has reduced (Won)5,178,600 million of shareholder’s equity in 1998 and 2000 to offset the accumulated deficit and recorded capital surplus of (Won) 44,373 million.

Accumulated Other Comprehensive Income

The changes in valuation gain and loss from investment securities recorded as accumulated other comprehensive income for the years ended December 31, 2008 and 2007, are as follows:

	2008														2007
(in millions of Korean won)	Available-for-sale securities						Equity method investments
	Accumulated unrealized holding gain (loss)		Deferred tax assets (liabilities)		Balance		Accumulated unrealized holding gain (loss)		Deferred tax assets (liabilities)		Balance		Total		Total
Beginning balance	(Won)	4,523,854	(Won)	(1,244,060)	(Won)	3,279,794	(Won)	(98,179)	(Won)	22,132	(Won)	(76,047)	(Won)	3,203,747	(Won)	2,487,005
Accumulated effect by accounting change		—		—		—		—		—		—		—		(5,831)
Increase(decrease) due to disposals and others[1]		(635,980)		388,727		(247,253)		(65)		(5)		(70)		(247,323)		(279,646)
Valuation gain(loss) during the period		(3,671,290)		807,684		(2,863,606)		(335,896)		(5,936)		(341,832)		(3,205,438)		1,002,219

Ending balance	(Won)	216,584	(Won)	(47,649)	(Won)	168,935	(Won)	(434,140)	(Won)	16,191	(Won)	(417,949)	(Won)	(249,014)	(Won)	3,203,747

1	It includes deferred tax effect by change in the corporate tax rate.

Legal Reserve

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or used to offset accumulated deficit.

Offsetting of Accumulated Deficit

In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserves are insufficient to eliminate the accumulated deficit, the Korean government should complement the deficiency.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

Dividends

No dividend is paid for the year ended December 31, 2008. Accordingly, all of the unappropriated retained earnings is accumulated to the legal reserve.

16. Other Non-interest Revenue and Expenses

Other non-interest revenue and expenses for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Other non-interest revenue
Gain on disposal of equity method investments	(Won)	32,813	(Won)	896,464
Gain on foreign currency transactions		3,125,976		585,825
Gain on disposal of loans receivable		18,646		14,797
Gain on valuation of hedged items		199,508		135,449
Others		15,849		19,761

	(Won)	3,392,792	(Won)	1,652,296

Other non-interest expense
Loss on foreign currency transactions	(Won)	1,763,487	(Won)	403,806
Provision for losses from guarantees and acceptances		37,633		25,622
Provision for losses from unused loan commitments		31,294		14,836
Loss on valuation of hedged items		2,798,330		636,262
Others		153,875		136,871

	(Won)	4,784,619	(Won)	1,217,397

17. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Salaries	(Won)	230,655	(Won)	222,141
Retirement allowance		31,008		27,886
Employee benefits		21,000		17,991
Rent		13,477		9,300
Depreciation		21,154		20,401
Taxes and dues		18,259		17,206
Printing		5,217		4,452
Travel		3,844		3,362
Commission		17,347		14,317
Others		70,247		71,453

	(Won)	432,208	(Won)	408,509

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

18. Non-operating Income and Expenses

Non-operating income and expenses for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Non-operating income
Gain on disposal of premises and equipment	(Won)	164	(Won)	745
Rental income		1,868		1,739
Valuation gain on equity method investments		370,679		1,476,012
Others		3,736		1,684

		376,447		1,480,180

Non-operating expenses
Loss on disposal of premises and equipment		2,470		460
Valuation loss on equity method investments		880,561		7,372
Others		10,855		7,818

		893,886		15,650

	(Won)	(517,439)	(Won)	1,464,530

19. Income Tax

Income tax expense for the years ended December 31, 2008 and 2007, consists of:

(in millions of Korean won)	2008		2007
Income tax	(Won)	116,515	(Won)	9,628
Change in deferred income tax due to temporary difference		(1,352,391)		14,327
Income tax expense accounted for as accumulated other comprehensive income		1,190,470		286,623
Change in deferred income tax due to tax loss		67,722		248,059

	(Won)	22,316	(Won)	558,637

The tax adjustments for the year ended December 31, 2008, are as follows:

(in millions of Korean won)	Temporary difference		Permanent difference
Prior year valuation gain on equity method investments	(Won)	6,077,165	(Won)	—
Prior year financial derivative assets		3,192,422		—
Financial derivative liabilities		15,560,594		—
Prior year gain and loss on foreign currency translation of hedged item		225,540		—
Valuation gain and loss on hedged items		2,358,612		—
Others		785,112		108,737

	(Won)	28,199,445	(Won)	108,737

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

(in millions of Korean won)	Temporary difference		Permanent difference
Valuation gain on equity method investments	(Won)	5,204,542	(Won)	—
Financial derivative assets		16,432,776		—
Prior year financial derivative liabilities		2,896,775		—
Gain and loss on foreign currency translation of hedged item		1,770,893		—
Prior year valuation gain and loss on hedged items		182,666		—
Others		1,037,126		411,648

	(Won)	27,524,778	(Won)	411,648

The relations between income before income tax expenses and income tax expenses for the year ended December 31, 2008, are follows:

(in millions of Korean won)	2008
Income before income tax expenses	(Won)	372,645

Income tax at the statutory income tax rates		102,444

The tax adjustments:
Non-deductable expenses and non taxable income		(98,839)
Effect of no recognition of deferred income tax assets		175,328
other		(156,617)

		(80,128)

Income tax expenses	(Won)	22,316

The effective income tax rate		5.99%

The changes of temporary differences and deferred tax assets and liabilities for the year ended December 31, 2008, are as follows:

	Temporary differences and tax loss						Deferred tax assets and liabilities
(in millions of Korean won)	Beginning Balance		Changes		Ending Balance		Beginning Balance		Changes		Ending Balance
Equity method investments[1]	(Won)	(6,015,261)	(Won)	810,719	(Won)	(5,204,542)	(Won)	(1,373,768)	(Won)	295,919	(Won)	(1,077,849)
Financial derivative assets		(3,181,778)		(13,250,998)		(16,432,776)		(874,989)		(2,740,222)		(3,615,211)
Financial derivative liabilities		2,889,057		12,671,537		15,560,594		794,491		2,628,840		3,423,331
Gain and loss on valuation of hedged items		178,859		2,179,753		2,358,612		49,186		469,707		518,894
Gain and loss on foreign currency translation of hedged items		(225,778)		(1,545,115)		(1,770,893)		(62,089)		(327,507)		(389,596)
Provision for loan losses[2]		1,140,251		(136,448)		1,003,803		192,408		(51,569)		140,839
Impairment loss on debt securities		360,589		36,028		396,617		99,162		(11,906)		87,256
Impairment loss on equity securities		772,889		(412,705)		360,184		212,544		(133,304)		79,240
Others		556,967		250,646		807,613		102,446		31,963		134,409

	(Won)	(3,524,205)	(Won)	603,417	(Won)	(2,920,788)	(Won)	(860,609)	(Won)	161,921	(Won)	(698,687)

1

Deferred tax effects, which are accounted for under the shareholder’s equity or adjusted to overseas account, are not included in above changes of temporary differences and deferred tax assets and liabilities.

2

Deferred tax effect amounting to (Won)120,574 million related with provision for loan losses due to the remote possibility of realization is not recognized as temporary differences are deemed to have no future benefits.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

As the bank anticipates that taxable income which arises in the future will exceed tax loss and others, it recorded deferred income tax assets. The changes of deferred income tax assets related to tax loss and others for the year ended December 31, 2008, are as follows:

(in millions of Korean won)	Temporary differences and tax loss						Deferred tax assets and liabilities
	Beginning Balance		Increase		Ending Balance		Beginning Balance		Changes		Ending Balance
Tax loss and others.	(Won)	246,263	(Won)	(246,263)	(Won)	—	(Won)	67,722	(Won)	(67,722)	(Won)	—

The changes of deferred tax assets and liabilities accounted for as capital adjustment for the year ended December 31, 2008, are as follows:

	Temporary differences and tax loss						Deferred tax assets and liabilities
	Beginning Balance		Changes		Ending Balance		Beginning Balance		Changes		Ending Balance
Gain on valuation of available-for-sale securities	(Won)	(5,344,173)	(Won)	3,719,011	(Won)	(1,625,162)	(Won)	(1,469,648)	(Won)	1,112,112	(Won)	(357,536)
Loss on valuation of available-for-sale securities		820,319		588,259		1,408,578		225,588		84,299		309,887
Gain on valuation of equity method investments(B/S)		(122,482)		44,085		(78,397)		(33,526)		16,640		(16,886)
Loss on valuation of equity method investments(B/S)		220,661		291,876		512,537		55,658		(22,581)		33,077

	(Won)	(4,425,675)	(Won)	4,643,231	(Won)	217,556	(Won)	(1,221,928)	(Won)	1,190,470	(Won)	(31,458)

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

20. Average Amounts of Assets and Liabilities Related to Interest Income and Expenses

Interest income or expense and the average amounts of related assets or liabilities for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008				2007
	Average amount		Interest income or expense		Average amount		Interest income or expense
Assets
Due from banks	(Won)	2,663,917	(Won)	118,035	(Won)	1,978,386	(Won)	86,418
Securities		29,428,165		1,965,309		25,683,332		1,267,059
Loans receivable		66,139,838		3,693,332		53,683,838		3,082,061
Others				24,203				43,497

			(Won)	5,800,879			(Won)	4,479,035

Liabilities
Deposits	(Won)	11,784,974	(Won)	581,471	(Won)	10,335,803	(Won)	466,352
Borrowings		31,070,603		1,323,066		24,914,661		1,153,441
Bonds		62,394,936		3,062,445		52,926,561		2,583,733
Others				30,097				34,842

			(Won)	4,997,079			(Won)	4,238,368

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

21. Assets and Liabilities Denominated in Foreign Currencies

Significant assets and liabilities denominated in foreign currencies as of December 31, 2008 and 2007, are as follows:

	Foreign currency[1]				Equivalent in Korean won
(in millions of Korean won, US$ in thousands)	2008		2007		2008		2007
Asset
Cash	US$	6,331	US$	4,241	(Won)	7,961	(Won)	3,979
Due from banks		1,097,497		1,073,973		1,380,106		1,007,601
Trading securities		5,275		372,963		6,634		349,914
Investment securities (available-for-sale)		3,473,340		4,447,308		4,367,723		4,172,464
Investment securities (held-to-maturity)		—		7,992		—		7,498
Equity method investments		399,340		430,112		501,813		403,531
Bills bought		1,899,010		1,788,278		2,388,011		1,677,762
Call loans		2,142,817		935,849		2,694,592		878,014
Loans receivable		16,846,158		15,769,308		21,179,887		14,794,765
Domestic import usance bills		2,930,116		2,399,756		3,684,616		2,251,451
Receivables		2,260,703		1,301,543		2,842,825		1,221,108
Other assets		3,082,957		2,977,303		3,876,818		2,793,306

	US$	34,143,544	US$	31,508,626	(Won)	42,930,986	(Won)	29,561,393

Liabilities
Deposits	US$	2,295,426	US$	803,901	(Won)	2,886,507	(Won)	754,220
Borrowings		13,088,870		13,627,105		16,349,440		12,784,950
Bonds sold under repurchase agreements		1,211,026		1,790,937		1,522,868		1,680,257
Call money		256,348		543,699		322,357		510,098
Bonds		14,922,632		15,814,316		17,098,735		14,836,991
Other liabilities		2,118,870		2,805,564		2,667,617		2,632,180

	US$	33,893,172	US$	35,385,522	(Won)	40,847,524	(Won)	33,198,696

1	Assets or liabilities denominated in foreign currencies other than in US dollars have been converted into US dollars using the exchange rate in effect on December 31, 2008.

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

22. Related Party Transactions

The subsidiaries and equity-method investees as of December 31, 2008, are as follows:

Related Companies
Domestic Companies	The KDB Capital Corp., Daewoo Shipbuilding & Marine Engineering Co., Ltd., Daewoo Securities Co., Ltd., Korea Infrastructure Fund, Korea Infra Asset Management Co., Ltd., KDB Venture M&A Co., Ltd., KDB Value Private Equity Fund I, Korea Aerospace Industries, Ltd., KDB Value Private Equity Fund II, KDB Value Private Equity Fund III Samwon Industrial Co., Ltd. Korea Asset Management Corporation.

Overseas Companies	KDB Asia (HK) Ltd., KDB Ireland Ltd., KDB Bank (Hungary) Ltd., KDB Brazil Ltd., KDB Uzbekistan Ltd.

The significant transactions which occurred in the normal course of business with related companies for the years ended December 31, 2008 and 2007, and the related account balances as of December 31, 2008 and 2007, are as follows:

	Interest income and others				Interest expense and others				Loans receivable and others				Borrowings and others
(in millions of Korean won)	2008		2007		2008		2007		2008		2007		2008		2007
Subsidiaries	(Won)	113,334	(Won)	137,824	(Won)	56,910	(Won)	123,074	(Won)	6,772,279	(Won)	6,954,493	(Won)	680,086	(Won)	783,739
Equity-method investees		297,494		337,682		19,796		17,315		5,590,926		7,019,393		164,053		241,555

	(Won)	410,828	(Won)	475,506	(Won)	76,706	(Won)	140,389	(Won)	12,363,205	(Won)	13,973,886	(Won)	844,139	(Won)	1,025,294

23. Comprehensive Income

Comprehensive income for the years ended December 31, 2008 and 2007, consists of :

(in millions of Korean won)	2008		2007
Net income	(Won)	350,329	(Won)	2,047,604
Other comprehensive income		(3,452,761)		722,573
Gain(loss) on valuation of equity method investments[1]		(341,902)		(92,612)
Gain(loss) on valuation of available-for-sale securities[2]		(3,110,859)		815,185

	(Won)	(3,102,432)	(Won)	2,770,177

1	Related tax effect in 2008 amounts to (Won)(5,941) million (2007: (Won)22,585 million).
2	Related tax effect in 2008 amounts to (Won)1,196,411 million (2007: (Won)(309,208) million).

The Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2008 and 2007

24. Operating Results of Trust Accounts

The revenue and expenses of the trust accounts for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Revenue
Interest income	(Won)	208,067	(Won)	218,534
Gain from securities		14,120		457,927
Others		25,284		32,044

	(Won)	247,471	(Won)	708,505

Expenses
Dividends of trust profits to beneficiaries	(Won)	187,910	(Won)	653,752
Commissions paid		2,314		4,862
Loss from securities		33,687		17,901
Trust fee to the Bank		12,486		16,490
Provisions for possible loan losses		55		20
Others		11,019		15,480

	(Won)	247,471	(Won)	708,505

25. Supplemental Cash Flow Information

Transactions not involving any inflow or outflow of cash for the years ended December 31, 2008 and 2007, are as follows:

(in millions of Korean won)	2008		2007
Loans converted into equity securities	(Won)	13,043	(Won)	21,260
Investment in kind	(Won)	500,000		—

26. Operating Results for the Final Interim Period

Significant operating results for the three-month period ended December 31, 2008, are as follows:

(in millions of Korean won)	4th quarter, 2008		4th quarter, 2007
Operating income	(Won)	17,089,078	(Won)	3,599,684
Operating profit(loss)		552,068		19,565
Net income		(49,434)		39,724

Korea Development Bank

Interim non-consolidated statements of financial position

As of June 30, 2009 and December 31, 2008

(Korean won in millions)	June 30, 2009 Unaudited		December 31, 2008 Audited
Assets
Cash and due from banks (Note 3)	(Won)	5,090,882	(Won)	4,437,123
Securities (Note 4):
Trading securities		804,256		425,691
Available-for-sale securities		38,421,656		37,087,395
Held-to-maturity securities		2,602,317		3,119,932
Equity method investments		12,836,969		12,769,975

		54,665,198		53,402,993
Loans receivable, less allowance for possible losses of (Won)1,329,359 million at June 30, 2009 ((Won)1,046,134 million at December 31, 2008) and less deferred loan fees of (Won)4,861 million at June 30, 2009 ((Won)1,569 million at December 31, 2008) (Note 5)		81,400,220		76,065,772
Property and equipment (Note 6)		629,056		636,565
Other assets:
Allowance for possible losses for other assets (Note 5)		(73,663)		(3,050)
Intangible assets		29,117		29,182
Guarantee deposits		111,950		111,357
Accounts receivable		7,555,051		4,433,295
Accrued income		599,239		619,502
Prepaid expenses		141,658		203,269
Deferred income tax assets (Note 14)		41,394		42,048
Derivative assets (Note 11)		12,104,915		16,739,420
Miscellaneous assets		1,554,519		895,225

		22,064,180		23,070,248

Total assets	(Won)	163,849,536	(Won)	157,612,701

See accompanying notes.

Korea Development Bank

Interim non-consolidated statements of financial position—(Continued)

As of June 30, 2009 and December 31, 2008

(Korean won in millions)	June 30, 2009 Unaudited		December 31, 2008 Audited
Liabilities and equity
Liabilities:
Deposits (Note 7)	(Won)	15,194,826	(Won)	16,768,529
Borrowing liabilities (Note 8)		106,917,753		100,485,008
Other liabilities:
Severance and retirement benefits, less deposits for severance and retirement of (Won)33,301 million at June 30, 2009 ((Won)33,007 million at December 31, 2008)		91,471		87,244
Allowance for possible losses on acceptances and guarantees (Note 9)		169,812		113,669
Allowance for possible losses on unused loan commitments (Note 9)		128,422		102,960
Due to trust accounts		1,197,351		421,700
Exchange payable		32,500		19,994
Accounts payable		7,565,101		4,618,238
Accrued expenses		1,117,357		1,123,981
Unearned revenues		63,424		78,152
Deposits for letter of guarantees		62,596		52,133
Deferred income tax liabilities (Note 14)		1,095,348		730,145
Derivative liabilities (Note 11)		11,217,077		15,748,415
Miscellaneous liabilities		1,260,094		1,547,199

		24,000,553		24,643,830

Total liabilities		146,113,132		141,897,367

Equity:
Paid-in capital (Note 12)		9,641,861		8,741,861
Capital surplus (Note 12)		44,373		44,373
Accumulated other comprehensive income (loss) (Notes 4, 16)		611,772		(249,015)
Retained earnings (Note 12):
Legal reserve		7,178,115		6,796,703
Unappropriated retained earnings		260,283		381,412

		7,438,398		7,178,115

Total equity		17,736,404		15,715,334

Total liabilities and equity	(Won)	163,849,536	(Won)	157,612,701

See accompanying notes.

Korea Development Bank

Interim non-consolidated statements of income

For the six months ended June 30, 2009 and 2008

	Six months ended June 30,
(Korean won in millions)	2009		2008
	Unaudited
Operating revenue:
Interest income:
Interest on due from banks	(Won)	89,349	(Won)	56,839
Interest on securities		761,092		819,762
Interest on loans receivable		1,937,088		1,695,583
Others		16,580		13,783

		2,804,109		2,585,967
Gain on valuation and disposal of securities:
Gain on disposal of trading securities		16,234		15,794
Gain on valuation of trading securities		1,857		1,356
Gain on disposal of available-for-sale securities		589,301		224,572
Gain on disposal of equity method investments		1,155		716
Reversal of impairment loss on available-for-sale securities		—		14,529

		608,547		256,967
Gain on disposal of loans receivable		12,135		—
Reversal of allowance for loans receivable		—		38,060
Gain on foreign currency transactions		1,537,079		853,858
Fees and commission income		203,081		146,906
Dividends income		284,073		167,399
Other operating income:
Fees and commission from trust accounts		7,350		6,871
Gain from derivatives transactions (Note 11)		8,876,430		4,529,232
Gain from derivatives valuation (Note 11)		3,167,393		6,542,749
Gain on valuation of hedged items (Note 11)		477,421		83,419
Reversal of allowances for unused credit lines and cash advance commitments (Note 9)		—		5,161
Others		1,023		1,547

		12,529,617		11,168,979

Total operating revenue		17,978,641		15,218,136

Operating expenses:
Interest expense:
Interest on deposits		287,266		252,849
Interest on borrowings		497,378		617,285
Interest on debentures		1,696,304		1,441,090
Others		14,924		17,252

		2,495,872		2,328,476

See accompanying notes.

Korea Development Bank

Interim non-consolidated statements of income—(Continued)

For the six months ended June 30, 2009 and 2008

	Six months ended June 30,
(Korean won in millions)	2009		2008
	Unaudited
Loss on valuation or disposal of securities:
Loss on disposal of trading securities	(Won)	21,926	(Won)	32,863
Loss on valuation of trading securities		1,351		11,798
Loss on disposal of available-for-sale securities		34,252		4,343
Loss on disposal of equity method investments		992		182
Impairment on available-for-sale securities		20,461		24,998
Impairment on investment in beneficiary certificates		5,200		800

		84,182		74,984
Provision of allowance for possible loan losses (Note 5)		483,508		—
Loss on disposal of loans receivable		1,320		—
Loss on foreign currency transactions		1,729,693		643,177
Fees and commission expenses		17,643		13,883
General and administrative expenses (Note 13)		212,028		198,881
Other operating expenses:
Provision of allowance for possible losses on acceptances and guarantees (Note 9)		56,096		13,816
Provision of allowances for unused loan commitments (Note 9)		25,428		—
Loss from derivatives transactions (Note 11)		8,929,459		4,324,445
Loss from derivatives valuation (Note 11)		3,404,998		6,026,424
Loss on valuation of hedged items (Note 11)		241,895		1,118,568
Utility service fee		270		579
Contributions to credit management fund		44,609		37,284
Others		48,470		31,709

		12,751,225		11,552,825

Total operating expenses		17,775,471		14,812,226

Operating income		203,170		405,910

Non-operating income (expense):
Gain (loss) on disposal of property and equipment, net		(41)		113
Rental income		491		559
Gain (loss) on valuation of equity method investments, net (Note 4)		(26,696)		240,485
Others, net		192,899		(2,308)

		166,653		238,849

Income before income taxes		369,823		644,759
Income tax expense (Note 14)		123,470		109,231

Net income	(Won)	246,353	(Won)	535,528

See accompanying notes.

Korea Development Bank

Interim non-consolidated statements of changes in equity

For the six months ended June 30, 2009 and 2008

(Korean won in millions)	Paid-in capital		Capital surplus		Accumulated other comprehensive income		Retained earnings		Total
As of January 1, 2008	(Won)	8,241,861	(Won)	44,373	(Won)	3,203,747	(Won)	7,096,703	(Won)	18,586,684
Cash dividends		—		—		—		(300,000)		(300,000)
Net income		—		—		—		535,528		535,528
Unrealized loss on available-for-sale securities		—		—		(889,210)		—		(889,210)
Changes in unrealized gain on valuation of equity method investments (Note 4)		—		—		(33,406)		—		(33,406)
Changes in unrealized loss on valuation of equity method investments (Note 4)		—		—		(543,823)		—		(543,823)
Changes in retained earnings on valuation of equity method investments		—		—		—		54,929		54,929

As of June 30, 2008 (unaudited)	(Won)	8,241,861	(Won)	44,373	(Won)	1,737,308	(Won)	7,387,160	(Won)	17,410,702

As of January 1, 2009	(Won)	8,741,861	(Won)	44,373	(Won)	(249,015)	(Won)	7,178,115	(Won)	15,715,334
Injection of paid-in capital		900,000		—		—		—		900,000
Net income		—		—		—		246,353		246,353
Unrealized gain on available-for-sale securities		—		—		596,210		—		596,210
Changes in unrealized gain on valuation of equity method investments (Note 4)		—		—		103,592		—		103,592
Changes in unrealized loss on valuation of equity method investments (Note 4)		—		—		160,985		—		160,985
Changes in retained earnings on valuation of equity method investments		—		—		—		13,930		13,930

As of June 30, 2009 (unaudited)	(Won)	9,641,861	(Won)	44,373	(Won)	611,772	(Won)	7,438,398	(Won)	17,736,404

See accompanying notes.

Korea Development Bank

Interim non-consolidated statements of cash flows

For the six months ended June 30, 2009 and 2008

(Korean won in millions)	Six months ended June 30,
	2009		2008
	Unaudited
Cash flows from operating activities:
Net income	(Won)	246,353	(Won)	535,527
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation		9,519		9,648
Amortization of intangible assets		5,155		6,611
Provision (reversal) of allowance for possible loan losses, net		484,835		(40,477)
Provision for severance and retirement benefits		16,479		14,571
Loss (gain) on valuation of trading securities, net		(506)		10,442
Impairment losses on available-for-sale securities, net		20,461		8,477
Impairment losses on investment in beneficiary certificates		5,200		—
Loss (gain) on valuation of equity method investments, net		26,697		(238,492)
Loss (gain) on foreign exchange translations, net		211,720		(215,116)
Loss (gain) on disposal of property and equipment, net		41		(113)
Loss (gain) on valuation of derivative instruments, net		237,605		(516,325)
Loss on fair value hedged items, net		32,041		1,035,149
Provision of allowance for possible losses acceptances and guarantees losses		56,096		13,816
Provision (reversal) of allowance for possible losses on unused credit lines and cash advance commitments		25,428		(5,160)
Others, net		14,373		14,231
Changes in operating assets and liabilities:
Trading securities		(378,060)		231,798
Available-for-sale securities		(627,591)		(2,369,197)
Held-to-maturity securities		517,616		(417,511)
Equity method investments		263,371		(118,072)
Loans receivable		(6,031,343)		(5,392,909)
Accounts receivable		(3,121,756)		(6,198,377)
Accrued income		20,262		4,261
Prepaid expenses		61,611		(6,044)
Unearned revenues		(14,728)		(8,736)
Deferred income tax liabilities, net		119,142		106,673
Derivative instruments, net		(63,484)		(1,032,426)
Payment of severance and retirement benefits		(12,253)		(5,816)
Due to trust accounts		775,651		(256,925)
Accounts payable		2,946,862		6,234,516
Accrued expenses		(6,624)		46,367
Cash dividends		—		252,297
Others, net		(935,854)		41,428

Total adjustments		(5,342,034)		(8,791,411)

Net cash used in operating activities	(Won)	(5,095,681)	(Won)	(8,255,884)
See accompanying notes.

Korea Development Bank

Interim non-consolidated statements of cash flows—(Continued)

For the six months ended June 30, 2009 and 2008

(Korean won in millions)	Six months ended June 30,
	2009		2008
	Unaudited
Cash flows from investing activities:
Purchase of property and equipment	(Won)	(2,480)	(Won)	(15,837)
Proceeds from disposal property and equipment		428		1,614
Purchase of intangible assets		(5,090)		(3,545)
Decrease (increase) in due from bank, net		(632,570)		19,159
Increase in guarantee deposits		(593)		(978)

Net cash provided by (used in) investing activities		(640,305)		413

Cash flows from financing activities:
Proceeds from borrowings, net		624,302		1,886,776
Increase in bonds sold under repurchase agreements, net		1,706,644		871,031
Proceeds from (redemption of) bills sold, net		(132)		1,920
Proceeds from debentures, net		2,424,902		5,022,615
Increase in exchange payable, net		12,505		—
Proceeds from (redemption of) deposits, net		(1,573,702)		954,822
Proceeds from (redemption of) call money, net		1,662,656		(184,731)
Payment of cash dividends		—		(300,000)
Injection of paid-in capital		900,000		—

Net cash provided by financing activities		5,757,175		8,252,433

Net increase (decrease) in cash and cash equivalents		21,189		(3,038)

Cash and cash equivalents at the beginning of the period		58,280		60,762

Cash and cash equivalents at the end of the period	(Won)	79,469	(Won)	57,724

See accompanying notes.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements

June 30, 2009 and 2008

1. Corporate information

Korea Development Bank (the “Bank”) was established in 1954 in accordance with the Korea Development Bank Act of the Republic of Korea to supply and manage major industrial funds for the promotion of the industrial development and advancement of the national economy. The Bank has 44 local branches, 7 overseas branches, 5 overseas subsidiaries and 2 overseas offices as of June 30, 2009. The Bank is engaged in the banking business under the Korea Development Bank Act and other related regulations and in the trust business in accordance with the Financial Investment Services and Markets Act.

2. Summary of significant accounting policies

Basis of financial statement preparation

The Bank maintains its official accounting records in Korean won and prepares statutory financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea (henceforth “Korean GAAP”) with the exception of overseas branches and subsidiaries, where the Bank used financial statements prepared in accordance with the financial accounting standards generally accepted in their jurisdictions, with adjustments to align with Korean GAAP if the adjustments materially effects the Bank’s financial statements. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. In the event of any differences in interpreting the interim non-consolidated financial statements or the independent accountants’ review report thereon, the Korean version, which is used for regulatory reporting purposes, shall prevail. The accompanying interim non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

These interim non-consolidated financial statements do not disclose all information and disclosures required in the annual non-consolidated financial statements, and should be read in conjunction with the annual non-consolidated financial statements as of December 31, 2008.

The accounting policies adopted in the preparation of the interim non-consolidated financial statements are consistent with those followed in the preparation of the annual non-consolidated financial statements for the year ended December 31, 2008.

Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses. The Bank determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at each fiscal year end.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payments and a fixed

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

maturity are classified as held-to-maturity, if the Bank has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement, but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus or minus the cumulative amortization using the effective interest method, of any difference between the initially recognized amount and the maturity amount.

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date. Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

When held-to-maturity securities are reclassified to available-for-sale, those securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in accumulated other comprehensive income and are amortized using the effective interest rate method. Such amortization amount is charged to interest income until maturity. Once the reclassification is made, trading securities cannot be reclassified to available-for-sale securities or held-to-maturity securities and vice versa except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value as of the reclassification date.

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of income after eliminating any gains and losses previous recorded in accumulated other comprehensive income for temporary changes. A subsequent recovery is also recorded in the statement of income to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

Equity method investments

Investments in entities over which the Bank has control or significant influence are accounted for using the equity method. Investment securities which allow the Bank a significant influence over the investee are valued using the equity method of accounting. The Bank considers that it has a significant influence on an investee if the Bank holds more than 15% of voting shares.

Under the equity method of accounting, the Bank’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect the Bank’s share of income or loss of the investee in the statement of income and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of the Bank on the statement of

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

financial position. If the Bank’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if the Bank has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. The Bank resumes the application of the equity method if the Bank’s share of income or change in equity of an investee exceeds the Bank’s share of losses accumulated during the period of suspension of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and the Bank’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of five years using the straight-line method and the amortization expense is included as part of valuation gain or loss on equity method investments in the statement of income. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and charged or credited to valuation gain or loss on equity method investments in the statement of income.

The Bank’s share in the investee’s unrealized profits and losses resulting from transactions between the Bank and its investee are eliminated.

Allowance for possible loan losses

The Bank provides for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the Bank. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.85
Precautionary	7
Substandard	20
Doubtful	50
Expected Loss	100

Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the related parties (as in the case of court receivership, court mediation or workout), the difference in present value of the restructured loan payments and book value of the loan is recorded as an allowance for possible loan loss. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method. The amortization is recorded as interest income.

Deferred loan fees and expenses

The Bank defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the straight-line method.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method and credited or charged to the statement of income over the installment period.

Property and equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property and equipment.

Depreciation of property and equipment is provided using the straight-line method for buildings and the declining balance method for all other property and equipment over the following estimated useful life of assets:

Year
Buildings	20~50
Furniture and fixture	10~40
Computer equipment	4
Vehicles	4
Others	4

Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or extend the useful life of the related assets are capitalized.

The Bank recognizes an impairment loss when the carrying amount of an asset exceeds its recoverable amount. The impairment loss is recognized in the statement of income immediately to reduce the carrying amount of the asset to its recoverable amount. If there is a subsequent recovery from the impairment, a reversal of the previous impairment loss to the extent of the original carrying amount is also recognized in the statement of income.

Intangible assets

Intangible assets of the Bank consist of trademarks, development costs and software, which are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of four to five years.

Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the decline in value, if material, is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Bond purchased under resale agreement and bonds sold under repurchase agreements

Bond purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Debenture issuance costs

Debenture issuance costs are amortized as an interest expense over the redemption term using the effective interest rate method.

Accrued severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and the Bank’s regulations, employees and directors terminating their employment with at least one year of service are entitled to severance and retirement benefits, based on the rates of pay in effect at the time of termination, years of service and certain other factors.

Provisions and contingent liabilities

Provisions are recognized when the Bank has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees.

The Bank records an allowance for a certain portion of unused credit lines and cash advance commitments. The Bank records the provision for such unused balances as a reserve for possible losses on unused commitments and cash advance commitments which are calculated by applying a CCF and the minimum required provision percentage given by the Regulation on the Supervision of Banking Business.

Income taxes

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the accompanying financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In addition, current tax and deferred tax are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

Translation of foreign currency and financial statements of overseas branches

Transactions involving foreign currencies are recorded at the exchange rates prevailing at the time the transactions are made. Assets and liabilities denominated in foreign currencies are translated into Korean won using the exchange rates of (Won)1,284.7 to US$1 and (Won)1,257.5 to US$1, the rates in effect on June 30, 2009 and December 31, 2008, respectively. Resulting translation gains and losses are credited or charged to current operations.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Accounting records of the overseas branches are maintained in foreign currencies. In translating financial statements of overseas branches, the Bank applies the appropriate rate of exchange at the reporting date.

Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which the Bank has not elected hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

Accounting for the trust accounts

The Bank recognizes, in accordance with the Financial Investment Services and Markets Act, trust fees earned from the trust accounts as income from trust operations. If losses are incurred on trust accounts that have a guarantee of principal repayment, the losses are recognized as a loss from trust operations.

Significant judgments and accounting estimates

The preparation of financial statements in accordance with Korean GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Cash and due from banks

Due from banks in Korean won as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	June 30, 2009 Unaudited		December 31, 2008 Audited
Bank of Korea (“BOK”)	Reserve deposits with BOK	—	(Won)	132,133	(Won)	541,119
Korea Exchange Bank	Collateral deposits	—		26		189
Kookmin Bank	Other deposits	2.1~6.9		257,651		91,716
Others		2.9~6.9		3,300,354		2,365,713

			(Won)	3,690,164	(Won)	2,998,737

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Due from banks in foreign currency as of June 30, 2009 and December 31, 2008, are as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	June 30, 2009 Unaudited		December 31, 2008 Audited
BOK	Reserve deposits with BOK	—	(Won)	91,888	(Won)	94,117
Shinhan Bank	Due from banks time deposits and others	0.9~6.1		55,242		12,575
Hana Bank	”	2.5~4.9		24,409		6,288
Korea Exchange Bank	”	1.7~5.8		113,341		79,223
Woori Bank	”	2.4~6.1		137,463		12,575
KDB Island	”	1.9~5.6		49,871		64,676
Others	”	0.6~6.6		849,035		1,110,652

			(Won)	1,321,249	(Won)	1,380,106

Restricted balances in due from banks as of June 30, 2009 and December 31, 2008 are summarized as follows (Korean won in millions):

Counterparty	June 30, 2009 Unaudited		December 31, 2008 Audited		Restriction
BOK	(Won)	224,021	(Won)	541,119	Reserve for payment of deposit
Kookmin Bank		99,653		91,716	Reserve for payment of principal on behalf of special purpose entities
Shinhan Bank		32,060		30,222	”
ICBC Shanghai and others		46,680		137,827	Reserve for payment of deposit by the local law

	(Won)	402,414	(Won)	800,884

4. Securities

Trading securities as of June 30, 2009 and December 31, 2008 consist of the following (Korean won in millions):

		Fair value (Book value)
	Annual interest rate (%)	June 30, 2009 Unaudited		December 31, 2008 Audited
Equity securities	—	(Won)	6,380	(Won)	—
Government and public bonds	4.0~5.8		339,507		277,350
Corporate bonds	4.0~6.9		91,919		141,707
Commercial papers	2.3~3.2		229,690		—
Securities in foreign currency	1.4~5.9		136,760		6,634

		(Won)	804,256	(Won)	425,691

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Available-for-sale securities as of June 30, 2009 and December 31, 2008 consist of the following (Korean won in millions):

	Annual interest rate (%)	June 30, 2009 Unaudited		December 31, 2008 Audited
Equity securities:
Marketable equity securities	—	(Won)	2,343,106	(Won)	2,562,567
Non-marketable equity securities	—		7,919,921		7,575,630

			10,263,027		10,138,197
Debt securities:
Government and public bonds	2.8~5.8		1,090,975		739,884
Corporate bonds	6.3		50,000		80,000
Finance bonds	2.7~6.5		3,635,756		3,269,018
Other bonds	5.0~20.7		15,650,962		16,622,114

			20,427,693		20,711,016
Beneficiary certificates	—		3,099,944		1,852,797
Securities denominated in foreign currency:
Equity securities	—		18,518		17,662
Debt securities	2.9~10.4		4,612,474		4,367,723

			4,630,992		4,385,385

		(Won)	38,421,656	(Won)	37,087,395

Debt securities in Korean won are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Bond Pricing Co. Debt securities in foreign currency are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Bond Pricing Co.

As of June 30, 2009, of the total beneficiary certificates of (Won)3,099,944 million, (Won)2,044,782 million has been invested in private placement bonds. Detailed information of the investments is as follows (Korean won in millions):

Counterparty	Name of fund	Main assets invested	Book value		Accumulated income
KDB Asset Management Co., Ltd.	KDB Private Placement Bonds 62	Government and public bonds	(Won)	249,270	(Won)	2,359

KB Asset Management Co., Ltd.	KB Private Placement Bonds 4 and others	Government and public bonds		229,470		1,960

Mirae Asset Management Co., Ltd.	Mirae Solomon Private Placement Bonds 67 and others	Government and public bonds		229,306		2,231
Others				1,336,736		19,231

			(Won)	2,044,782	(Won)	25,781

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Impairment losses of impaired only available-for-sale securities for the six months ended June 30, 2009 and the year ended December 31, 2008 are as follows (Korean won in millions):

	Six months ended June 30, 2009 (Unaudited)
	Book value before valuation		Impairment loss		Book value
Equity securities:
Quleap Co., Ltd.	(Won)	2,000	(Won)	(1,600)	(Won)	400
Maxian Co., Ltd.		1,000		(1,000)		—
Raon Digital Co., Ltd.		750		(750)		—
Nexzone Co. Ltd.		750		(750)		—
Novaoptics Co. Ltd.		500		(500)		—
Flex Tech Co., Ltd.		450		(450)		—
Neo Media Co., Ltd.		420		(420)		—
Others		6,806		(6,806)		—

		12,676		(12,276)		400
Debt securities:
Won KTV Value Private Equity Fund I		4,058		(1,038)		3,020
Toranaram Finance BV		9,002		(7,147)		1,855

		13,060		(8,185)		4,875
Beneficiary certificates:
KDB Growing Enterprise Investment Trust I, II		14,200		(5,200)		9,000

	(Won)	39,936	(Won)	(25,661)	(Won)	14,275

	Year ended December 31, 2008 (Audited)
	Book value before valuation		Impairment loss		Book value
Equity securities:
Inditek Co., Ltd	(Won)	4,297	(Won)	(4,297)	(Won)	—
Dream To Reality Co., Ltd.		2,000		(2,000)		—
Pixelchips Co., Ltd.		1,999		(1,999)		—
Roa Tech Co., Ltd.		1,000		(1,000)		—
Kwangwon Tech Co., Ltd.		1,000		(1,000)		—
Dicon Co., Ltd.		1,000		(1,000)		—
Han Medics Co., Ltd.		1,000		(1,000)		—
Sonic Ant Co., Ltd.		1,000		(1,000)		—
Seecom International Co., Ltd.		999		(999)		—
Nexgen Bio Technologies Co., Ltd		990		(990)		—
Acrowave Systems Co., Ltd		960		(960)		—
Others		16,807		(16,572)		235

		33,052		(32,817)		235
Debt securities:
Won KTV Value Private Equity Fund I		7,350		(3,292)		4,058
Washington Mutual Inc.		5,990		(5,987)		3
Lehman Brothers Holding Inc.		47,663		(43,614)		4,049
Others		3,748		(3,104)		644

		64,751		(55,997)		8,754
Beneficiary certificates:
KDB Growing Enterprise Investment Trust II		6,720		(800)		5,920

	(Won)	104,523	(Won)	(89,614)	(Won)	14,909

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Held-to-maturity securities as of June 30, 2009 and December 31, 2008 consist of the following (Korean won in millions):

	Par value				Acquisition cost				Book value
	June 30, 2009 Unaudited		Dec. 31, 2008 Audited		June 30, 2009 Unaudited		Dec. 31, 2008 Audited		June 30, 2009 Unaudited		Dec. 31, 2008 Audited
Government and public bonds:
National Housing Bonds	(Won)	21,472	(Won)	21,752	(Won)	13,740	(Won)	13,990	(Won)	20,711	(Won)	20,445
Public bonds		2,530,704		3,028,856		2,530,704		3,028,856		2,530,704		3,028,856

		2,552,176		3,050,608		2,544,444		3,042,846		2,551,415		3,049,301
Corporate bonds		50,000		70,000		50,000		70,000		50,000		70,000
Others		902		631		899		628		902		631

	(Won)	2,603,078	(Won)	3,121,239	(Won)	2,595,343	(Won)	3,113,474	(Won)	2,602,317	(Won)	3,119,932

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Equity method investments as of June 30, 2009 and December 31, 2008 are summarized as follows (Korean won in millions):

	June 30, 2009 (Unaudited)																			December 31, 2008 Audited
	Ownership (%)	Beginning balance		Increase (decrease)		Dividend		Book value before equity method		Equity method valuation						Book value		Proportionate net asset value		Book value		Proportionate net asset value
										Equity in earnings (loss)		Retained earnings		Other comprehensive income
Securities:
Korea Electric Power Co.	29.95	(Won)	8,734,991	(Won)	—	(Won)	—	(Won)	8,734,991	(Won)	(64,734)	(Won)	—	(Won)	(25,211)	(Won)	8,645,046	(Won)	12,044,272	(Won)	8,734,991	(Won)	12,261,895
Daewoo Securities Co., Ltd	39.09		931,756		—		(14,862)		916,894		71,791		—		21,004		1,009,689		1,009,689		931,756		931,756
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	31.26		668,428		—		(29,913)		638,515		92,287		597		1,776		733,175		733,175		668,428		646,391
The KDB Capital Corp.	99.92		431,130		—		—		431,130		(989)		—		39,270		469,411		469,411		431,130		428,023
STX Pan Ocean Co., Ltd.	15.54		346,578		—		(11,680)		334,898		(11,358)		3,859		104,802		432,201		437,788		346,578		352,442
KDB Aisa Ltd.(*1)	100.00		183,896		3,978		—		187,874		7,088		—		19,500		214,462		214,462		183,896		183,896
Korea Tourism Organization	43.58		182,522		—		(1,781)		180,741		11,814		—		(97)		192,458		192,458		182,522		182,552
Korea Aerospace Industries, Ltd.	30.11		141,907		—		—		141,907		14,198		8,459		—		164,564		162,106		141,907		138,908
Korea Infrastructure Fund II	26.67		148,822		(65,313)		(1,738)		81,771		8,109		—		—		89,880		89,880		148,822		148,822
KDB Bank (Hungary) Ltd.(*1)	100.00		158,488		(1,668)		—		156,820		4,394		377		—		161,591		161,591		158,488		158,488
Korea Infrastructure Fund	85.00		61,464		2,425		(968)		62,921		3,275		—		—		66,196		66,128		61,464		61,266
Banco KDB Do Brasil S.A.(*1)	100.00		48,524		10,607		—		59,131		(2,575)		746		(4,550)		52,752		52,752		48,524		48,524
KDB Asset Management Co., Ltd.	64.28		40,698		—		—		40,698		1,333		—		—		42,031		42,031		40,698		41,065
KDB Ireland Ltd.(*1)	100.00		29,470		597		—		30,067		858		41		23,734		54,700		54,700		29,470		27,610
UzKDB Bank	61.11		17,616		381		—		17,997		1,619		—		(268)		19,348		19,298		17,616		17,551
Korea Infrastructure Investments Asset Management Co., Ltd.	90.10		11,738		—		(2,703)		9,035		670		(200)		33		9,538		10,253		11,738		12,554

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

	June 30, 2009 (Unaudited)																			December 31, 2008 Audited
	Ownership (%)	Beginning balance		Increase (decrease)		Dividend		Book value before equity method		Equity method valuation						Book value		Proportionate net asset value		Book value		Proportionate net asset value
										Equity in earnings (loss)		Retained earnings		Other comprehensive income
Korea Appraisal Board	30.60		11,652		—		(183)		11,469		2,455		—		—		13,924		13,924		11,652		11,652
GM Daewoo Auto & Technology Co.(*2)	27.97		—		—		—		—		(189,622)		—		106,183		—		—		—		—
Others			269,579		(152,865)		(495)		116,219		(2,248)		130		9,696		123,797		147,631		269,579		294,364

			12,419,259		(201,858)		(64,323)		12,153,078		(51,635)		14,009		295,872		12,494,763		15,921,549		12,419,259		15,947,729
Other investments:
KDB Value Private Equity Fund I	71.37		88,435		(39,800)		(14,300)		34,335		24,458		—		(204)		58,589		58,589		88,435		88,435
KDB Value Private Equity Fund II	50.63		153,123		(17,400)		(79)		135,644		2,141		(79)		48		137,754		137,754		153,123		153,123
KDB Value Private Equity Fund III	67.07		63,820		—		(624)		63,196		(276)		—		—		62,920		62,920		63,820		63,820
KDB Venture M&A Private Equity Fund	56.68		10,349		4,360		—		14,709		(153)		—		(1)		14,555		14,555		10,349		10,349
National Pension Service 05-4 Saneun Venture Investment Inc.	25.00		9,823		—		—		9,823		(1,000)		—		(8)		8,815		8,815		9,823		9,883
Others			25,166		34,895		(435)		59,626		(232)		—		179		59,573		60,750		25,166		26,448

			350,716		(17,945)		(15,438)		317,333		24,938		(79)		14		342,206		343,383		350,716		352,058

		(Won)	12,769,975	(Won)	(219,803)	(Won)	(79,761)	(Won)	12,470,411	(Won)	(26,697)	(Won)	13,930	(Won)	295,886	(Won)	12,836,969	(Won)	16,264,932	(Won)	12,769,975	(Won)	16,299,787

(*1)	For investments denominated in foreign currency, the beginning balance was translated using the exchange rate at June 30, 2009.
(*2)	Even though the Bank’s share of losses of GM Daewoo Auto & Technology Co. (“GM Daewoo”) exceeded its interest in the investee, the Bank has continued recognizing its share of further losses by crediting the losses (i.e., loss on valuation of equity method accounting of (Won)189,622 million in non-operating income and changes in unrealized loss on valuation of equity method investments of (Won)8,888 million in other comprehensive income) to its investment in GM Daewoo in proportion to the Bank’s remaining interest in GM Daewoo’s investment in available-for-sale securities.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Restricted securities as of June 30, 2009 are summarized as follows (Korean won in millions):

	June 30, 2009 (Unaudited)
	Book value		Restriction
BOK	(Won)	1,529,720	Collateral for overdrafts and others
Korea Securities Depository		12,471,844	Collateral relating repurchase transactions
Others		2,218,304

	(Won)	16,219,868

In addition, the Bank provided 10,235,130 shares of Korea Electric Power Co. to KB futures Co. Ltd. and others in connection with futures transactions.

5. Loans receivable

Loans receivable as of June 30, 2009 and December 31, 2008 consist of the following (Korean won in millions):

	June 30, 2009 Unaudited		December 31, 2008 Audited
<Loans receivable in Korean won>
Loans for working capital:
Industrial fund loans	(Won)	15,976,012	(Won)	12,705,994
Government fund loans		145,490		170,588
Overdraft		281,182		320,938
Trade notes purchased at a discount		44,000		94,000
Loans for working capital for small and medium industry		456,601		431,987
Others		830,890		1,390,571

		17,734,175		15,114,078
Loans for facility developments:
Industrial fund loans		19,500,579		16,275,271
Government fund loans		747,794		779,422
Loans to customers with fund for rational use of energy		881,979		858,811
Loans to customers with tourism fund		752,826		757,366
Loans to customers with small and medium company promotion fund		448,848		452,444
Loans to customers with national investment fund		16,446		16,446
Loans to customers with industrial technique fund		65,726		80,685
Loans to customers with industrial foundation fund		11,615		23,131
Others		556,383		543,563

		22,982,196		19,787,139

	(Won)	40,716,371	(Won)	34,901,217

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

	June 30, 2009 Unaudited		December 31, 2008 Audited
<Loans receivable in foreign currency>
Loans for working capital:
Loans for working capital in foreign currency	(Won)	3,144,909	(Won)	3,124,422
Others		6,752		20,411

		3,151,661		3,144,833
Loans for facility developments:
Loans for facility development in foreign currency		12,154,543		12,427,007
Off-shore loans in foreign currency		3,679,971		3,680,755
Loans to international bank for reconstruction and development		1,764,479		1,927,292

		17,598,993		18,035,054

	(Won)	20,750,654	(Won)	21,179,887

	June 30, 2009 Unaudited		December 31, 2008 Audited
<Other loans receivable>
Domestic import usance bills	(Won)	3,166,529	(Won)	3,684,616
Call loans		1,498,869		2,795,450
Debentures accepted by private subscription		11,214,810		9,436,648
Letter of credit		28,900		27,636
Inter-bank loans		1,916,563		988,898
Inter-non-bank loans		183,712		218,805
Others		21,556		20,267

	(Won)	18,030,939	(Won)	17,172,320

Details of changes in the allowance for possible loan losses for the six months ended June 30, 2009 and the year ended December 31, 2008 are as follows (Korean won in millions):

	Six months ended June 30, 2009 (Unaudited)						Year ended December 31, 2008 Audited
	Loans		Others		Total		Total
Beginning balance	(Won)	1,023,727	(Won)	3,050	(Won)	1,026,777	(Won)	782,747
Changes in translation of foreign currency		969		—		969		10,280
Increase in allowance from loan repurchase		7,217		—		7,217		129,485
Disposal of non-performing loans		(7,856)		—		(7,856)		(1,639)
Decrease in allowance due to loan restructured		—		—		—		(4)
Increase in allowance due to early collection for loans restructured		—		—		—		3,655
Increase in allowance relating to credit risk on derivative transactions		—		70,953		70,953		—
Write-offs		(199,479)		—		(199,479)		(227,075)
Provision (reversal) of allowance for possible loan losses		483,848		(340)		483,508		328,059
Others		488		—		488		1,269

Ending balance	(Won)	1,308,914	(Won)	73,663	(Won)	1,382,577	(Won)	1,026,777

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

The difference between the above allowance for possible loan losses of (Won)1,308,914 million (excluding others) and the amount per the statement of financial position of (Won)1,329,359 million represents present value discount of loans under restructuring agreements.

Details on the classification of loans receivable and the allowance for possible loan losses as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

	June 30, 2009 (Unaudited)
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	72,783,889	(Won)	748,440	1.03
Precautionary		854,288		116,396	13.62
Substandard		1,044,869		243,876	23.34
Doubtful		38,236		19,118	50.00
Estimated Loss		181,084		181,084	100.00

	(Won)	74,902,366	(Won)	1,308,914	1.75

	December 31, 2008 (Audited)
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	66,008,357	(Won)	595,578	0.90
Precautionary		449,142		56,493	12.58
Substandard		913,357		223,631	24.48
Doubtful		10,348		5,174	50.00
Estimated Loss		142,851		142,851	100.00

	(Won)	67,524,055	(Won)	1,023,727	1.52

Details of adjustments to loans receivable for purpose of the determination of the allowance for possible losses as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

	June 30, 2009 Unaudited		December 31, 2008 Audited
Loans receivable	(Won)	82,734,440	(Won)	77,113,475
Present value discount		(20,445)		(22,408)
Prepayments regarded as loans		1,440		3,864
Call loans		(1,498,869)		(2,795,450)
Inter-bank loans		(1,916,563)		(988,898)
Bonds purchased under resale agreement		(1,018,206)		(1,395,132)
Others(*)		(3,379,431)		(4,391,396)

	(Won)	74,902,366	(Won)	67,524,055

(*)	Others represent loans to or loans guaranteed by the Korean government.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Changes in present value discounts originated from troubled debt restructuring for the six months ended June 30, 2009 and the year ended December 31, 2008 are as follows (Korean won in millions):

	Six months ended June 30, 2009 (Unaudited)
	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	110,956	(Won)	(20,445)	(Won)	90,511

	Year ended December 31, 2008 (Audited)
	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	132,676	(Won)	(22,408)	(Won)	110,268

6. Property and equipment

Changes in property and equipment for the six months ended June 30, 2009 and the year ended December 31, 2008 are as follows (Korean won in millions):

	Six months ended June 30, 2009 (Unaudited)
	Beginning balance		Acquisition		Disposal		Other(*)		Depreciation		Ending balance
Land	(Won)	319,198	(Won)	—	(Won)	—	(Won)	(14)	(Won)	—	(Won)	319,184
Buildings		288,810		315		—		(12)		(4,618)		284,495
Leasehold improvements		8,101		—		—		—		(218)		7,883
Computer equipment		11,049		589		(7)		3		(2,986)		8,648
Vehicles		284		1		(17)		(3)		(77)		188
Construction in-progress		49		420		(420)		—		—		49
Others		9,074		1,158		(53)		50		(1,620)		8,609

	(Won)	636,565	(Won)	2,483	(Won)	(497)	(Won)	24	(Won)	(9,519)	(Won)	629,056

(*)	For assets denominated in foreign currency, the balance was translated using the exchange rate at June 30, 2009.

	Year ended December 31, 2008 (Audited)
	Beginning balance		Acquisition		Disposal		Other(*)		Depreciation		Ending balance
Land	(Won)	311,094	(Won)	13,416	(Won)	(5,444)	(Won)	132	(Won)	—	(Won)	319,198
Buildings		296,783		2,150		(1,021)		122		(9,224)		288,810
Leasehold improvements		8,525		57		(42)		—		(439)		8,101
Computer equipment		10,894		8,339		(15)		77		(8,246)		11,049
Vehicles		291		186		(16)		40		(217)		284
Construction in-progress		—		1,795		(1,746)		—		—		49
Others		7,011		5,480		(859)		470		(3,028)		9,074

	(Won)	634,598	(Won)	31,423	(Won)	(9,143)	(Won)	841	(Won)	(21,154)	(Won)	636,565

(*)	For assets denominated in foreign currency, the balance was translated using the exchange rate at December 31, 2008.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

7. Deposits

Deposits as of June 30, 2009 and December 31, 2008 consist of the following (Korean won in millions):

	June 30, 2009 Unaudited		December 31, 2008 Audited
Deposits in Korean won:
Demand deposits:
Checking accounts	(Won)	3,502	(Won)	2,733
Temporary deposits		354,938		162,072
Passbook deposits		14,446		5,723
Others		172		1,316

		373,058		171,844
Time and savings deposits:
Time deposits		4,373,330		5,384,983
Installment savings deposits		151,876		104,146
Corporate savings deposits		5,802,866		3,972,845
Savings deposits		104,062		89,857
Others		2,882		2,625

		10,435,016		9,554,456

		10,808,074		9,726,300
Deposits in foreign currency:
Checking accounts		8,391		7,987
Passbook deposits		263,987		321,784
Time deposits		1,590,758		2,466,693
Temporary deposits		499		2,174
Others		36,706		87,869

		1,900,341		2,886,507
Negotiable certificates of deposits		2,486,411		4,155,722

	(Won)	15,194,826	(Won)	16,768,529

8. Borrowing liabilities

Details of borrowing liabilities as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

	June 30, 2009 Unaudited		December 31, 2008 Audited
Borrowings in Korean won	(Won)	8,575,551	(Won)	5,365,040
Borrowings in foreign currency		13,881,955		16,468,165
Debentures in Korean won, net		50,628,880		49,628,537
Debentures in foreign currency, net		20,671,174		19,232,242
Others		13,160,193		9,791,024

	(Won)	106,917,753	(Won)	100,485,008

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Borrowings in Korean won as of June 30, 2009 and December 31, 2008 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate 2009 (%)	June 30, 2009 Unaudited		December 31, 2008 Audited
Ministry of Strategy and Finance	Borrowings from government fund	2.7~6.0	(Won)	946,928	(Won)	1,015,734
Industrial Bank of Korea	Borrowings from industrial technique fund	1.5~4.5		179,077		170,613
Small Business Corp.	Borrowings from local small and medium company promotion fund	2.0~4.2		543,733		538,840
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	1.4~4.5		1,164,083		1,118,318
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.0~4.5		887,409		862,243
Local governments	Borrowings from local small and medium company promotion fund	2.0~4.3		134,196		129,896
Institute for Information Technology Advancement	Borrowings from information promotion fund	2.0~4.8		2,105		6,226
Others	Borrowings from environment improvement support fund	0.0~4.7		4,718,020		1,523,170

			(Won)	8,575,551	(Won)	5,365,040

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Borrowings in foreign currency as of June 30, 2009 and December 31, 2008 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate 2009 (%)	June 30, 2009 Unaudited		December 31, 2008 Audited
Finanzierungsplanungs und Beratungs GmbH (“KFW”)	Borrowings from KFW	—	(Won)	—	(Won)	898
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	6M Libor + 0.8		1,887,622		2,099,003
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.1~0.3		1,395,865		1,479,923
		6M Libor + 0.1~0.3		385,410		416,983
		6M Euribor + 0.6		138,059		138,058

				1,919,334		2,034,964
DBS Bank and others	Off-shore short-term borrowings	2.2~5.5		—		485,287
		3M Libor + 2.0~3.5		102,776		—
		6M Libor + 0.8~3.4		25,694		138,325
		1Y Libor + 0.3~4.0		263,363		534,438

				391,833		1,158,050
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M Libor + 0.6~0.9		674,559		257,321
		6M Euribor +0.8~0.9		222,756		316,766
		6M Libor + 0.3~1.9		346,869		402,400

				1,244,184		976,487
Others	Short-term borrowings in foreign currency	1.0~9.2		5,958,579		6,966,540
		3M Libor + 2.0~2.5		621,542		1,116,025
		6M Libor + 0.3~3.1		232,793		163,475
		1Y Libor + 1.0~4.0		231,246		163,475
		1Y Euribor + 0.5		—		35,524

				7,044,160		8,445,039
	Long-term borrowings in foreign currency	1.0~5.9		1,394,822		1,753,724

			(Won)	13,881,955	(Won)	16,468,165

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Debentures in Korean won as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

	Rate (%)	June 30, 2009 Unaudited		December 31, 2008 Audited
Debentures in Korean won	2.3~12.0	(Won)	50,641,872	(Won)	49,645,878
Premium on debentures			53		1,174
Discount on debentures			(13,045)		(18,515)

		(Won)	50,628,880	(Won)	49,628,537

Debentures in foreign currency as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

	Rate (%)	June 30, 2009 Unaudited		December 31, 2008 Audited
Debentures in foreign currency	0.1~8.0	(Won)	16,697,917	(Won)	15,761,854
Premium on debentures			2,972		3,381
Discount on debentures			(37,822)		(11,195)

			16,663,067		15,754,040
Off-shore debentures in foreign currency	0.1~8.8		4,015,267		3,481,119
Premium on debentures			647		696
Discount on debentures			(7,807)		(3,613)

			4,008,107		3,478,202

		(Won)	20,671,174	(Won)	19,232,242

Pursuant to the Korea Development Bank Act, the Bank has the exclusive right to issue industrial finance bonds. The amount of such bonds issued and guarantees outstanding provided by the Bank cannot exceed thirty times the aggregate amount of the paid-in capital and legal reserve of the Bank. The industrial finance bonds which are purchased or guaranteed by the Government are excluded in calculating the limit. The Bank may, when necessary reused the terms of the bonds or to discharge its obligations arising from the guarantee or acceptance of debts, issue the bonds over that limit. There are no issued industrial finance bonds guaranteed by the Korean government during the six months ended June 30, 2009 and the year ended December 31, 2008.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

9. Acceptances and guarantees

Acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

	Acceptances and guarantees				Allowance for possible losses
	June 30, 2009 Unaudited		December 31, 2008 Audited		June 30, 2009 Unaudited		December 31, 2008 Audited
Settled guarantees and commitments:
Acceptance on letters of credit	(Won)	1,162,115	(Won)	717,575	(Won)	7,696	(Won)	5,407
Collateral for loan		178,218		192,436		1,772		1,202
Corporate debentures		232		102,937		2		1,953
Foreign banks borrowing		7,826		8,253		67		70
Other acceptances and guarantees in foreign currency(*)		14,265,695		16,910,410		132,705		80,728
Acceptances for letters of guarantees for importers		33,664		29,801		156		128
Others		141,156		145,636		881		711
		15,788,906		18,107,048		143,279		90,199
Unsettled guarantees and commitments:
Local letters of credit		310,316		244,233		551		480
Letters of credit		2,476,576		2,250,603		5,436		3,853
Others		9,703,399		10,764,461		20,546		19,136

		12,490,291		13,259,297		26,533		23,469
Bills endorsed		—		87		—		1

	(Won)	28,279,197	(Won)	31,366,432	(Won)	169,812	(Won)	113,669

(*)	Other acceptances and guarantees in foreign currency consist of acceptances and guarantees for the return of advances related to export, overseas bidding and contractual obligations.

Unused loan commitments and the related allowances for possible losses as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

	June 30, 2009 Unaudited				December 31, 2008 Audited
	Unused loan commitment		Allowance for possible loan losses		Unused loan commitment		Allowance for possible loan losses
Commitments on loans receivable	(Won)	4,880,213	(Won)	21,072	(Won)	3,841,639	(Won)	15,844
Commitments on guarantees and acceptances		18,785,811		67,531		16,555,910		67,940
Commitments on loan		9,467,564		39,819		4,802,193		19,176

	(Won)	33,133,588	(Won)	128,422	(Won)	25,199,742	(Won)	102,960

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

10. Commitments and Contingencies

Unsettled commitments provided by the Bank as of June 30, 2009 and December 31, 2008 are as follows (Korean won in millions):

	June 30, 2009 Unaudited		December 31, 2008 Audited
Unsettled commitments:
Commitments on loans in Korean won	(Won)	8,759,333	(Won)	3,775,584
Commitments on loans in foreign currency		708,231		1,026,609
Commitments on purchase of securities		1,000,000		1,000,000

		10,467,564		5,802,193
Bonds sold under repurchase agreements		750,570		750,570

	(Won)	11,218,134	(Won)	6,552,763

The Bank has entered into agreements to provide certain syndicated loans with foreign banks. The total amount available under such loans are USD2,542 million, JPY2,420 million, EUR38 million and CNY66 million, CHF8 million (equivalent to (Won)3,387,777 million in total) and (Won)2,536,730 million, of which USD412 million, JPY238 million, CNY60 million and CHF0.6 million (equivalent to (Won)1,148,781 million in total) and (Won)462,043 million have not been withdrawn by borrowers as of June 30, 2009.

Loans sold as of June 30, 2009, are as follows (Korean won in millions):

Counterparty	Disposal date	Book value		Selling price		Subordinated debt securities held by the Bank		Collateral amount(*)
KDB First SPC	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	240,982	(Won)	121,843
KDB Second SPC	2000.11.08		914,764		423,600		224,981		80,787
KDB Third SPC	2000.09.20		1,793,546		949,900		—		—
KDB Fifth SPC	2000.12.13		765,358		528,400		127,723		99,964

		(Won)	4,424,295	(Won)	2,501,900	(Won)	593,686	(Won)	302,594

(*)	Investment securities are pledged as collateral.

According to the contracts with the counterparties for the above loans sold with a recourse provision, the Bank is liable to the counterparties’ claims of up to 30% of the selling price when the principal or the interest is not repaid according to the payment schedules.

The Banks’ loans and receivables written-off, for which the claim rights have not expired, amount to (Won)1,829,250 million as of June 30, 2009.

The Bank has outstanding loans receivable amounting to (Won)2,473,966 million and securities amounting to (Won)83,457 million as of June 30, 2009, from companies under workout, court receivership, court mediation or other restructuring process. The Bank provided (Won)349,248 million of allowances for possible loan losses for such loans. Actual losses from these loans may differ from the allowances provided.

As of June 30, 2009, the Bank is involved in 15 lawsuits as a plaintiff and 30 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to approximately (Won)3,741,727 million and

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

(Won)35,866 million, respectively. The Bank did not record any asset or allowance for loss on its statement of financial position, because the final outcome cannot reasonably be estimated as of the reporting date.

11. Derivative instruments

The Bank’s derivatives instruments are divided into trading derivatives and hedge derivatives, based on the nature of the transaction. The Bank enters into hedge transactions mainly for the purpose of hedging the fair value risk related to changes in fair values of the underlying assets and liabilities.

The notional amounts outstanding for derivatives contracts and the related valuation gains (losses) for the six months ended June 30, 2009 and 2008 are summarized as follows (Korean won in millions):

	Six months ended June 30, 2009 (Unaudited)
	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Forward	(Won)	43,998	(Won)	—	(Won)	43,998	(Won)	184	(Won)	—	(Won)	184	(Won)	279
Swap		275		—		275		2,783		—		2,783		3,069
Futures		803,412		—		803,412		—		—		—		—
Option bought		162,386		—		162,386		169		—		169		24,058
Option sold		162,386		—		162,386		(169)		—		(169)		(24,058)

		1,172,457		—		1,172,457		2,967		—		2,967		3,348
Interest:
Futures		5,387,933		—		5,387,933		—		—		—		—
Swap		335,382,754		19,076,976		354,459,730		76,241		(269,270)		(193,029)		(248,654)
Option bought		1,950,552		—		1,950,552		(14,344)		—		(14,344)		37,631
Option sold		3,550,552		150,000		3,700,552		19,220		6,339		25,559		(67,026)

		346,271,791		19,226,976		365,498,767		81,117		(262,931)		(181,814)		(278,049)
Currency:
Forward		43,964,953		—		43,964,953		331,686		—		331,686		3,575,475
Futures		542,182		—		542,182		—		—		—		—
Swap		61,811,790		11,574,728		73,386,518		(258,373)		(86,589)		(344,962)		(2,598,180)
Option bought		5,209,898		—		5,209,898		2,522		—		2,522		568,453
Option sold		4,109,043		—		4,109,043		23,744		—		23,744		(381,981)

		115,637,866		11,574,728		127,212,594		99,579		(86,589)		12,990		1,163,767
Stock:
Index forward bought		23,486		—		23,486		—		—		—		—
Option bought		170,663		—		170,663		(1,532)		—		(1,532)		562,779
Index option bought		674,808		—		674,808		(1,119)		—		(1,119)		362
Option sold		183,493		—		183,493		1,547		—		1,547		(562,779)
Index option sold		707,312		—		707,312		309		—		309		(1,590)

		1,759,762		—		1,759,762		(795)		—		(795)		(1,228)

	(Won)	464,841,876	(Won)	30,801,704	(Won)	495,643,580	(Won)	182,868	(Won)	(349,520)	(Won)	(166,652)	(Won)	887,838

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

	Six months ended June 30, 2008 (Unaudited)
	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Forward	(Won)	239,687	(Won)	—	(Won)	239,687	(Won)	1,122	(Won)	—	(Won)	1,122	(Won)	1,122
Swap		572,339		—		572,339		13,346		—		13,346		14,419
Futures		319,902		—		319,902		—		—		—		—
Option bought		258,403		—		258,403		4,444		—		4,444		11,161
Option sold		258,403		—		258,403		(3,414)		—		(3,414)		(11,098)

		1,648,734		—		1,648,734		15,498		—		15,498		15,604
Interest:
Forward		208,680		—		208,680		355		—		355		355
Futures		2,140,466		—		2,140,466		—		—		—		—
Swap		183,702,254		639,662		190,061,916		(36,893)		(27,372)		(36,893)		(368,398)
Option bought		638,114		990,000		1,628,114		6,470		—		6,470		34,113
Option sold		1,076,390		1,342,724		2,419,114		(8,379)		(770)		(8,379)		(37,165)

		187,765,904		8,692,386		196,458,290		(38,447)		(28,142)		(66,589)		(371,095)
Currency:
Forward		83,448,745		—		83,448,745		1,687,208		—		1,687,208		1,797,267
Futures		1,872,225		—		1,872,225		—		—		—		—
Swap		50,713,364		6,545,939		57,259,303		(1,581,381)		334,870		(1,581,381)		(634,964)
Option bought		10,327,807		—		10,327,807		414,639		—		414,639		552,997
Option sold		12,050,720		—		12,050,720		(298,609)		—		(298,609)		(478,254)

		158,412,861		6,545,939		164,958,800		221,857		334,870		556,727		1,237,046
Stock:
Index forward bought		43,387		—		43,387		—		—		—		—
Option bought		322,150		—		322,150		6,355		—		6,355		49,983
Index option bought		633,326		—		633,326		(2,149)		—		(2,149)		2,921
Option sold		343,495		—		343,495		3,060		—		3,060		(40,021)
Index option sold		648,013		—		648,013		3,424		—		3,424		(4,617)

		1,990,371		—		1,990,371		10,690		—		10,690		8,266

	(Won)	349,817,870	(Won)	15,238,325	(Won)	365,056,195	(Won)	209,598	(Won)	306,728	(Won)	516,326	(Won)	889,821

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Unrealized gains and losses from fair value hedge items by type of the underlying assets or liabilities for the six months ended June 30, 2009 and 2008 are as follows (Korean won in millions):

	Six months ended June 30,
	2009				2008
	Gains		Losses		Gains		Losses
	Unaudited
Available-for-sale securities	(Won)	2,580	(Won)	37,992	(Won)	3,995	(Won)	6,971
Borrowings		7,288		28,594		4,428		56,383
Debentures		467,553		175,309		74,996		1,055,214

	(Won)	477,421	(Won)	241,895	(Won)	83,419	(Won)	1,118,568

12. Equity

Paid-in capital

The Korean government is the sole equity owner of the Bank and is responsible for maintaining for the entire paid-in capital in accordance with the Korea Development Bank Act. The authorized paid-in capital amounts to (Won)10,000 billion as of June 30, 2009.

The Korean government increased the Bank’s paid-in capital by (Won)900 billion for the six months ended June 30, 2009. The total paid-in capital of the Bank outstanding as of June 30, 2009 is (Won)9,641,861 million, representing the remaining balance of unutilized paid-in-capital after the offset.

Capital surplus

The Bank utilized (Won)5,178,600 million of paid-in capital in 1998 and 2000 to offset the Bank’s accumulated deficit which resulted in the recognition of capital surplus of (Won)44,373 million.

Legal reserve

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or used to offset accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserves are insufficient to offset the accumulated deficit, the Korean government is supposed to be responsible for the deficit.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

13. General and administrative expenses

General and administrative expenses for the six months ended June 30, 2009 and 2008 are as follows (Korean won in millions):

	Six months ended June 30,
	2009		2008
	Unaudited
Salaries	(Won)	117,285	(Won)	111,273
Severance and retirement benefits		16,479		14,571
Other employee benefits		11,452		8,188
Rent		7,674		5,330
Depreciation		9,519		9,648
Amortization		5,155		6,611
Taxes and dues		6,211		6,151
Printing		2,813		2,179
Travel		1,795		1,668
Commission		7,733		7,642
Electronic data processing		11,308		13,028
Training		3,423		3,946
Others		11,181		8,646

	(Won)	212,028	(Won)	198,881

14. Income tax

Income tax expense for the six months ended June 30, 2009 and 2008 is as follows (Korean won in millions):

	Six months ended June 30,
	2009		2008
	Unaudited
Current income taxes(*)	(Won)	(39,688)	(Won)	2,581
Change in deferred income tax due to temporary difference		365,027		225,530
Tax effect of tax loss carryforwards, etc.		—		(21,184)

		325,339		(244,133)
Current and deferred income taxes recognized directly to equity		(201,869)		353,364

Income tax expense	(Won)	123,470	(Won)	109,231

(*)	The additional tax payments (refunds) were included in the current income taxes.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Reconciliations of income tax expense applicable to income before income taxes at the Korea statutory tax rate to income tax expense at the effective income tax rate of the Bank are as follows (Korean won in millions):

	Six months ended June 30,
	2009		2008
	Unaudited
Income before income taxes (A)	(Won)	369,823	(Won)	644,758

Tax at the statutory income tax rate		89,473		177,295
Adjustments:
Non-taxable (deductible) income (expenses), net		37,987		(183,177)
Deferred income tax assets not recognized		8,256		101,752
Others		(12,246)		13,361

		33,997		(68,064)

Income tax expense (B)	(Won)	123,470	(Won)	109,231

Effective income tax rate (B)/(A)		33.39%		16.94%

Deferred income tax assets (liabilities) as of June 30, 2009 and December 31, 2008 consist of the following (Korean won in millions):

	June 30, Unaudited		December 31, Audited
Cumulative temporary differences	(Won)	(3,637,983)	(Won)	(2,920,787)
Tax rate (%)		(*1)		(*1)

Tax effects arising from cumulative temporary differences		(800,166)		(645,263)
Unrealizable deferred income tax assets(*2)		61,680		53,424

Deferred income tax liabilities arising from cumulative temporary differences		(861,846)		(698,687)
Deferred income tax recognized directly to equity		(233,326)		(31,458)
Deferred income tax liabilities of foreign branches		(176)		—

Deferred income tax liabilities		(1,095,348)		(730,145)
Deferred income tax assets of foreign branches(*3)		41,394		42,048

Net deferred income tax liabilities	(Won)	(1,053,954)	(Won)	(688,097)

(*1)	The Bank is subject to corporate income taxes, including resident surtax, at the aggregate rates of 12.1% on taxable income of up to (Won)200 million (2008: 14.3% on taxable income of up to (Won)100 million) and 24.2% on taxable income in excess of (Won)200 million (2008: 27.5% on taxable income in excess of (Won)100 million). The aggregate tax rate will be reduced to 24.2% for 2010 and 22% for 2011 and thereafter on taxable income in excess of (Won)200 million.
(*2)	The Bank did not record deferred income tax assets amounting to (Won)280,366 million for temporary differences relating to valuation of equity investments, write-offs and others.
(*3)	Deferred income tax assets of foreign branches are not offset against the deferred income tax liabilities in accordance with the tax jurisdictions of the foreign branches.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Details of deferred income taxes added directly to equity for the six months ended June 30, 2009 and 2008 are as follows (Korean won in million):

	Six months ended June 30,
	2009		2008
	Unaudited
Gain on valuation of available-for-sale securities	(Won)	980,955	(Won)	3,297,357
Gain on valuation of equity method securities		211,310		76,260
Loss on valuation of equity method securities		(347,167)		(767,723)

		845,098		2,605,894
Deferred income tax liabilities		(233,326)		(868,587)

	(Won)	611,772	(Won)	1,737,307

15. Related Party Transactions

The subsidiaries and equity-method investees of the Bank as of June 30, 2009, are as follows:

Related companies
Domestic companies	KDB Capital Corp., Daewoo Securities Co., Ltd.,
KDB Asset Management Co., Ltd., Korea Infrastructure Fund,
Daewoo Shipbuilding & Marine Engineering Co., Ltd.,
Korea Aerospace Industries, Ltd., Korea Marine Fund Co.
KDB Value Private Equity Fund I, KDB Value Private Equity Fund II,
KDB Value Private Equity Fund III, KDB Venture M&A Private Equity Fund,
KDB Turnaround Private Equity Fund

Overseas companies	KDB Asia Ltd,, KDB Ireland Ltd., KDB Bank (Hungary) Ltd.,
Banco KDB Do Brasil S.A, UzKDB Bank

The significant transactions which occurred in the normal course of business with related companies for the six months ended June 30, 2009 and 2008, and the related account balances as of June 30, 2009 and December 31, 2008, are as follows (Korean won in millions):

	Income				Expenses				Assets				Liabilities
Classification	June 30, 2009 Unaudited		June 30, 2008 Unaudited		June 30, 2009 Unaudited		June 30, 2008 Unaudited		June 30, 2009 Unaudited		Dec. 31, 2008 Audited		June 30, 2009 Unaudited		Dec. 31, 2008 Audited
Subsidiaries	(Won)	66,659	(Won)	65,611	(Won)	18,558	(Won)	11,195	(Won)	5,992,106	(Won)	5,520,103	(Won)	697,556	(Won)	841,828
Equity-method investees		118,368		150,434		5,182		11,900		4,688,470		6,723,392		133,704		181,964

	(Won)	185,027	(Won)	216,045	(Won)	23,740	(Won)	23,095	(Won)	10,680,576	(Won)	12,243,495	(Won)	831,260	(Won)	1,023,792

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

Guarantee and collateral provided among the Bank and its related parties as of June 30, 2009 and December 31, 2008 are summarized as follows (Korean won in millions):

Related parties		Guarantee and collateral	June 30, 2009 Unaudited		December 31, 2008 Audited
Benefactor	Beneficiary
KDB	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Guarantee for F/X	(Won)	3,996,338	(Won)	5,077,378
KDB	Korea Aerospace Industries, Ltd.	Guarantee for F/X		223,610		236,683

			(Won)	4,219,948	(Won)	5,314,061

16. Comprehensive income (loss)

Comprehensive income (loss) for the six months ended June 30, 2009 and 2008 are as follows (Korean won in millions):

	Six months ended June 30,
	2009		2008
	Unaudited
Net income	(Won)	246,353	(Won)	535,528
Other comprehensive income:
Gain (loss) on valuation of available-for-sale securities, net (Income taxes effect: (Won)(168,162) million at June 30, 2009 and (Won)337,286 million at June 30, 2008)		596,210		(889,210)
Gain on valuation of securities using the equity method (Income taxes effect: (Won)(29,360) million at June 30, 2009 and (Won)12,815 million at June 30, 2008)		103,592		(33,406)
Loss on valuation of securities using the equity method (Income taxes effect: (Won)(4,346) million at June 30, 2009 and (Won)3,239 million at June 30, 2008)		160,985		(543,823)

Comprehensive income (loss)	(Won)	1,107,140	(Won)	(930,911)

17. The Bank’s spin-off

On July 28, 2009, the Financial Services Commission announced a plan to spin-off the Bank. In accordance with the plan, Korea Finance Corporation (“KoFC”) and KDB Financial Group Inc. will be newly established by October 2009. The Bank will be a subsidiary of KDB Financial Group Inc. through a stock swap transaction. It is expected that even after the spin-off, the Bank will closely cooperate with KoFC for portions of the Bank’s business spin-off to KoFC as necessary.

18. Preparation plan for adoption of Korea International Financial Reporting Standards and implementation status

The Bank will voluntarily adopt the Korea International Financial Reporting Standards (“K-IFRS”) for the first and implementation status time for the financial period beginning January 1, 2011 even though the Bank is except from following the adoption roadmap announced by the Financial Supervisory Service in March 2007.

Korea Development Bank

Notes to Interim Non-Consolidated Financial Statements—(Continued)

June 30, 2009 and 2008

As part of the Bank’s K-IFRS implementation plan, the Bank appointed an external advisor to identify and report on the differences between the current accounting standards and K-IFRS related to the Bank. The Bank also formed a task force team in March 2007.

Following the completion of identification of accounting policy differences above, the Bank conducted the detail analysis of its financial reporting system requirement and accounting policy changes impacted by the adoption of K-IFRS until August 2008. Based on results of the above analysis, the Bank mapped out changes required for its financial reporting system capable of capturing and producing IFRS financial data, and modifications to the Bank’s work processes relating to the system changes. The Bank has planned to complete the system and work processes changes by the end of 2009.

The task force team regularly reports the preparation plans and implementation progress to the Bank’s management and training programs are also regularly provided to the Bank’s employees to developed K-IFRS trained resources within the Bank.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 48 million people. The country’s largest city and capital, Seoul, has a population of about 11 million people.

Political History

Dr. Rhee Seungman, who was elected president in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun. Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh began his term on February 25, 2003. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007.

In December 2007, the country elected Lee Myung-Bak as the President of the Republic of Korea. He commenced his term on February 25, 2008. The Lee administration’s key policy priorities include:

•	pursuing a lively market economy through deregulation, free trade and the attraction of foreign investment;

•	establishing an efficient government by reorganizing government functions and privatizing state-owned enterprises;

•	taking initiatives on the denuclearization of North Korea;

•	seeking a productive welfare system based on customized welfare benefits and job training; and

•	strengthening the competitiveness of Korea’s education system.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

Currently, there are two major political parties, the Grand National Party, or GNP and the United New Democratic Party, or UNDP. The 18th legislative general election was held on April 9, 2008 and the term of the National Assembly members elected in the 18th legislative general election commenced on May 30, 2008.

As of December 2, 2009, the parties control the following number of seats in the National Assembly:

	GNP	UNDP	Others	Total
Number of Seats	169	87	42	298

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 690,000 regular troops and almost 3.1 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications. In October 2007, the Republic and North Korea held a summit meeting to discuss easing tensions and fostering peace on the Korean peninsula. Mr. Lee Myung-Bak, who became the President of the Republic in February 2008, has announced that he is open to dialogue with North Korea to discuss various issues, including North Korea’s nuclear weapons program. In October 2008, North Korea agreed to a series of denuclearization verification measures, following the removal of North Korea from a list of state sponsors of terrorism maintained by the United States. On April 5, 2009, North Korea launched a long-range rocket over the Pacific Ocean, claiming that the launch intended to put an orbital satellite into space. Fearing that the rocket launch may have been an attempt to test North Korea’s long-range missile technology, the Republic, Japan and the United States have responded that the launch poses a threat to neighboring nations, and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea. On April 13, 2009, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the launch and decided to tighten sanctions against North Korea. On April 14, 2009, North Korea announced that it would permanently pull out of nuclear disarmament talks and restart its nuclear program. The International Atomic Energy Agency said its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear plant, and to leave North Korea as soon as possible. On May 25, 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution on June 12, 2009 that condemned North Korea for the nuclear test and tightened sanctions against North Korea. In addition, there recently has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for economic and political stability in the region.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy or its ability to obtain future funding.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

Economic Developments since 1997 and Current Worldwide Economic and Financial Difficulties

In 1997 and 1998, Korean companies, banks and other financial institutions experienced financial difficulties brought on by a number of factors, including among others, excessive investment and high levels of foreign currency and Won currency debt incurred by Korean companies. The economic difficulties of certain Southeast Asian countries beginning in 1997 also adversely affected the Korean economy. The Korean economy, however, has recovered since 1998, as the Government implemented comprehensive programs for economic reform and recovery aimed at rectifying the causes of the economic and financial difficulties it experienced in 1997 and 1998.

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	1997		1998		1999		2000		2001		2002		2003		2004		2005		2006		2007		2008
	(billions of dollars and trillions of Won, except percentages)
GDP Growth(1)		4.7%		(6.9)%		9.5%		8.5%		4.0%		7.2%		2.8%		4.6%		4.0%		5.2%		5.1%		2.2	%(4)
Inflation		4.4%		7.5%		0.8%		2.3%		4.1%		2.7%		3.5%		3.6%		2.8%		2.2%		2.5%		4.7%
Unemployment(2)		2.6%		7.0%		6.3%		4.4%		4.0%		3.3%		3.6%		3.7%		3.7%		3.5%		3.2%		3.2%
Trade Surplus		$(8.5)		$39.0		$23.9		$11.8		$9.3		$10.3		$15.0		$29.4		$23.2		$16.1		$14.6 (4)		$(13.3	)(4)
Foreign Currency Reserves		$20.4		$52.0		$74.1		$96.2		$102.8		$121.4		$155.4		$199.1		$210.4		$239.0		$262.2		$201.2
External Liabilities(3)		$174.2		$163.8		$152.9		$148.5		$130.4		$143.0		$161.6		$172.3		$187.9		$260.1		$383.2		$380.5
Fiscal Balance	(Won)	(7.0)	(Won)	(18.8)	(Won)	(13.1)	(Won)	6.5	(Won)	7.3	(Won)	22.7	(Won)	7.6	(Won)	5.2	(Won)	3.5	(Won)	3.6	(Won)	33.8	(Won)	11.9

(1)	Starting from March 2009, the Republic began calculating GDP by the “chain-linked” method, instead of the previous constant market price method, and republished annual GDP figures using the new method starting from 2000. As such, the GDP growth from 1997 to 2000 are presented at constant market prices, and the GDP growth from 2001 to 2008 are presented at chained 2005 year prices. See “—Gross Domestic Product” for a description of the change in methodology.
(2)	Average for year.
(3)	Starting from June 2003, the total external liabilities of the Republic are calculated under criteria published in a compilation by nine international organizations including the IMF and the World Bank in 2003. Prior to June 2003, the Republic had calculated its total external debt using criteria agreed with the IMF during the financial crisis at the end of 1997. See “—Debt—External Debt” for a description of the changes in the criteria.
(4)	Preliminary data.

Source: The Bank of Korea.

The Republic’s economic and financial difficulties in 1997 and 1998 and its subsequent recovery, reforms and developments included the following:

•

Financial condition of Korean companies. A significant number of Korean companies, including member companies of the conglomerates known as “chaebols” that dominate the Korean economy, struggled financially due to excessive investment in some industries, weak export performances and high levels of debt and foreign currency exposure. Many of these Korean companies failed beginning in early 1997, including the Hanbo Group, the Sammi Group, the Kia Group and the Jinro Group. Following the series of corporate failures in the late 1990s, other Korean companies underwent corporate restructuring, including Daewoo Group, Hynix Semiconductor, SK Networks and LG Card.

•

Financial condition of Korean banks and other financial institutions. The capital adequacy and liquidity of most Korean banks and other financial institutions have been adversely affected by the financial difficulties of corporate borrowers, high levels of short-term foreign currency borrowings from foreign financial institutions and consideration of non-market oriented factors in making lending decisions. Since December 1997, the Government has been restructuring and recapitalizing troubled financial institutions, including closing insolvent financial institutions and those failing to carry out rehabilitation plans within specified periods. Through recapitalization, the Government became the controlling shareholder of Korea First Bank, Seoul Bank, Woori Bank and Chohung Bank. The Government subsequently sold its controlling interest in Korea First Bank, Seoul Bank and Chohung Bank, each of which was later merged into or sold to other banks. Korean financial institutions have also voluntarily pursued mergers and acquisitions.

•

Foreign currency reserves. The Government’s foreign currency reserves fell to US$20.4 billion as of December 31, 1997 from US$33.2 billion as of December 31, 1996, due mainly to repatriations by foreign investors of their investments in the Republic and reduced availability of credit from foreign sources. Since the end of 1997, however, the Government’s foreign currency reserves continued to increase, reaching US$262.2 billion as of December 31, 2007, due primarily to continued trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions and to defend the value of the Won against depreciation. The amount of the Government’s foreign currency reserve was US$270.9 billion as of November 30, 2009.

•

Credit rating changes. From October 1997 to January 1998, the rating agencies downgraded the Republic’s credit ratings, with Moody’s Investor Service, Inc., or Moody’s, downgrading the Republic’s long-term foreign currency rating on bond obligations from A1 to Ba1, Standard & Poor’s Ratings Services, or Standard & Poor’s, downgrading the Republic’s long-term foreign currency rating from AA- to B+ and Fitch International Banking Credit Agency, or Fitch, downgrading the Republic’s long-term currency rating from AA- to B-. Since that time, the rating agencies have raised the country’s ratings significantly, with Moody’s upgrading the Republic’s long-term foreign currency rating to A3, Standard and Poor’s to A- and Fitch to A in 2002. In 2003, Moody’s changed its outlook on the long-term foreign currency rating of Korea to negative from positive due primarily to the heightened security concerns stemming from North Korea’s nuclear weapons program. In 2004, Moody’s changed its outlook on the long-term foreign currency rating of the Republic to stable from negative due primarily to the Republic’s continued stability in its public-sector debt position. In July 2005, Standard & Poor’s upgraded the Republic’s long-term foreign currency rating from A- to A. In October 2005, Fitch raised the Republic’s long-term foreign currency rating from A to A+. In April 2006, Moody’s changed its outlook on the long-term foreign currency rating of Korea to positive from stable. In July 2007, Moody’s upgraded the Republic’s long-term foreign currency rating from A3 to A2. In November 2008, Fitch changed its outlook on the long-term foreign currency rating of Korea from stable to negative.

•

Interest rate fluctuations. In late 1997 and 1998, interest rates payable by Korean borrowers increased substantially, both domestically and internationally, due to adverse economic conditions and the depreciation of the Won. Since the fourth quarter of 1998, interest rates fell significantly, primarily driven by improved economic conditions and The Bank of Korea’s interest rate policy. The Bank of Korea gradually raised the benchmark rate between October 2005 and August 2008 to cope with inflationary pressures. During the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy.

•

Exchange rate fluctuations. Due to adverse economic conditions and reduced liquidity, the value of the Won relative to the U.S. dollar and other major foreign currencies declined substantially in 1997. Due to improved economic conditions and continued trade surpluses, the Won had generally appreciated against the U.S. dollar since the end of 1997, although that trend reversed in March 2008. The value of the Won relative to the U.S. dollar declined from (Won)943.9 to US$1.00 on January 2, 2008 to (Won)1,516.4 to US$1.00 on February 27, 2009, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was (Won)1,154.4 to US$1.00 on December 3, 2009. Won depreciation substantially increases the amount of Won revenue needed by Korean companies to repay foreign currency-denominated debt, increases the possibility of defaults and results in higher prices for imports, including key raw materials such as oil, sugar and flour. On the other hand, Won appreciation generally has an adverse effect on exports by Korean companies.

•

Stock market volatility. The Korea Composite Stock Price Index declined by over 56% from 647.1 on September 30, 1997 to 280.0 on June 16, 1998. The index recovered to reach a high of 2,064.9 in late 2007 but since then the index declined. On December 3, 2009, the index was 1,615.0. Significant sales of Korean securities by foreign investors and the repatriation of the sales proceeds could drive down the value of the Won, reduce the foreign currency reserves held by financial institutions in the Republic and hinder the ability of Korean companies to raise capital.

Recent difficulties affecting the U.S. and global financial sectors, adverse conditions and volatility in the U.S. and worldwide credit and financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy have increased the uncertainty of global economic prospects in general and has adversely affected, and may continue to adversely affect, the Korean economy. During the second and third quarter of 2007, credit markets in the United States started to experience difficult conditions and volatility that in turn have affected worldwide financial markets. In particular, in late July and early August 2007, market uncertainty in the U.S. sub-prime mortgage sector increased dramatically and further expanded to other markets such as those for leveraged finance, collateralized debt obligations and other structured products. In September and October 2008, liquidity and credit concerns and volatility in the global credit and financial markets increased significantly with the bankruptcy or acquisition of, and government assistance to, several major U.S. and European financial institutions. These developments have resulted in reduced liquidity, greater volatility, widening of credit spreads and a lack of price transparency in the United States and global credit and financial markets.

As liquidity and credit concerns and volatility in the global financial markets have increased significantly in the second half of 2008 and into 2009, the value of the Won relative to the U.S. dollar has depreciated at an accelerated rate. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won has increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there has been a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 49.3% from 1,852.0 on May 30, 2008 to 938.8 on October 24, 2008. See “The Financial System—Securities Markets.” On December 3, 2009, The Korea Composite Stock Price Index was 1,615.0. Future declines in the Korea Composite Stock Price Index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies to raise capital. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that have led many lenders and institutional investors to reduce or cease funding to borrowers, have adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding. In the event that the difficult conditions in the global credit markets continue, Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, have implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government has implemented or announced, among other things, the following measures:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009, up to an aggregate amount of US$100 billion, for a period of three years from the date such debt was incurred; in April 2009, the Government extended the guarantee program by six months to cover such debt incurred until December 31, 2009 and also extended the guarantee period up to five years from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to February 1, 2010). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in November 2008, the Government announced that it would seek to provide economic stimulus by expanding government expenditure and reducing tax, as well as loosening restrictions on real estate development and transactions;

•

in December 2008, a (Won)10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to (Won)38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009 and subsequently extended to February 1, 2010;

•	in December 2008, the Government announced that it would purchase non-performing loans held by savings banks, in the amount of up to (Won)1.3 trillion, through the Korea Asset Management Corporation;

•

from the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•

in early 2009, the Government announced its plan to establish a (Won)20 trillion bank recapitalization fund to provide additional capital to Korean banks by purchasing their preferred shares, Tier I securities and/or subordinated debt. In March 2009, of the (Won)20 trillion to be raised by the Government for the fund, (Won)12 trillion has been raised initially and made available to 14 Korean banks;

•

In March 2009, the Government announced its plans to provide support to financial institutions and companies in the project finance industry by purchasing, through the Korea Asset Management Corporation, up to (Won)4.7 trillion of project finance loans designated by the Financial Services Commission as “endangered.”

•

in March 2009, the Government announced that it plans to expand the 2009 national budget by (Won)28.9 trillion to provide stimulus for Korean economy. The stimulus plan includes (Won)17.7 trillion to be used for cash handouts, low-interest loans, infrastructure spending and job training, as well as (Won)11.2 trillion in various tax incentives. On April 29, 2009, the National Assembly passed the supplementary revised budget bill in the amount of (Won)28.5 trillion.

However, the overall impact of these legislative and regulatory efforts on the financial markets is uncertain, and they may not have the intended stabilizing effects, and the Korean economy and financial market may continue to experience adverse conditions.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods.

The following table sets out the composition of the Republic’s GDP at current and chained 2005 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product(1)

	2004	2005	2006	2007	2008(3)	As % of GDP 2008(3)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	435,060.4	465,430.5	494,917.6	530,264.1	557,594.7	54.5
Government	110,127.7	120,010.1	131,900.7	143,262.2	156,327.6	15.3
Gross Capital Formation	247,511.2	256,865.9	269,187.8	286,917.6	321,602.2	31.4
Exports of Goods and Services	338,059.1	339,756.8	360,625.3	408,754.1	541,266.4	52.9
Less Imports of Goods and Services	(303,678.4)	(316,377.6)	(348,022.9)	(394,026.2)	(553,949.1)	(54.1)
Statistical Discrepancy	(187.2)	(444.8)	135.3	(158.9)	1,095.9	0.1
Expenditures on Gross Domestic Product	826,892.7	865,240.9	908,743.8	975,013.0	1,023,937.7	100.0
Net Factor Income from the Rest of the World	2,434.0	(813.7)	1,390.3	1,800.9	6,698.6	0.7
Gross National Income(1)	829,326.7	864,427.3	910,134.2	976,813.9	1,030,636.3	100.7
Gross Domestic Product at Chained 2005 Year Prices:
Private	444,889.9	465,430.5	487,439.0	512,094.8	516,807.8	52.9
Government	115,040.5	120,010.1	127,908.9	134,806.9	140,487.9	14.4
Gross Capital Formation	251,136.1	256,865.9	268,215.8	277,729.0	279,956.2	28.6
Exports of Goods and Services	315,258.8	339,756.8	378,374.7	426,070.6	450,498.8	46.1
Less Imports of Goods and Services	(294,059.1)	(316,377.6)	(352,087.7)	(393,207.1)	(407,586.7)	(41.7)
Statistical Discrepancy	523.8	(444.8)	198.3	91.3	(453.2)	(0.0)
Expenditures on Gross Domestic Product(2)	832,305.3	865,240.9	910,048.9	956,514.5	977,786.5	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	2,503.1	(813.7)	1,341.6	1,622.9	5,901.4	—
Trading Gains and Losses from Changes in the Terms of Trade	12,709.7	0.0	(13,196.4)	(16,827.8)	(49,755.8)	—
Gross National Income(4)	847,525.0	864,427.3	898,194.2	941,317.3	933,941.8	—
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	7.8	4.6	5.0	7.3	5.0	—
At Chained 2005 Year Prices	4.6	4.0	5.2	5.1	2.2	—

(1)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(3)	Preliminary.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: National Accounts Year 2009; The Bank of Korea.

The following tables set out the Republic’s GDP by economic sector at current and chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2004	2005	2006	2007	2008(1)	As % of GDP 2008(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	27,681.0	25,853.0	25,751.2	25,208.8	23,441.1	2.3
Mining and Manufacturing	207,585.1	215,639.1	222,865.9	240,612.1	260,824.1	25.5
Mining and Quarrying	1,759.2	1,992.9	1,925.8	2,001.2	2,185.9	0.2
Manufacturing	205,825.9	213,646.2	220,940.1	238,610.9	258,638.2	25.3
Electricity, Gas and Water	17,497.3	17,611.5	18,546.9	19,155.3	16,398.6	1.6
Construction	57,833.2	59,284.5	61,359.3	64,979.0	64,616.8	6.3
Services:	431,235.4	457,510.7	486,162.9	524,826.9	555,050.5	54.2
Wholesale and Retail Trade, Restaurants and Hotels	79,350.9	82,469.7	87,320.8	93,405.5	101,054.2	9.9
Transportation, Storage and Communication	34,632.4	35,292.2	36,424.2	40,070.5	40,283.1	3.9
Financial Intermediation	49,868.2	53,394.8	55,234.7	61,114.0	60,723.5	5.9
Real Estate, Renting and Business Activities	60,754.6	63,215.4	65,534.7	69,435.7	73,012.1	7.1
Information, Communication	33,820.5	36,255.7	37,969.9	39,198.1	39,979.3	3.9
Business Activities	35,336.3	37,892.5	41,292.3	45,056.0	49,911.7	4.9
Public Administration and Defense; Compulsory Social Security	44,435.4	48,200.9	52,262.6	55,515.9	59,655.9	5.8
Education	43,281.4	46,502.1	51,036.7	55,554.4	59,963.0	5.9
Health and Social Work	25,618.1	28,558.2	31,617.7	35,451.6	38,653.2	3.8
Culture and Entertainment Services	9,436.7	10,110.7	10,859.2	12,209.1	12,987.4	1.3
Other Service Activities	14,700.9	15,609.5	16,610.1	17,816.1	18,827.1	1.8
Taxes less subsidies on products	85,060.7	89,351.3	94,057.8	100,231.0	103,606.6	10.1
Gross Domestic Product at Current Prices	826,892.7	865,240.9	908,743.8	975,013.0	1,023,937.7	100.0
Net Factor Income from the Rest of the World	2,434.0	(813.7)	1,390.3	1,800.9	6,698.6	0.7
Gross National Income at Current Price	829,326.7	864,427.3	910,134.2	976,813.9	1,030,636.3	100.7

(1)	Preliminary.

Source: National Accounts Year 2009; The Bank of Korea.

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2004	2005	2006	2007	2008(1)	As % of GDP 2008(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	25,511.6	25,853.0	26,240.2	27,294.0	28,786.9	2.9
Mining and Manufacturing	203,173.0	215,639.1	232,884.5	249,317.9	256,954.2	26.3
Mining and Quarrying	2,001.7	1,992.9	1,991.9	1,909.8	1,935.2	0.2
Manufacturing	201,171.3	213,646.2	230,892.6	247,408.1	255,019.0	26.1
Electricity, Gas and Water	16,393.5	17,611.5	18,332.9	19,026.2	19,997.3	2.0
Construction	59,437.9	59,284.5	60,564.4	62,134.9	60,660.3	6.2

Services:	441,863.0	457,501.7	477,658.0	502,050.0	514,717.6	52.6
Wholesale and Retail Trade, Restaurants and Hotels	80,748.8	82,469.7	85,792.6	90,291.3	91,487.5	9.4
Transportation, Storage and Communication	34,378.7	35,292.2	37,082.6	39,136.8	40,506.3	4.1
Financial Intermediation	50,524.0	53,394.8	55,611.7	61,614.4	64,136.4	6.6
Real Estate, Renting and Business Activities	61,159.8	63,215.4	64,603.9	65,524.8	66,395.2	6.8
Information, Communication	33,991.3	36,255.7	38,238.7	39,664.7	40,830.8	4.2
Business Activities	37,114.8	37,892.5	39,720.8	41,800.2	42,837.6	4.4
Public Administration and Defense: Compulsory Social Security	46,897.2	48,200.9	50,520.8	52,183.9	53,135.4	5.4
Education	45,469.5	46,502.1	48,532.9	49,971.2	51,089.0	5.2
Health and Social Work	26,789.0	28,558.2	30,389.3	32,905.8	34,649.6	3.5
Culture and Entertainment Services	9,753.3	10,110.7	10,744.2	11,781.1	12,181.0	1.2
Other Service Activities	15,036.6	15,609.5	16,420.5	17,175.8	17,468.8	1.8
Taxes less subsidies on products	86,162.2	89,351.3	94,368.8	96,992.4	97,297.7	10.0
Gross Domestic Product at Market Prices(2)	832,305.3	865,240.9	910,048.9	956,514.5	977,786.5	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: National Accounts Year 2009; The Bank of Korea.

GDP growth in 2004 was 4.6% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.0% and gross domestic fixed capital formation increased by 2.1%, each compared with 2003.

GDP growth in 2005 was 4.0% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 4.6% and gross domestic fixed capital formation increased by 1.9%, each compared with 2004.

GDP growth in 2006 was 5.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 3.4%, each compared with 2005.

GDP growth in 2007 was 5.1% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 4.2%, each compared with 2006.

Based on preliminary data, GDP growth in 2008 was 2.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.6% and gross domestic fixed capital formation decreased by 1.7%, each compared with 2007.

Based on preliminary data, GDP in the first half of 2009 contracted by 3.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures decreased by 0.6% and gross domestic fixed capital formation decreased by 5.1%, each compared with the corresponding period of 2008.

Based on preliminary data, GDP growth in the third quarter of 2009 was 0.6% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.6% and gross domestic fixed capital formation decreased by 1.4%, each compared with the corresponding period of 2008.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2005 = 100)

	Index Weight(1)	2004	2005	2006	2007	2008
All Industries	10,000.0	94.0	100	108.4	115.9	119.4
Mining and Manufacturing	9,458.5	94.1	100	108.6	116.3	119.7
Mining	36.5	108.4	100	95.8	91.5	80.9
Petroleum, Crude Petroleum and Natural Gas	8.7	113.9	100	93.4	82.1	65.7
Metal Ores	0.5	103.6	100	113.2	171.0	154.8
Non-metallic Minerals	27.3	108.1	100	96.3	93.0	84.4
Manufacturing	9,422.0	94.0	100	108.7	116.4	119.9
Food Products	479.2	100.2	100	101.7	101.8	100.5
Beverage Products	159.0	101.4	100	99.4	101.7	104.7
Tobacco Products	55.1	124.2	100	111.9	116.2	120.8
Textiles	226.0	114.2	100	100.2	98.9	91.2
Wearing Apparel, Clothing Accessories and Fur Articles	174.6	94.8	100	109.6	116.3	117.2
Tanning and Dressing of Leather, Luggage and Footwear	47.9	110.8	100	102.5	100.5	95.7
Wood and Products of Wood and Cork (Except Furniture)	46.7	104.5	100	109.6	107.1	100.0
Pulp, Paper and Paper Products	145.0	99.4	100	102.1	104.8	103.3
Printing and Reproduction of Recorded Media	77.0	106.8	100	102.0	101.8	110.6
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	315.2	96.9	100	101.3	102.5	103.2
Chemicals and Chemical Products	772.2	98.6	100	102.5	109.6	110.4
Pharmaceuticals, Medicinal Chemicals and Botanical Products	187.1	89.5	100	111.2	120.6	130.3
Rubber and Plastic Products	434.2	98.1	100	106.8	113.0	109.2
Non-metallic Minerals	309.9	107.0	100	106.1	112.2	113.4
Basic Metals	753.2	99.7	100	103.7	108.4	109.1
Fabricated Metal Products	490.8	101.6	100	106.3	112.0	116.0
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,970.4	85.0	100	122.3	138.9	152.0
Medical, Precision and Optical Instruments, Watches and Clocks	102.8	105.6	100	107.3	112.5	116.9
Electrical Equipment	449.5	96.6	100	100.3	104.8	111.5
Other Machinery and Equipment	737.5	97.0	100	109.5	120.4	119.8
Motor Vehicles, Trailers and Semitrailers	1,101.2	92.2	100	108.0	114.8	110.6
Other Transport Equipment	254.3	92.9	100	108.3	115.9	145.1
Furniture	79.0	102.7	100	101.4	100.6	96.6
Other Products	54.2	113.7	100	94.8	93.9	78.3
Electricity, Gas	541.5	93.3	100	104.1	108.8	114.6
Publishing activities	109.3	105.8	100	101.2	96.0	94.8
Total Index (including Publishing Activities)	10,109.3	94.2	100	108.3	115.7	119.2

(1)	Index weights were established on the basis of an industrial census in 2005 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

Source: National Statistical Office.

Industrial production increased by 10.3% in 2004 primarily due to increased exports and domestic consumption recovery. Industrial production increased by 6.4% in 2005 primarily due to strong exports and increased domestic consumption. Industrial production increased by 8.4% in 2006 primarily due to increased exports and domestic consumption. Industrial production increased by 6.9% in 2007 primarily due to solid export growth and domestic consumption. Industrial production growth was only 3.0% in 2008 primarily due to a slowdown in growth of exports and domestic consumption as a result of adverse global and Korean economic conditions beginning in the second half of 2008.

Manufacturing

The manufacturing sector increased production by 10.7% in 2004, 6.4% in 2005, 8.7% in 2006 and 7.1% in 2007. In 2008, the manufacturing sector increased production by 3.0%.

Light Industry. In 2004, light industry recorded a 0.6% decrease due to decreased production of food products, textile, apparel and furniture. In 2005, light industry recorded a 2.6% decrease due to decreased production of textile, wood products, publishing and printing, furniture and non-metallic mineral products. In 2006, light industry recorded a 3.6% increase. In 2007, light industry recorded a 2.0% increase. In 2008, light industry recorded a decrease of 2.1%.

Automobiles. In 2004, automobile production increased by 11.6%, domestic sales recorded a decrease of 11.3% and exports recorded an increase of 39.0%, compared with 2003. In 2005, automobile production increased by 8.5%, domestic sales recorded an increase of 10.0% and exports recorded an increase of 11.0%, compared with 2004. In 2006, automobile production increased by 8.0%, domestic sales recorded an increase of 9.7% and exports recorded an increase of 11.6%, compared with 2005. In 2007, automobile production increased by 6.3%, domestic sales recorded an increase of 6.7% and exports recorded an increase of 13.2%, compared with 2006. In 2008, automobile production decreased by 3.7% compared with 2007 primarily due to a decrease in the domestic and global demand for automobiles as a result of adverse global and Korean economic conditions.

Electronics. In 2004, electronics production increased by 27.2% and exports increased by 27.4%, each compared with 2003 primarily due to growth in exports of semiconductor memory chips and global information technology products. In 2004, export sales of semiconductor memory chips constituted approximately 10.4% of the Republic’s total exports. In 2005, electronics production increased by 17.6% and exports increased by 16.5%, each compared with 2004 primarily due to continued growth in exports of semiconductor memory chips and global information technology products. In 2005, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2006, electronics production increased by 22.3% and exports increased by 18.6%, each compared with 2005. In 2006, export sales of semiconductor memory chips constituted approximately 11.5% of the Republic’s total exports. In 2007, electronics production increased by 13.6% and exports increased by 13.7%, each compared with 2006. In 2007, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2008, electronics production increased by 9.4% and exports increased by 8.9%, each compared with 2007. In 2008, export sales of semiconductor memory chips constituted approximately 7.8% of the Republic’s total exports.

Iron and Steel. In 2004, crude steel production totaled 47.5 million tons, an increase of 2.6% from 2003. Domestic sales increased by 4.1% and exports increased by 44.4% due to increased demand in China. In 2005, crude steel production totaled 47.8 million tons, an increase of 0.6% from 2004. Domestic sales decreased by 0.2% and exports increased by 11.7% due to continued strong demand in China. In 2006, crude steel production totaled 48.5 million tons, an increase of 1.3% from 2005. Domestic sales increased by 5.7% and exports increased by 10.8%. In 2007, crude steel production totaled 51.5 million tons, an increase of 6.3% from 2006. Domestic sales increased by 10.6% and exports increased by 18.7%. In 2008, crude steel production totaled 53.5 million tons, an increase of 3.8% from 2007, while exports increased by 31.0%.

Shipbuilding. In 2004, the Republic’s shipbuilding orders amounted to 15.6 million compensated gross tons, a decrease of 2.5% compared to 2003. In 2005, the Republic’s shipbuilding orders amounted to 12.2 million compensated gross tons, a decrease of 21.8% compared to 2004. In 2006, the Republic’s shipbuilding orders amounted to 20.6 million compensated gross tons, an increase of 68.9% compared to 2005. In 2007, the Republic’s shipbuilding orders amounted to 33.0 million compensated gross tons, an increase of 60.2% compared to 2006. In 2008, the Republic’s shipbuilding orders amounted to 17.7 million compensated gross tons, a decrease of 46.4% compared to 2007. The shipbuilding industry is currently experiencing a downturn as a result of a decrease in ship orders due to adverse global economic conditions.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2004, rice production decreased 8.2% from 2003 to 4.5 million tons. In 2005, rice production increased 11.1% from 2004 to 5.0 million tons. In 2006, rice production decreased 4.0% from 2005 to 4.8 million tons. Based on preliminary data, in 2007, rice production decreased 2.1% from 2006 to 4.7 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs. In 2004, 2005, 2006 and 2007, the Republic’s self sufficiency ratio was 50.3%, 54.0%, 53.6% and 51.1%, respectively.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2004, the agriculture, forestry and fisheries industry increased by 9.1% compared to 2003 primarily due to increased production of rice, fruits and vegetables, as well as an increase in fishing catch. In 2005, the agriculture, forestry and fisheries industry increased by 1.3% compared to 2004 primarily due to slightly increased production of rice, fruits and corns. In 2006, the agriculture, forestry and fisheries industry increased by 1.5% compared to 2005 primarily due to an increase in the cultivation and livestock industry. In 2007, the agriculture, forestry and fisheries industry increased by 4.0% compared to 2006 primarily due to an increase in fishing catch which offset a decrease in the production of rice. Based on preliminary data, in 2008, the agriculture, forestry and fisheries industry increased by 5.5% compared to 2007.

Construction

In 2004, the construction industry increased by 2.0% compared to 2003 primarily due to a steady increase in residential and commercial construction. In 2005, the construction industry decreased by 0.3% compared to 2004 primarily due to a slight decrease in residential and commercial construction. In 2006, the construction industry increased by 2.2% compared to 2005 primarily due to an increase in the construction of residential and commercial buildings. In 2007, the construction industry increased by 2.6% compared to 2006 primarily due to an increase in the construction of commercial buildings which offset a slight decrease in the construction of residential buildings. Based on preliminary data, in 2008, the construction industry decreased by 2.4% compared to 2007 primarily due to a significant decrease in the construction of commercial and residential buildings.

The construction industry is currently experiencing a significant downturn, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy. In the fourth quarter of 2008 and the first quarter of 2009, the Government took measures to support the Korean construction industry, including a (Won)5 trillion program to buy unsold housing units and land from construction companies and easing of regulations imposed on redevelopment of apartment buildings and resale restrictions in the Seoul metropolitan area. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2004	220.2	213.0	96.7
2005	228.6	220.9	96.6
2006	233.4	225.2	96.5
2007	236.5	228.3	96.5
2008(1)	239.8	231.0	96.4

(1)	Preliminary

Source: Korea Energy Economics Institute.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
2004	53.1	24.1	100.6	45.7	32.7	14.8	33.8	15.4	220.2	100.0
2005	54.8	24.0	101.5	44.4	36.7	16.1	36.1	15.5	228.6	100.0
2006	56.7	24.3	101.8	43.6	37.2	15.9	36.2	16.2	233.4	100.0
2007	59.7	25.2	105.5	44.6	30.7	13.0	40.6	17.2	236.5	100.0
2008(1)	66.1	27.6	100.2	41.8	32.5	13.5	41.0	17.1	239.8	100.0

(1)	Preliminary

Source: Korea Energy Economics Institute.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Construction of an additional 18 nuclear power plants was completed by July 2004, adding 16,129 megawatts of generating capacity. The Republic’s total nuclear power generating capacity is estimated to be 17,716 megawatts as of December 31, 2008.

Services Sector

In 2004, the transportation, storage and communications sector increased by 6.3%, the financial intermediation sector decreased by 0.1% and the real estate and business service sector increased by 1.8%, each compared with 2003. In 2005, the transportation, storage and communications sector increased by 2.9%, the financial intermediation sector increased by 5.7% and the real estate and business service sector increased by 3.4%, each compared with 2004. In 2006, the transportation, storage and communications sector increased by 5.1%, the financial intermediation sector increased by 4.2% and the real estate and business service sector increased by 2.2%, each compared with 2005. In 2007, the transportation, storage and communications sector increased by 5.5%, the financial intermediation sector increased by 10.8% and the real estate and business service sector increased by 1.4%, each compared with 2006. Based on preliminary data, in 2008, the transportation, storage and communications sector increased by 3.5%, the financial intermediation sector increased by 4.1% and the real estate and business service sector increased by 1.3%, each compared with 2007.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase Over Previous Year	Consumer Price Index(1)	Increase Over Previous Year	Wage Index(1)(2)		Increase Over Previous Year		Unemployment Rate(1)(3)
	(2005=100)	(%)	(2005=100)	(%)	(2000=100)		(%)		(%)
2004	97.9	6.1	97.3	3.6	135.2		6.0		3.7
2005	100.0	2.1	100.0	2.8	144.2		6.6		3.7
2006	100.9	0.9	102.2	2.2	152.5		5.7		3.5
2007	102.3	1.4	104.8	2.5	160.0		5.6		3.2
2008	111.1	8.6	109.7	4.7	N/A	(4)	N/A	(4)	3.2

(1)	Average for year
(2)	Nominal wage index of earnings in all industries.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available

Source: The Bank of Korea; Korea National Statistical Office.

The inflation rate, on an annualized basis, was 3.6% in 2004, 2.8% in 2005, 2.2% in 2006, 2.5% in 2007 and 4.7% in 2008. The inflation rate was 3.9% in the first quarter of 2009, 2.8% in the second quarter of 2009 and 2.0% in the third quarter of 2009, each compared to the same period of 2008.

The unemployment rate was 3.7% in 2004, 3.7% in 2005, 3.5% in 2006, 3.2% in 2007 and 3.2% in 2008. The unemployment rate was 3.8% in the first quarter of 2009, 3.8% in the second quarter of 2009 and 3.6% in the third quarter of 2009.

From 1992 to 2008, the economically active population of the Republic increased by 23.2% to 24.0 million, while the number of employees increased by 22.3% to 23.2 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal.

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees are also scheduled to adopt the five-day workweek by the end of 2011.

Approximately 10.8% of the Republic’s workers were unionized as of December 31, 2008. In the early 2000s, the labor unions of several of the Republic’s largest commercial banks, including Kookmin Bank, Chohung Bank (which was later acquired by Shinhan Bank) and Citibank Korea Inc. (formerly KorAm Bank), staged strikes in response to consolidation in the banking industry. In addition, in the summer of 2004 and 2005, respectively, unionized workers of GS Caltex Corporation and Asiana Airlines staged strikes demanding better compensation and working conditions. In the fall of 2005, unionized workers at Hyundai Motor Company and Kia Motors Corp. went on strikes during annual contract talks. In December 2005, Korean Air’s unionized pilots also staged strikes demanding a higher wage increase. In the summer of 2006, unionized workers of Hyundai Motor Company and Kia Motors Corp. went on partial strikes demanding better compensation and working conditions, and unionized workers of Ssangyong Motor Company went on strike in response to the company’s proposed layoff plans. In July 2006, unionized workers of POSCO’s subcontractors initiated a sit-in strike at POSCO’s headquarters in Pohang demanding better wages and working conditions, disrupting POSCO’s operations for nine days. Also, in June 2007, unionized workers of Hyundai Motor Company went on partial strikes demanding a higher bonus increase. Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controls five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently in place will be consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function- based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 77 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2008, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 53 branches of 38 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,430 domestic branches and offices, 54 overseas branches, four overseas representative offices and 21 overseas subsidiaries as of September 30, 2007.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Agricultural Cooperative Federation (which merged with the National Livestock Cooperative Federation in July 2000); and

•	National Federation of Fisheries Cooperatives.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing loans that more closely followed international standards. The new criteria increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans and discounts and non-performing assets of the commercial banking sector.

	Total Loans	Non-Performing Assets	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2004	734.1	11.5	1.6
December 31, 2005	795.2	7.8	1.0
December 31, 2006	930.2	6.5	0.7
December 31, 2007	1,073.8	6.5	0.6
December 31, 2008(1)	1,288.1	11.0	0.9

(1)	Preliminary

Source: Financial Supervisory Service.

Most of the growth in total loans since the end of 2002 has been attributable to loans to the retail sector, accounting for 37.2% of total loans as of February 28, 2009, compared to 34.3% as of December 31, 1999.

A group of the Republic’s banks, including seven nationwide commercial banks, six regional commercial banks and five special banks, posted an aggregate net profit of (Won)8.8 trillion in 2004 compared to an aggregate net profit of (Won)1.7 trillion in 2003, primarily due to decreased loan loss provisions and increased investment income. In 2005, these banks posted an aggregate net profit of (Won)13.6 trillion primarily due to decreased loan loss provisions and increased commissions and foreign exchange revenues. In 2006, these banks posted an aggregate net profit of (Won)13.6 trillion. In 2007, these banks posted an aggregate net profit of (Won)15.0 trillion. Based on preliminary data, in 2008, these banks posted an aggregate net profit of (Won)7.9 trillion.

Based on preliminary data, the delinquency ratio for Won-denominated domestic bank loans as of February 28, 2009 increased to 1.67% from 1.01% as of February 29, 2008. While the delinquency ratio for household loans stood at 0.69%, the increase in the overall ratio reflects an increase in delinquency ratio on loans by small and medium sized enterprise borrowers, which stood at 2.67%, a 1.27% increase from 1.40% as of February 29, 2008.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 105 mutual savings banks as of December 31, 2008, with assets totaling (Won)69.9 trillion.

As of December 31, 2008, 12 domestic life insurance institutions, two joint venture life insurance institutions and eight wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately (Won)320.4 trillion as of December 31, 2008, were operating in the Republic.

As of December 31, 2008, five credit card companies operated in the country with loans totaling approximately (Won)40.9 trillion, of which 3.4% were classified as non-performing loans.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a limited liability company, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2003	810.7
January 30, 2004	848.5
February 27, 2004	883.4
March 31, 2004	880.5
April 30, 2004	862.8
May 31, 2004	803.8
June 30, 2004	785.8
July 31, 2004	735.3
August 31, 2004	803.6
September 30, 2004	835.1
October 29, 2004	834.8
November 30, 2004	878.1
December 30, 2004	895.9
January 31, 2005	932.7
February 28, 2005	1,011.4
March 31, 2005	965.7
April 30, 2005	911.3
May 31, 2005	970.2
June 30, 2005	1,008.2
July 29, 2005	1,111.3
August 31, 2005	1,083.3
September 30, 2005	1,221.0
October 31, 2005	1,158.1
November 30, 2005	1,297.4
December 29, 2005	1,379.4
January 31, 2006	1,399.8
February 28, 2006	1,371.6
March 31, 2006	1,359.6
April 28, 2006	1,419.7
May 30, 2006	1,317.7
June 30, 2006	1,295.2
July 31, 2006	1,297.8
August 31, 2006	1,352.7
September 29, 2006	1,371.4
October 31, 2006	1,364.6
November 30, 2006	1,432.2
December 28, 2006	1,434.5
January 31, 2007	1,360.2
February 28, 2007	1,417.3
March 31, 2007	1,452.6
April 30, 2007	1,542.2
May 31, 2007	1,700.9
June 30, 2007	1,743.6
July 31, 2007	1,933.3
August 31, 2007	1,873.2
September 28, 2007	1,946.5
October 31, 2007	2,064.9
November 30, 2007	1,906.0

December 28, 2007	1,897.1
January 31, 2008	1,624.7
February 29, 2008	1,711.6
March 31, 2008	1,704.0
April 30, 2008	1,825.5
May 30, 2008	1,852.0
June 30, 2008	1,674.9
July 31, 2008	1,594.7
August 29, 2008	1,474.2
September 30, 2008	1,448.1
October 31, 2008	1,113.1
November 28, 2008	1,076.1
December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 30, 2009	1,580.7
November 30, 2009	1,555.6

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach a high of 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets have increased significantly since September 2008, there has been a significant overall decline and continuing volatility in the stock prices of Korean companies. The index was 1,615.0 on December 3, 2009.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to (Won)50 million regardless of the amount deposited.

The Government recently excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 10, 2003, The Bank of Korea cut its policy rate to 3.75% from 4.00%, which was further lowered to 3.5% on August 12, 2004 and 3.25% on November 11, 2004, in order to help economic recovery and to address financial market instability. On October 11, 2005, The Bank of Korea raised the policy rate to 3.5%, which was further raised to 3.75% on December 8, 2005, to 4.0% on February 9, 2006, to 4.25% on June 8, 2006 and to 4.50% on August 10, 2006, in response to the increasing side-effects of a low interest rate environment including inflationary pressures coupled with signs of recovery of the real economy. On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31
	2004	2005	2006	2007	2008
	(billions of Won)
Money Supply (M1)(1)	321,727.7	332,344.9	371,087.6	316,382.7	330,623.7
Quasi-money(2)	632,994.8	689,103.8	778,174.5	957,229.2	1,095,263.8
Money Supply (M2).	954,722.5	1,021,448.7	1,149,262.1	1,273,611.9	1,425,887.5
Percentage Increase Over Previous Year	6.3%	7.0%	12.5%	10.8%	12.0%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and was subsequently amended in October 2000, December 2000, December 2005, October 2006, January 2007, February 2008, January 2009 and April 2009. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Exchange Rates

Won/U.S. Dollar Exchange Rate
December 31, 2003	1,197.8
January 31, 2004	1,173.7
February 27, 2004	1,176.2
March 31, 2004	1,146.6
April 30, 2004	1,167.7
May 31, 2004	1,165.7
June 30, 2004	1,152.5
July 31, 2004	1,171.3
August 31, 2004	1,153.8
September, 30, 2004	1,147.9
October 30, 2004	1,122.3
November 30, 2004	1,047.9
December 31, 2004	1,043.8
January 31, 2005	1,026.4
February 28, 2005	1,008.1
March 31, 2005	1,024.3
April 30, 2005	1,001.8
May 31, 2005	1,002.5
June 30, 2005	1,024.4
July 30, 2005	1,025.7
August 31, 2005	1,031.0
September 30, 2005	1,038.0
October 31, 2005	1,042.7
November 30, 2005	1,036.3
December 30, 2005	1,013.0
January 31, 2006	971.0
February 28, 2006	969.0
March 31, 2006	975.9
April 28, 2006	945.7
May 30, 2006	947.4
June 30, 2006	960.3
July 31, 2006	953.1
August 31, 2006	959.6
September 29, 2006	945.2
October 31, 2006	944.2
November 30, 2006	929.9
December 29, 2006	929.6
January 31, 2007	940.9
February 28, 2007	938.3
March 31, 2007	940.3
April 30, 2007	929.4
May 31, 2007	929.9
June 30, 2007	926.8

Won/U.S. Dollar Exchange Rate
July 31, 2007	923.2
August 31, 2007	939.9
September 28, 2007	920.7
October 31, 2007	907.4
November 30, 2007	929.6
December 31, 2007	938.2
January 31, 2008	943.9
February 29, 2008	937.3
March 31, 2008	991.7
April 30, 2008	999.7
May 31, 2008	1,031.4
June 30, 2008	1,043.4
July 31, 2008	1,008.5
August 29, 2008	1,081.8
September 30, 2008	1,187.7
October 31, 2008	1,291.4
November 28, 2008	1,482.7
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4

Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from (Won)888.1 to US$1.00 on June 30, 1997 to (Won)1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. The value of the Won relative to the U.S. dollar declined from (Won)943.9 to US$1.00 on January 2, 2008 to (Won)1,516.4 to US$1.00 on February 27, 2009, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was (Won)1,154.4 to US$1.00 on December 3, 2009.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments

Classification	2004	2005	2006	2007	2008(3)
	(millions of dollars)
Current Account	28,173.5	14,980.9	5,385.2	5,876.0	(6,406.4)
Goods	37,568.8	32,683.1	27,905.1	28,168.0	5,993.9
Exports(1)	257,710.1	288,970.7	331,842.0	379,045.1	433,427.4
Imports(1)	220,141.3	256,287.6	303,936.9	350,877.1	427,433.5
Services	(8,046.1)	(13,658.2)	(18,960.7)	(19,767.6)	(16,733.6)
Income	1,082.8	(1,562.5)	533.7	1,002.7	5,106.5
Current Transfers	(2,432.0)	(2,481.5)	(4,092.9)	(3,527.1)	(773.2)
Capital and Financial Account	7,598.8	4,756.5	17,972.0	7,128.3	(50,993.3)
Financial Account(2)	9,351.6	7,096.9	21,098.1	9,515.8	(50,894.7)
Capital Account	(1,752.8)	(2,340.4)	(3,126.1)	(2,387.5)	(38.6)
Changes in Reserve Assets	(38,710.5)	(19,805.8)	(22,112.9)	(15,128.4)	56,446.0

Net Errors and Omissions	2,938.2	68.4	(1,244.3)	2,124.1	893.7

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(3)	Preliminary.

Source: Monthly Bulletin, February 2009; The Bank of Korea.

The Republic recorded a current account surplus of approximately US$5.9 billion in 2007 compared with a current account deficit of US$5.4 billion in 2006, primarily due to an increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account deficit of approximately US$6.4 billion in 2008 compared with a current account surplus of US$5.9 billion in 2007, primarily due to a significant decrease in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$32.2 billion in the first nine months of 2009 compared with a current account deficit of US$11.0 billion in the corresponding period of 2008, primarily due to an increase in surplus from the goods account.

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	Imports(1)	Balance of Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2004	253,844.7	224,462.7	29,382.0	113.1
2005	284,418.7	261,238.3	23,180.4	108.9
2006	325,464.9	309,382.7	16,082.2	105.2
2007	371,489.0	356,845.7	14,643.3	104.1
2008(2)	422,007.3	435,274.7	(13,267.4)	97.0

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	Preliminary.

Source: Principal Economic Indicators, February 2009; The Bank of Korea.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2004	As % of Total	2005	As % of Total	2006	As % of Total	2007	As % of Total	2008(2)	As % of Total
	(millions of dollars, except percentages)
Foods & Consumer Goods	3,122.7	1.2	3,174.4	1.1	3,167.7	1.0	3,531.7	1.0	4,015.5	1.0
Raw Materials and Fuels	13,061.4	5.1	18,650.9	6.6	25,071.5	7.7	29,442.5	7.9	44,102.6	10.5
Light Industrial Products	29,606.7	11.7	26,332.1	9.3	26,864.0	8.3	27,469.7	7.4	29,415.0	7.0
Heavy & Chemical Industrial Products	208,053.8	82.0	236,261.3	83.1	270,361.7	83.1	311,045.1	83.7	344,474.2	81.6
Petroleum & Derivatives	10,336.7	4.1	15,519.8	5.5	20,602.8	6.3	24,212.4	6.5	37,825.3	9.0
Chemicals & Chemical Products	22,675.4	8.9	27,295.5	9.6	31,234.9	9.6	36,822.5	9.9	41,920.0	9.9
Metal Goods	18,621.5	7.3	22,478.6	7.9	27,172.4	8.3	31,593.7	8.5	38,052.6	9.0
Machinery & Precision Equipment	20,431.6	8.0	26,143.2	9.2	28,984.6	8.9	36,163.8	9.7	43,650.1	10.3
Electronic & Electronic Products	96,701.1	38.1	103,255.0	36.3	115,742.7	35.6	126,914.3	34.2	126,437.1	30.0
Passenger Cars	24,578.6	9.7	27,181.5	9.6	30,497.1	9.4	34,482.8	9.3	31,287.5	7.4
Ship & Boat	15,406.0	6.1	17,362.9	6.1	21,661.9	6.7	26,855.1	7.2	41,293.9	9.8

Total	253,844.7	100.0	284,418.7	100.0	325,464.8	100.0	371,489.1	100.0	422,007.3	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods include insurance and freight costs.
(2)	Preliminary.

Source: Monthly Bulletin, February 2009; The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.)(1)

	2004	As % of Total	2005	As % of Total	2006	As % of Total	2007	As % of Total	2008(2)	As % of Total
	(millions of dollars, except percentages)
Consumer Goods	25,737.1	11.5	25,704.3	9.8	30,411.1	9.8	36,975.9	10.4	39,972.7	9.2
Industrial Materials and Fuels	113,831.0	50.7	141,333.4	54.1	173,915.7	56.2	201,740.4	56.5	268,624.0	61.7
Capital Goods	84,894.6	37.8	94,200.6	36.1	105,055.9	34.0	118,129.4	33.1	126,678.1	29.1
Cereals	3,716.5	1.7	3,365.0	1.3	3,470.7	1.1	4,749.7	1.3	6,860.2	1.6
Goods for Direct Consumption	6,326.3	2.8	7,154.5	2.7	8,292.6	2.7	9,660.8	2.7	9,695.9	2.2
Consumer Nondurable Goods	4,867.4	2.2	5,440.0	2.1	6,835.8	2.2	7,989.8	2.2	8,199.5	1.9
Consumer Durable Goods	10,827.0	4.8	9,744.8	3.7	11,810.4	3.8	14,574.3	4.1	15,216.2	3.5
Fuels	49,355.1	22.0	66,487.2	25.5	85,347.4	27.6	94,626.2	26.5	140,902.5	32.4
Mineral	7,517.3	3.3	9,367.6	3.6	13,049.8	4.2	16,042.6	4.5	19,597.8	4.5
Light Industry Input	5,818.6	2.6	5,968.0	2.3	6,623.0	2.1	7,356.3	2.1	8,146.8	1.8
Chemicals	19,353.0	8.6	22,727.0	8.7	25,201.2	8.1	29,172.0	8.8	33,114.9	7.6
Iron & Steel Products	13,251.2	5.9	16,707.8	6.4	17,701.5	5.7	24,075.5	6.7	37,071.7	8.5
Non-ferrous Metal	7,766.4	3.5	8,599.8	3.3	12,329.2	4.0	14,306.1	4.0	13,359.1	3.1
Machinery & Precision Equipment	27,541.2	12.3	31,325.6	12.0	35,447.7	11.5	39,292.8	11.0	40,779.5	9.4
Electric & Electronic Machines	50,360.2	22.4	55,092.9	21.1	60,087.5	19.4	66,984.5	18.7	70,808.3	16.3
Transport Equipment	5,676.1	2.5	6,394.7	2.4	7,978.2	2.6	9,982.5	2.8	11,650.1	2.7
Crude Petroleum	29,917.2	13.3	42,605.8	16.3	55,864.9	18.1	60,323.5	16.9	85,855.4	19.8

Total	224,462.7	100.0	261,238.3	100.0	309,382.6	100.0	356,845.7	100.0	435,274.7	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods include insurance and freight costs.
(2)	Preliminary.

Source: Monthly Bulletin, February 2009; The Bank of Korea.

In 2004, the Republic recorded a trade surplus of US$29.4 billion. Exports increased by 31.0% to US$253.8 billion and imports increased by 25.5% to US$224.5 billion from US$193.8 billion of exports and US$178.8 billion of imports, respectively, in 2003.

In 2005, the Republic recorded a trade surplus of US$23.2 billion. Exports increased by 12.0% to US$284.4 billion and imports increased by 16.4% to US$261.2 billion from US$253.8 billion of exports and US$224.5 billion of imports, respectively, in 2004.

In 2006, the Republic recorded a trade surplus of US$16.1 billion. Exports increased by 14.5% to US$325.5 billion and imports increased by 18.5% to US$309.4 billion from US$284.4 billion of exports and US$261.2 billion of imports, respectively, in 2005.

In 2007, the Republic recorded a trade surplus of US$14.6 billion. Exports increased by 14.1% to US$371.5 billion and imports increased by 15.3% to US$356.8 billion from US$325.5 billion of exports and US$309.4 billion of imports, respectively, in 2006.

Based on preliminary data, the Republic recorded a trade deficit of US$13.3 billion in 2008. Exports increased by 13.6% to US$422.0 billion and imports increased by 22.0% to US$435.3 billion from US$371.5 billion of exports and US$356.8 billion of imports, respectively, in 2007.

Based on preliminary data, the Republic recorded a trade surplus of US$33.8 billion in the first ten months of 2009. Exports decreased by 19.7% to US$294.0 billion and imports decreased by 31.5% to US$260.3 billion from US$366.1 billion of exports and US$379.9 billion of imports, respectively, in the corresponding period of 2008.

The Republic’s largest trading partners, the United States, Japan and China accounted for the following percentages of the country’s imports and exports:

	2004		2005		2006		2007		2008
	Exports	Imports	Exports	Imports	Exports	Imports	Exports	Imports	Exports	Imports
	(percentages of total imports or exports)
United States	16.9	12.8	14.5	11.7	13.3	10.9	12.3	10.4	11.0	8.8
Japan	8.5	20.6	8.4	18.5	8.2	16.8	7.1	15.8	6.7	14.0
China(1)	26.7	14.7	27.2	15.6	27.2	16.4	27.1	18.3	26.3	18.2

(1)	Includes Hong Kong.

Source: Ministry of Knowledge Economy.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In April 2007, the Republic and the United States reached an agreement on a bilateral free trade agreement, or FTA, which was subsequently signed by both nations in June 2007. The FTA was submitted for ratification to the Korean National Assembly in September 2007. As of March 30, 2009, the FTA has not been submitted for ratification to the U.S. Congress.

Non-Commodities Trade Balance

The non-commodities trade deficit decreased to US$7.0 billion in 2004 but increased to US$15.2 billion in 2005, US$18.4 billion in 2006 and US$19.8 billion in 2007. Based on preliminary data, in 2008, the non-commodities trade deficit decreased to US$11.6 billion.

Foreign Currency Reserves

The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2004	2005	2006	2007	2008
	(millions of dollars)
Gold(1)	$72.3	$73.6	$74.2	$74.3	$75.7
Foreign Exchange	198,175.3	209,967.7	238,387.9	261,770.7	200,479.1
Total Gold and Foreign Exchange	198,247.6	210,041.6	238,462.1	261,845.0	200,554.8
Reserve Position at IMF.	785.4	305.8	440.0	310.5	582.6
Special Drawing Rights	32.7	43.3	54.0	68.6	86.0

Total Official Reserves	$199,066.1	$210,390.7	$238,956.1	$262,224.1	$201,223.4

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source: The Bank of Korea.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions and to defend the value of the Won against depreciation. The amount of the Government’s foreign currency reserve was US$270.9 billion as of November 30, 2009.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Ministry of Strategy and Finance must submit the budget to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	2004	2005	2006	2007	2008
	(billions of Won)
Total Revenues	178,784	191,446	209,573	243,633	250,713
Current Revenues	177,453	190,165	208,091	241,693	248,809
Total Tax Revenues	117,796	127,466	138,044	161,459	167,306
Income Profits and Capital Gains	48,112	54,456	60,367	74,273	75,510
Tax on Property	2,996	4,683	6,281	8,725	7,694
Tax on Goods and Services	51,800	53,401	54,996	59,835	63,060
Customs Duties	6,796	6,318	6,858	7,411	8,776
Others	8,090	8,608	9,542	11,216	12,267
Social Security Contribution	22,848	24,905	27,315	29,739	32,896
Non-Tax Revenues	36,788	37,795	42,733	50,495	48,607
Capital Revenues	1,331	1,281	1,482	1,940	1,904
Total Expenditures and Net Lending	173,538	187,946	205,928	209,810	238,834
Total Expenditures	172,140	184,922	200,181	202,703	233,354
Current Expenditures	144,148	160,274	173,688	169,658	196,879
Goods and Services	33,869	36,165	38,987	34,496	37,375
Interest Payments	8,710	10,094	12,150	13,444	14,356
Subsidies and Other Transfers(1)	99,537	111,448	119,997	119,565	142,782
Subsidies	748	724	764	680	730
Other Transfers(1)	98,789	110,724	119,233	118,885	142,052
Non-Financial Public Enterprises Expenditures	3,031	2,566	2,554	2,153	2,366
Capital Expenditures	26,992	24,648	26,493	33,045	36,475
Net Lending	1,398	3,024	5,746	7,107	5,480

(1)	Includes transfers to local governments, non-profit institutions, households and abroad.

Source: Ministry of Strategy and Finance; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2004, revenues increased by approximately 4.0%, which represented 22.9% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)5.2 trillion in 2004.

For 2005, revenues increased by approximately 7.1%, which represented 23.6% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.5 trillion in 2005.

For 2006, revenues increased by approximately 9.5%, which represented 24.7% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.6 trillion in 2006.

For 2007, revenues increased by approximately 16.3%, which represented 27.0% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)33.8 trillion in 2007.

For 2008, revenues increased by approximately 2.9% principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)11.9 trillion in 2008.

Debt

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2008:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	5,812.6	US$	5,812.6
Japanese Yen (¥)		¥25,259.7		280.0
Euro (EUR)	EUR	879.6		1,242.5
Total			US$	7,335.0

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2008.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2004	182,201.5
2005	227,066.3
2006	262,380.6
2007	278,800.8
2008	288,719.8

The following table sets out all guarantees by the Government of indebtedness of others:

	December 31,
	2004	2005	2006	2007	2008
	(billions of Won)
Domestic	65,350.5	54,667.7	36,436.6	33,031.1	28,112.8
External(1)	699.3	310.2	73.4	31.8	—
Total	66,049.8	54,977.9	36,510.1	33,062.9	28,112.8

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers in effect on December 31 of each year.

In response to the recent adverse conditions in global financial markets, the Government announced in October 2008 that it would guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009, up to an aggregate amount of US$100 billion, for a period of three years from the date such debt was incurred.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information.”

External Debt

The following tables set out certain information regarding the Republic’s external debt calculated under the criteria published in a compilation by nine international organizations including the IMF and the World Bank in 2003. Starting from June 2003, in particular, the Republic’s total external debt calculation under the new criteria excludes offshore borrowings by overseas branches and subsidiaries of Korean banks but includes Won-denominated liabilities such as bank deposits by nonresidents and also includes international finance lease liabilities.

	December 31,
	2004	2005	2006	2007	2008
	(billions of dollars)
Foreign Currencies	161.3	176.3	246.4	327.9	323.9
Korean Won	11.0	11.6	13.7	54.3	56.6
Total External Liabilities	172.3	187.9	260.1	382.2	380.5

	December 31,
	2004	2005	2006	2007	2008
	(billions of dollars)
Long-term Debt	115.9	122.0	146.3	221.9	229.4
General Government	10.4	8.5	10.3	31.9	21.1
Monetary Authorities	4.0	4.8	5.7	13.2	13.0
Banks	30.0	32.2	40.4	60.2	58.7
Other Sectors	71.5	76.5	89.9	116.5	136.6
Short-term Debt	56.3	65.9	113.8	160.3	151.1
Monetary Authorities	2.0	2.2	3.9	8.2	17.1
Banks	44.5	51.3	96.1	133.8	113.0
Other Sectors	9.9	12.4	13.7	18.3	21.0
Total External Liabilities	172.3	187.9	260.1	382.2	380.5

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

Currency of Borrowings	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2008
	(%)			(millions of dollars)
US$	0.75-8.875	1966-2006	2007-2025	US$	5,812.6
Japanese Yen (¥)	4.0-5.0	1983-1990	2005-2015		280.0
Euro (EUR)	3.625-4.25	2005-2006	2015-2021		1,242.5
Total External Funded Debt(1)				US$	7,335.0

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate between foreign currencies announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2008.

B. External Guaranteed Debt of the Government(1),(2)

Name	Interest Rates	Years of Issue	Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2008
	(%)			(millions of dollars)
1. Bonds
Total Bonds				None

2. Borrowings
Total Borrowings				None
Total External Guaranteed Debt				None

(1)	The Government announced in October 2008 that it would guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009, up to an aggregate amount of US$100 billion, for a period of three years from the date such debt was incurred
(2)	The Government announced in June 2008 that it plans to guarantee certain other outstanding debt of The Korea Development Bank in case The Korea Development Bank is privatized as planned.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2008
	(%)			(billions of Won)
1. Bonds
Foreign Exchange Stabilization Bonds	—	—	—	—
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	3.0-5.0	1997-2008	2000-2028	239,290.3
Interest-Bearing Treasury Bond for National Housing I	3.0-5.0	1998-2008	2001-2011	40,296.2
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1983-2008	2003-2019	4,032.3
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution(1)	—	1967-1985	—	11.3
Total Bonds				284,224.3
2. Borrowings
Borrowings from The Bank of Korea				1,117.2
Borrowings from the Sports Promotion Fund				45
Borrowings from the Civil Servant Pension Fund				295
Borrowings from the Export Insurance Fund
Authorized Government Debt beyond Budget Limited				3,038.3
Sub-Total				4,495.5
Total
Total Internal Funded Debt				288,719.8

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2008
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	0.01-7.14	2001-2007	2007-2012	27,960.0
Total Bonds				27,960.0
2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1967	2000-2023	152.8
Total Borrowings				152.8

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

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we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 44 of the KDB Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to own and control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

We may offer additional debt securities with original issue discount (“OID”) for U.S. federal income tax purposes as part of a further issue. Purchasers of debt securities after the date of any further issue will not be able to differentiate between debt securities sold as part of the further issue and previously issued debt securities of the same series. If we were to issue further debt securities with OID, purchasers of debt securities after such further issue may be required to accrue OID (or greater amounts of OID that they would otherwise have accrued) with respect to their debt securities. This may affect the price of outstanding debt securities following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of debt securities with OID.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel, Kim & Chang, has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the General Manager of our New York Branch, Mr. In Joo Kim, and the Senior Deputy General Manager of our New York Branch, Mr. Shin Hyung Lee, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

The Minister of Strategy and Finance of Korea must receive a notification with respect to the issuance by us of debt securities before we may issue debt securities outside the Republic. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee. Therefore, we urge you to read the “Rules for the State Guarantee of External Debt of Korean Banks” (as may be amended from time to time, the “Guarantee Rules”), including the form of guarantee, published on the website of the Ministry of Strategy and Finance (http://mosf.go.kr). We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information. The following summary is based on the Guarantee Rules effective as of the date of this prospectus. The Internet address of the Ministry of Strategy and Finance website is not intended to be used as a hyperlink and the information contained therein does not constitute part of this prospectus and is not incorporated by reference into this prospectus.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

Government Guarantee Program

In response to the recent adverse conditions in global financial markets, the Government announced in October 2008 that it would guarantee foreign currency-denominated debt (but excluding foreign currency deposits and subordinated debt) of 18 Korean banks and their overseas branches owed to non-residents (including branches of foreign banks located in the Republic and as defined in Article 3 of the Foreign Exchange Transaction Act of Korea) issued or incurred between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion (or its equivalent in other currencies), for a period of three years from the date such debt was issued or incurred. The National Assembly approved this government guarantee program (the “Government Guarantee Program”) on October 30, 2008 and the Minister of Strategy and Finance published the Guarantee Rules, which set forth details of the Government Guarantee Program, on October 31, 2008.

In order to apply for the Government guarantee, an eligible bank must complete and submit an application form to the Minister of Strategy and Finance. The application must set out details of the debt to be guaranteed and be accompanied by a review opinion of the Chairman of the Financial Services Commission. Upon an application by an eligible bank for the Government guarantee, the Minister of Strategy and Finance will determine whether to approve the application based on review of the identity of the creditor, the terms of the debt and other relevant factors.

Under the Guarantee Rules, we are eligible to participate in the Government Guarantee Program and are entitled to apply for the Government guarantee. The maximum amount of debt that we may incur with the benefit of the Government guarantee (including principal and accrued interest) is US$16,195 million (or its equivalent in other currencies) (subject to adjustment by the Ministry of Strategy and Finance). We are required to pay, as with other participating banks, guarantee fees to the Government, at a rate of 1% per annum, on the outstanding balance of debt securities guaranteed by the Republic on the basis of a year consisting of 360 days. However, the Minister of Strategy and Finance may set different guarantee fee rates for different participating banks or adjust the guarantee fee rate depending on market conditions, financial condition of us or the other relevant participating bank and other relevant factors.

Pursuant to the Guarantee Rules, we entered into a memorandum of understanding relating to the improvement of our foreign currency operations (“Guarantee MOU”) and a memorandum of understanding relating to the rationalization of our management operations (“Management MOU”), in each case, with the Financial Supervisory Service on November 14, 2008. The Guarantee MOU, among other things, restricts the use of proceeds from the issuance of the debt guaranteed by the Government to refinancing or repayment of existing debt or to certain lending operations for small- and medium-sized enterprises or exporting companies. If there is a high chance for us to fail to perform our payment obligations under the debt guaranteed by the Government, the Guarantee MOU requires us to make a report to the Chairman of the Financial Supervisory Service and take immediate measures, including disposing of our foreign-currency denominated assets, to meet our payment obligations in order to avoid the Government guarantee being triggered. Pursuant to the Guarantee MOU, we are also required to dispose of our non-core foreign currency-denominated assets and diversify our foreign currency funding resources. Under the Management MOU, we are required to improve liquidity positions of small- and medium-sized enterprises and exporters by providing them adequate financing and endeavor to alleviate burdens on low-income debtors by extending maturity dates or by delaying interest payments on loans owed to us. The Management MOU also requires us to improve our productivity by adjusting our compensation system, including by implementation of a compensation structure based on long-term performance results. The Financial Supervisory Service will conduct regular reviews of our compliance with the terms of the Guarantee MOU and the Management MOU and, if our review is unsatisfactory, may impose sanctions, such as reduction of the maximum amount of debt that we may incur with the benefit of the Government guarantee or increase in the guarantee fees that we have to pay for the Government guarantee.

General Terms of the Guarantees

•	The Republic may irrevocably guarantee the principal of, and interest on, one or more series of debt securities issued by us in accordance with Article 92 of the National Finance Act;

•

Any holder of debt securities guaranteed by the Republic can demand the payment by the Republic of the principal of and accrued interest (including any default interest and related expenses) on such debt securities if (i) we fail to satisfy our payment obligations on a due date as required under the debt securities guaranteed by the Republic, or (ii) the debt securities guaranteed by the Republic are accelerated as a result of our failure to comply with the covenants under the debt securities guaranteed by the Republic. Any such demand must be made in writing in the prescribed form, and may be made only after failure by us to pay the amount due following demand for payment by the holders of the debt securities. Such demand must be accompanied by a copy of the guarantee executed and issued by the Republic (including documentary evidence to prove acceleration of the debt securities guaranteed by the Republic in case of acceleration) to the Minister of Strategy and Finance (and copy to Director-General of Fiscal Policy Bureau) pursuant to Article 8 of the Guarantee Rules. Upon such demand, the Republic shall promptly (after expiration of any applicable grace period) pay the holders such amount as demanded by such holders in accordance with the preceding sentence;

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The obligation of the Republic under the guarantee shall terminate if the debt securities guaranteed by the Republic have been varied, amended, waived, released, novated, supplemented, extended or restated in any respect without the prior written consent of the Republic;

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The obligation of the Republic under the guarantee shall become effective at the time the debt securities guaranteed by the Republic becomes effective and shall terminate at the maturity of the debt securities guaranteed by the Republic. In any event, the guarantee shall be effective only as to the payment obligations that are payable (at maturity, on scheduled payment dates, by acceleration or otherwise) on or before June 30, 2012 and only up to the sum of the principal and accrued interest (including default interest and related expenses) on such principal amount outstanding as of the date on which the payment obligations are due. The obligation of the Republic under the guarantee shall terminate unconditionally and irrevocably in respect of any debt security guaranteed by the Republic if the holder of such debt security fails to make a demand for guarantee payment within three months after the final stated maturity of the debt securities guaranteed by the Republic;

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If the Republic makes a payment to the holders of debt securities under the guarantee, we are obligated to repay the Republic, within seven days of such guarantee payment, the amount of guarantee payment, together with any default interest or default compensation, if any, made by the Republic;

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The Republic may amend the terms of the guarantee upon giving notice to us; provided, however, that such amendment may not adversely affect the interests of the holders unless such amendment is effected by a statute; and

•	The guarantee of the Republic will be governed by, and construed in accordance with, the laws of the Republic.

Risks Relating to the Guarantees to be Issued by the Republic

Guarantee Payments by the Republic May Be Delayed. Any payments by the Republic under the Guarantee Rules will be made after the holders of debt securities make a written demand to the Republic for the guarantee payment. Any such demand may be made only after (i) the failure by us to make a payment due on the debt securities following a demand for payment made by the holders of the debt securities after the due date for such payment and (ii) the expiration of any applicable grace period. Therefore, any payments under the guarantee by the Republic will be delayed from the date the payment is due under the terms of the debt securities.

In addition, while the Republic is required to make payments under the guarantee promptly after it receives a written demand from the holders of debt securities, there is no designated period within which the Republic is required to make such payments. Moreover, the approvals by the State Council and the President of the Republic may be required in order for the guarantee payment to be made by the Republic. Therefore, if the Republic does not timely make the guarantee payments after it receives a written demand for payment, the guarantee payments on the debt securities could be further delayed.

Holders of Debt Securities Guaranteed by the Republic May Lose the Right to Payment under the Guarantee Rules If You Fail to Follow the Demand Process under the Guarantee Program. In order to recover payment under the guarantee by the Republic after our failure to pay any amount due on your notes, you must make a written demand to the Republic in a prescribed form in accordance with the Guarantee Rules. As described above under “Description of Guarantees to be Issued by The Republic of Korea—General Terms of the Guarantees”, if you fail to make a written demand in the prescribed form or otherwise in accordance with the Guarantee Rules or such written demand is not made within three months after the maturity of the debt securities, you will be deprived of all rights and remedies with respect to the guarantee claim.

You May Not Be Able to Enforce the Guarantee in Courts Outside of the Republic. The Guarantee Rules do not contain any provision requiring the Republic to submit to the jurisdiction of any foreign court or waive any immunity which might be available to the Republic under the law of any foreign jurisdiction. As a result, you may not be able to enforce the guarantee in courts outside of the Republic.

The Government Guarantee Program Is New and Subject to Change. The Government Guarantee Program is new and no claims have been made or paid under it to date. The Government Guarantee Program is governed by the Guarantee Rules that were adopted by the Ministry of Strategy and Finance on October 31, 2008, as well as the National Finance Act, Enforcement Decree of the National Finance Act and the Rules for the Management of State Guarantees. The Guarantee Rules may be amended by the Ministry of Strategy and Finance after the date of this prospectus. Moreover, the Republic may make an amendment to the terms of the guarantee that adversely affects the interests of the holders if such amendment is effected by a statute. Thus, your ability to obtain payment on your notes under the guarantee to be issued by the Republic is subject to the law, rules and regulations that could change at any time and from time to time in the future.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

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each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code”. The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States of any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax consideration applies to you so long as you are not:

•	a citizen of Korea;

•	a resident of Korea;

•	a corporation organized under Korean law;

•	a corporation of which the place of management is located in Korea; or

•	maintaining a permanent establishment or a fixed base in Korea for business, trade or otherwise.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, as long as such debt securities are denominated in a currency other than Won, provided that the disposition does not involve a transfer of such debt securities within Korea or the disposition does not involve a transfer of such debt securities to a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 22.0% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean transfer tax, stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us or any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. Under present law, the Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities”. The difference between the issue price and their stated redemption price at maturity will be the “original issue discount”. The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain

Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. In Joo Kim, General Manager of our New York Branch, or Mr. Shin Hyung Lee, Senior Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Yeo Kwon Yoon, Financial Attache, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea”. Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our financial statements as of and for the years ended December 31, 2008 and 2007 included in this prospectus have been so included in reliance on the audit report of Shinhan Accounting Corporation, the Korean member firm of RSM International, independent accountants, given on the authority of said firm as experts in auditing and accounting. RSM International refers to the network of member firms of RSM International, each of which is a separate and independent legal entity.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	continuing difficulties in the housing and financial sectors in the United States and elsewhere and the resulting adverse effects on the global financial markets;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese yen exchange rates or revaluation of the Chinese renminbi), interest rates and stock markets;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•	adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements, including the Free Trade Agreement recently negotiated with the United States;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities involving oil producing countries in the Middle East and any material disruption in the supply of oil or increase in the price of oil; and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549.

HEAD OFFICE OF THE BANK

16-3, Youido-dong,

Youngdeungpo-gu, Seoul 150-973

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko 18th Floor Hanjin Main Building 118 Namdaemunro 2-ga, Jung-gu Seoul, Korea 100-770	Cleary Gottlieb Steen & Hamilton LLP 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Clifford Chance

28th Floor

Jardine House

One Connaught Place

Central

Hong Kong

AUDITOR OF THE BANK

Ernst & Young

3rd to 8th Floor, Taeyoung Building

10-2 Youido-dong

Youngdeungpo-gu, Seoul 150-777

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542